Exhibit 10.17
Execution Version
SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 15, 2025, by and between HOST HOTELS & RESORTS, L.P., a Delaware limited partnership (the “Company”), the Lenders party hereto (the “Consenting Lenders”) and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).
WHEREAS, the Company, the Administrative Agent, the Persons from time to time party thereto as Lenders and certain other parties have entered into that certain Sixth Amended and Restated Credit Agreement, dated as of January 4, 2023 (as amended by that certain First Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 28, 2024, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”); and
WHEREAS, the Consenting Lenders (which constitute all requisite Lenders pursuant to Section 10.01 of the Existing Credit Agreement) and the Company have agreed to make certain modifications to the Existing Credit Agreement, which will become effective on the Second Amendment Effective Date (as defined below), subject to the terms and conditions hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Amended Credit Agreement.
2.Specific Amendments to Existing Credit Agreement. Each of the parties hereto agrees that, effective as of the date hereof (the “Second Amendment Effective Date”), the Existing Credit Agreement (but not the Schedules and Exhibits thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken tex~~t) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Amended Credit Agreement attached as Exhibit A hereto:
3.Conditions Precedent. The effectiveness of this Amendment is subject to the Administrative Agent’s receipt of duly executed counterparts of this Amendment from each of the Company, each Consenting Lender (which shall constitute all requisite Lenders pursuant to Section 10.01 of the Existing Credit Agreement) and the Administrative Agent.
4.Representations. The Company represents and warrants to the Administrative Agent and the Lenders that:
(a)Power and Authority. The Company has the partnership power and authority to execute and deliver this Amendment and to perform the terms and provisions of this Amendment and the Amended Credit Agreement and has taken all necessary partnership action to authorize the execution and delivery of this Amendment and the performance by it of this Amendment and the Amended Credit Agreement. The Company has duly executed and delivered this Amendment and this Amendment and the Amended Credit Agreement each constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance (but only with respect to any guaranties or security interests given by a Guarantor), reorganization or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)No Violation. Neither the execution or delivery of this Amendment or the performance by the Company of this Amendment and the Amended Credit Agreement, nor compliance by it with the terms and provisions of this Amendment and the Amended Credit Agreement, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents, if any) upon any of the properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the partnership agreement or certificate of partnership of the Company.
(c)Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (i) as have been obtained or made and which remain in full force and effect and (ii) for filings to be made following the Second Amendment Effective Date pursuant to generally applicable securities laws), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution and delivery of this Amendment and the performance of this Amendment or the Amended Credit Agreement or (ii) the legality, validity, binding effect or enforceability of this Amendment or the Amended Credit Agreement.
5.Reaffirmation of Representations by Company. The Company hereby certifies to the Administrative Agent and the Lenders that as of the date hereof and after giving effect to this Amendment, (i) no Event of Default exists and (ii) the representations and warranties of the Company contained in Article V of the Amended Credit Agreement or any other Loan Document are and shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are and shall be true and correct in all material respects only as of such earlier date, and except that for purposes of this Section 5, the representations and warranties contained in Section 5.05(a) of the Amended Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11 of the Existing Credit Agreement; provided that, (a) to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language) in each case on and as of such date or such earlier date, as applicable and (b) the representations and warranties of the Company contained in (i) the last sentence of Section 5.05(a) of the Amended Credit Agreement and (ii) Section 5.06(b) of the Amended Credit Agreement shall not be required to be made on the Second Amendment Effective Date.
6.Certain References. Each reference to the Existing Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Amended Credit Agreement and as the same may from time to time hereafter be amended, restated, supplemented or otherwise modified. This Amendment is a Loan Document.
7.Expenses. The Company shall reimburse the Administrative Agent promptly upon demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Administrative Agent, pursuant to and in accordance with Section 10.04 of the Amended Credit Agreement, in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.
8.Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
9.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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10.Effect; Ratification; Acknowledgement and Consent. Except as expressly herein amended, the terms and conditions of the Amended Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained in Section 2 hereof shall be deemed to have prospective application only. The Amended Credit Agreement and the other Loan Documents, and the obligations of the Company thereunder, are hereby reaffirmed, ratified and confirmed in all respects. The Company further (i) acknowledges and consents to all of the terms and conditions of this Amendment and (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents. This Amendment is not intended to and shall not constitute a novation. Nothing in this Amendment shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Administrative Agent, the Lenders or the L/C Issuers under the Amended Credit Agreement or any other Loan Document.
11.Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. For purposes hereof, the words “execution,” “execute”, “executed,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and (b) upon the reasonable request of the Administrative Agent, any Electronic Signature of any party to this Amendment or any other Loan Document shall, as promptly as practicable, be followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Without limiting the generality of the foregoing, the Company hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Company and any other party to the Loan Documents (including the Administrative Agent and the Lenders), electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Amendment or any of the other the Loan Documents based solely on the lack of paper original copies thereof, including with respect to any signature pages thereto. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 3, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signatures on Next Page]
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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

HOST HOTELS & RESORTS, L.P., as Company
By: Host Hotels & Resorts, Inc., its general partner

By:    /s/ Deanne Brand
Name: Deanne Brand
Title: Senior Vice President, Strategy, Analytics, Risk & Treasurer

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Roger C. Davis
Name: Roger C. Davis
Title: Senior Vice President

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Roger C. Davis
Name: Roger C. Davis
Title: Senior Vice President
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., LONDON BRANCH, as Euro/Sterling Swing Line Lender

By: /s/ Joanne Hilliard
Name: Joanne Hilliard
Title: Director
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., CANADA BRANCH, as Canadian Dollar Swing Line Lender

By: /s/ Tanu Malik
Name: Tanu Malik
Title: Vice President
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender, Swing Line Lender and L/C Issuer
By: /s/ Austin Swaim
Name: Austin Swaim
Title: Vice President

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, Swing Line Lender and L/C Issuer
By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Executive Director

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender
By: /s/ David Dewar
Name: David Dewar
Title: Director
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Shari Reams-Henofer
Name: Shari Reams-Henofer
Title: Senior Vice President
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

TRUIST BANK, N.A., as a Lender
By: /s/ C. Vincent Hughes, Jr.
Name: C. Vincent Hughes, Jr.
Title: Director
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

TD BANK, N.A., as a Lender
By: /s/ Dana Muckstadt
Name: Dana Muckstadt
Title: Vice President
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender
By: /s/ Carol Murray
Name: Carol Murray
Title: Director
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: /s/ Mary Harold
Name: Mary Harold
Title: Managing Director
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Priyankush Goswami
Name: PRIYANKUSH GOSWAMI
Title: AUTHORIZED SIGNATORY

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Sustainability Structuring Agent and as a Lender
By: /s/ Jason Chrein
Name: Jason Chrein
Title: Managing Director
By: /s/ Attila Coach
Name: Attila Coach
Title: MD

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender
By: /s/ Gretell Merlo
Name: Gretell Merlo
Title: Authorized Signatory

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

FIRST HAWAIIAN BANK, as a Lender
By: /s/ Jody Mukaigawa
Name: Jody Mukaigawa
Title: Senior Vice President
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

BANCO DE SABADELL, S.A., MIAMI BRANCH, as a Lender
By: /s/ Enrique Castillo
Name: Enrique Castillo
Title: Head of Corporate Banking

[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

BANK OF HAWAII, as a Lender
By: /s/ Terri L. Okada
Name: Terri L. Okada
Title: Senior Vice President
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

Exhibit A
Amended Credit Agreement
[See Attached]

EXHIBIT A to ~~First~~Second Amendment to
Sixth Amended and Restated Credit Agreement

Published CUSIP Number: 44107UBH5

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of January 4, 2023
    among
HOST HOTELS & RESORTS, L.P.,
as a Borrower,
THE DESIGNATED BORROWERS FROM TIME TO TIME PARTY HERETO,
BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender
and
L/C Issuer,
WELLS FARGO BANK, N.A.,
as Co-Syndication Agent, Swing Line Lender and L/C Issuer,
JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agent, Swing Line Lender and L/C Issuer,
12.THE BANK OF NOVIA SCOTIA, PNC BANK, NATIONAL ASSOCIATION, TRUIST BANK, N.A., TD BANK, N.A., THE BANK OF NEW YORK MELLON, SUMITONO MITSUI BANKING CORPORATION, GOLDMAN SACHS Bank USA., MORGAN STANLEY SENIOR FUNDING, INC., AND CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as Documentation Agents
and
The Other Lenders Party Hereto
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

EXHIBIT A to ~~First~~Second Amendment to
Sixth Amended and Restated Credit Agreement

WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., THE BANK OF NOVIA SCOTIA, PNC CAPITAL MARKETS LLC, TRUIST SECURITIES, INC., AND TD BANK, N.A.
as
Joint Lead Arrangers

WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC. AND JPMORGAN CHASE BANK, N.A.
as
Joint Bookrunners

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
as
Sustainability Structuring Agent
[Signature Page to Second Amendment to Sixth Amended and Restated Credit Agreement]

TABLE OF CONTENTS
Section    Page

Article I. DEFINITIONS AND ACCOUNTING TERMS    1
1.01.    Defined Terms.    1
1.02.    Other Interpretive Provisions    62
1.03.    Accounting Terms    64
1.04.    Rounding    64
1.05.    Times of Day; Timing for Payment or Performance    64
1.06.    Letter of Credit Amounts    64
1.07.    Exchange Rates; Currency Equivalents    65
1.08.    Additional Alternative Currencies.    65
1.09.    Change of Currency.    66
1.10.    Interest Rates.    67
1.11.    Terms Applicable to Alternative Daily Rate Loans and Alternative Term Rate Loans.    67
Article II. THE COMMITMENTS AND CREDIT EXTENSIONS    68
2.01.    Loans.    68
2.02.    Borrowings, Conversions and Continuations of Loans.    70
2.03.    Bid Loans.    75
2.04.    Letters of Credit.    78
2.05.    Swing Line Loans.    89
2.06.    Prepayments    98
2.07.    Termination or Reduction of Commitments    100
2.08.    Repayment of Loans    101
2.09.    Interest    101
2.10.    Fees    103
2.11.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    104
2.12.    Evidence of Debt    105
2.13.    Payments Generally; Administrative Agent’s Clawback    105
2.14.    Sharing of Payments by Lenders    108
2.15.    Extension of Maturity Date    110
2.16.    Increase in Commitments    111
2.17.    Cash Collateral    113
2.18.    Defaulting Lenders    114
2.19.    Designated Borrowers    116
2.20.    Reallocation of Commitments    118
2.21.    Supplemental Tranches    120
2.22.    Certain Permitted Amendments    122
2.23.    Sustainability Adjustments    123
i

Article III. TAXES, YIELD PROTECTION AND ILLEGALITY    126
3.01.    Taxes    126
3.02.    Illegality    130
3.03.    Inability to Determine Rates    131
3.04.    Increased Costs; Reserves on Eurocurrency Rate Loans    135
3.05.    Compensation for Losses    137
3.06.    Mitigation Obligations; Replacement of Lenders    138
3.07.    Survival    138
Article IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    139
4.01.    Conditions of Initial Credit Extension    139
4.02.    Conditions to all Credit Extensions    141
Article V. REPRESENTATIONS AND WARRANTIES    142
5.01.    Status    142
5.02.    Power and Authority    143
5.03.    No Violation    143
5.04.    Governmental Approvals    143
5.05.    Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc    143
5.06.    Litigation    145
5.07.    Disclosure    145
5.08.    Use of Proceeds; Margin Regulations    145
5.09.    Tax Returns and Payments    146
5.10.    Compliance with ERISA    146
5.11.    [Intentionally Omitted]    147
5.12.    Properties    147
5.13.    [Intentionally Omitted]    147
5.14.    Compliance with Statutes, etc    147
5.15.    Investment Company Act    148
5.16.    Environmental Matters    148
5.17.    Labor Relations    148
5.18.    Intellectual Property    149
5.19.    [Intentionally Omitted]    149
5.20.    Status as REIT    149
5.21.    OFAC    149
5.22.    Anti-Corruption Laws.    149
5.23.    Affected Financial Institutions    149
Article VI. AFFIRMATIVE COVENANTS    149
6.01.    Compliance with Laws, Etc    149
6.02.    Conduct of Business    149
6.03.    Payment of Taxes, Etc    150
6.04.    Maintenance of Insurance    150
6.05.    Preservation of Existence, Etc    150

6.06.    Access; Annual Meetings with Lenders    151
6.07.    Keeping of Books    151
6.08.    Maintenance of Properties, Etc    151
6.09.    [Intentionally Omitted]    151
6.10.    Application of Proceeds    151
6.11.    Information Covenants    152
6.12.    [Intentionally Omitted]    156
6.13.    [Intentionally Omitted]    156
6.14.    Guarantors; Release of Guarantors    156
6.15.    End of Fiscal Years; Fiscal Quarters    157
6.16.    Environmental Matters    157
6.17.    ERISA Compliance    158
Article VII. NEGATIVE COVENANTS    158
7.01.    Liens    158
7.02.    Indebtedness    158
7.03.    [Intentionally Omitted]    159
7.04.    [Intentionally Omitted]    159
7.05.    Modification and Enforcement of Certain Agreements    159
7.06.    Change of Jurisdiction    160
7.07.    Transactions with Affiliates    160
7.08.    Sales of Assets    161
7.09.    Consolidation, Merger, etc    161
7.10.    Acquisitions; Investments    162
7.11.    Dividends    163
7.12.    Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Organizational Documents; etc    165
7.13.    Business    166
7.14.    Violation of Specified Indenture Covenants    166
7.15.    Maximum Leverage Ratio    166
7.16.    Minimum Unsecured Interest Coverage Ratio    166
7.17.    Minimum Fixed Charge Coverage Ratio    166
7.18.    Additional Financial Covenants and Limitations on Incurrence of Indebtedness    166
7.19.    Sanctions    167
7.20.    Anti-Corruption Laws    167
Article VIII. EVENTS OF DEFAULT AND REMEDIES    167
8.01.    Events of Default    167
8.02.    Remedies Upon Event of Default    170
8.03.    Application of Funds    171
Article IX. ADMINISTRATIVE AGENT; SUSTAINABILITY STRUCTURING AGENT    172
9.01.    Appointment and Authority    172

9.02.    Rights as a Lender    172
9.03.    Exculpatory Provisions    173
9.04.    Reliance by Administrative Agent and    174
9.05.    Delegation of Duties    174
9.06.    Resignation of Administrative Agent    174
9.07.    Non-Reliance on Administrative Agent,    176
9.08.    No Other Duties, Etc    177
9.09.    Administrative Agent May File Proofs of Claim    177
9.10.    Subsidiaries Guaranty Matters    177
9.11.    Certain ERISA Matters.    178
Article X. MISCELLANEOUS    179
10.01.    Amendments, Etc    179
10.02.    Notices; Effectiveness; Electronic Communication    182
10.03.    No Waiver; Cumulative Remedies; Enforcement    184
10.04.    Expenses; Indemnity; Damage Waiver    185
10.05.    Payments Set Aside    188
10.06.    Successors and Assigns    189
10.07.    Treatment of Certain Information; Confidentiality    195
10.08.    Right of Setoff    196
10.09.    Interest Rate Limitation    197
10.10.    Counterparts; Integration; Effectiveness    197
10.11.    Survival of Representations and Warranties    197
10.12.    Severability    198
10.13.    Replacement of Lenders    198
10.14.    Governing Law; Jurisdiction; Etc    199
10.15.    Waiver of Jury Trial    200
10.16.    No Advisory or Fiduciary Responsibility    200
10.17.    Electronic Execution of Assignments and Certain Other Documents    201
10.18.    USA PATRIOT Act    201
10.19.    ENTIRE AGREEMENT    201
10.20.    Judgment Currency    201
10.21.    Limitations on Recourse    202
10.22.    Appointment of Company    202
10.23.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    203
10.24.    Acknowledgment Regarding Any Supported QFCs.    203
10.25.    No Novation.    204
10.26.    Transitional Arrangements.    204

SCHEDULES
1.01A        Existing Roll Forward Amounts
1.01B        Applicable Rate
2.01A        Commitments and Applicable Percentages
2.01B        Term A-1 Loan Commitments and Applicable Percentages
2.01C        Term A-2 Loan Commitments and Applicable Percentages
2.20        Approved Reallocation Lenders
2.23        Sustainability Performance Thresholds
10.02        Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of
ARevolving Loan Notice
BA-1    Revolving Loan Notice for Alternative Daily Rate and Alternative Term Rate Loans
B-1    Bid Request
B-2    Competitive Bid
C-1    [Intentionally Omitted]
C-2    [Intentionally Omitted]
C-3    Canadian Dollar Swing Line Loan Notice
C-4    Euro/Sterling Swing Line Loan Notice
C-5    Term A-1 Loan Notice
C-6    Term A-2 Loan Notice
CD    Note
DE    Compliance Certificate
F-1    Assignment and Assumption
F-2    Administrative Questionnaire
G-1    Company Guaranty
G-2    Subsidiaries Guaranty
EH    [Intentionally Omitted]
FI-1    Governing Senior Note Indenture
GI-2    Governing Senior Note Indenture Payoff Notice
HJ    Corporate Forecast
IK    Solvency Certificate
JL    Designated Borrower Request and Assumption Agreement
KM    Designated Borrower Notice
LN    Supplemental Addendum
MO    Joinder Agreement
NP    Sustainability Pricing Certificate
O

v

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Agreement”) is entered into as of January 4, 2023, among Host Hotels & Resorts, L.P., a Delaware limited partnership (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.19 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and CREDIT AGRICOLE CORPORATE INVESTMENT BANK, as Sustainability Structuring Agent.
WHEREAS, the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and an L/C Issuer, have entered into that certain Fifth Amended and Restated Credit Agreement, dated as of August 1, 2019 (the “Original Credit Agreement”);
WHEREAS, the Company desires to (a) refinance any outstanding Committed Loans (as defined in the Original Credit Agreement) and the Committed Loan Commitments (as defined in the Original Credit Agreement) under the Original Credit Agreement, (b) refinance the Term A-1 Loans (as defined in the Original Credit Agreement) under the Original Credit Agreement, (c) refinance the Term A-2 Loans (as defined in the Original Credit Agreement) under the Original Credit Agreement and (d) otherwise amend the Original Credit Agreement on the terms and subject to the conditions set forth herein, with such refinancings, upsize and amendments to take the form of a sixth amendment and restatement of the Original Credit Agreement; and
WHEREAS, the parties hereto intend (a) that the Obligations (as defined in the Original Credit Agreement) which remain unpaid and outstanding as of the Closing Date (as defined herein) shall continue to exist under this Agreement on the terms set forth herein and (b) that the amendment and restatement of the Original Credit Agreement pursuant to this Agreement shall not constitute a novation of the obligations and liabilities existing under the Original Credit Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:
1.
DEFINITIONS AND ACCOUNTING TERMS
(a)Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Acceding Lender” has the meaning specified in Section 2.16(c).
“Accepting Lender” has the meaning specified in Section 2.22(a).
“Acquired Indebtedness” means Indebtedness of a Person (a) existing at the time such Person is merged or consolidated with or into, or becomes a Subsidiary of the Company or (b) assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from that Person.
“Act” has the meaning specified in Section 10.18.
“Adjusted Funds From Operations” means, for any period, Consolidated Net Income of HHRI and its Subsidiaries for such period plus amounts which have been deducted and minus amounts which have been added for, without duplication (in each case, to the extent of HHRI and each such Subsidiary’s proportionate interest therein): (a) depreciation expense, (b) amortization expense and other non-cash charges with respect to real estate assets for such period, including impairment charges, (c) gains and losses from sales and other dispositions of depreciable property and other investments, other than from (i) sales of inventory and (ii) timeshare assets held-for-sale, in each case, in the ordinary course of business, (d) losses resulting from restructuring of Indebtedness and (e) amortization of financing cost.
“Adjusted Total Assets” means the sum of (a) Undepreciated Real Estate Assets of the Company and its Subsidiaries and (b) all other assets (excluding intangibles) of the Company and its Subsidiaries determined on a consolidated basis; it being understood that the accounts of Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein as of any transaction date, as adjusted to reflect the application of the proceeds of the incurrence of Indebtedness and the issuance of Disqualified Stock on such transaction date. Adjusted Total Assets, as of any date of determination, means the Adjusted Total Assets as of the end of the most recent fiscal quarter ending on or prior to the date of determination for which financial statements are required to have been delivered pursuant to Section 6.11 or if prior to the first date such financial statements are required to be delivered, the most recent fiscal quarter ending on or prior to the date of determination for which financial statements were required to have been delivered pursuant to Section 6.11 of the Original Credit Agreement.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.
“Affected Eurodollar Loans” has the meaning specified in Section 2.06(i).
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (a) neither Marriott International nor any of its Subsidiaries shall be considered to be Affiliates of HHRI or any of its Subsidiaries and (b) in no event should the Administrative Agent, the Sustainability Structuring Agent, any Lender or any L/C Issuer be considered to be Affiliates of HHRI or any of its Subsidiaries.
“Affiliate Transaction” has the meaning specified in Section 7.07.
“Aggregate Alternative Currency Commitments” means the Alternative Currency Commitments of all Lenders.
“Aggregate Commitments” means the aggregate Commitments of all Revolving Loan Lenders. For the avoidance of doubt “Aggregate Commitments” shall not include any Term A-1 Loan Commitment or Term A-2 Loan Commitment.
“Aggregate Mexican Peso Commitments” means the Mexican Peso Commitments of all Lenders.
“Aggregate Supplemental Tranche Commitments” means the Supplemental Tranche Commitments of all Lenders.
“Aggregate U.S. Dollar Commitments” means the U.S. Dollar Commitments of all Lenders.
“Agreement” has the meaning specified in the preamble above.
“Agreement Currency” has the meaning specified in Section 10.20.
“Alternative Currency” means each of Canadian Dollars, Australian Dollars, Euro, Sterling, Mexican Pesos and each other currency (other than Dollars) that is approved in accordance with Section 1.08.
“Alternative Currency Commitment” means, with respect to each Lender, its obligation (a) to make Alternative Currency Revolving Loans to the Borrowers pursuant to Section 2.01(b), (b) to purchase participations in Alternative Currency L/C Obligations and (c) to purchase participations in Canadian Dollar Swing Line Loans and Euro/Sterling Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Alternative Currency

Commitment” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Alternative Currency Committed Foreign Currencies” means Canadian Dollars, Euro, Sterling and Australian Dollars.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency L/C Obligations” means all L/C Obligations under Letters of Credit issued under the Alternative Currency Tranche.
“Alternative Currency Lender” means any Person that is a Lender hereunder in respect of the Alternative Currency Tranche in its capacity as a Lender in respect of such Tranche.
“Alternative Currency Revolving Loan” has the meaning specified in Section 2.01(b).
“Alternative Currency Sublimit” means an amount equal to the lesser of (a) the Aggregate Commitments and (b) $500,000,000 less the sum of (i) the amount of the Mexican Peso Commitment, plus (ii) the amount of the Supplemental Tranche Commitment, in each case, subject to (A) increase pursuant to Section 2.16 and (B) reallocation pursuant to Section 2.20. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Alternative Currency Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Aggregate Alternative Currency Commitments.
“Alternative Currency Tranche” means, at any time, the aggregate amount of the Lenders’ Alternative Currency Commitments at such time.
“Alternative Daily Rate” means, for any day, with respect to any Eurocurrency Rate Loan denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof ~~plus the SONIA Adjustment~~. Any change in an Alternative Daily Rate shall be effective from and including the date of such change without further notice.
“Alternative Daily Rate Loan” means any Eurocurrency Rate Loan denominated in Sterling.
“Alternative Term Rate” means, for any Interest Period, with respect to any Eurocurrency Rate Loan denominated in Euros, the rate per annum equal to EURIBOR.
“Alternative Term Rate Loan” means any Eurocurrency Rate Loan denominated in Euro.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, money laundering or corruption.
“Applicable Alternative Currency Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Alternative Currency Commitments represented by such Lender’s Alternative Currency Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Alternative Currency Commitments have expired, then the Applicable Alternative Currency Percentage of each Lender shall be determined based on the Applicable Alternative Currency Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Alternative Currency Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A under the caption “Applicable Alternative Currency Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Covenants” means, in connection with any determination required to be made by the Company with respect to its ability to comply with the Financial Covenants, the covenants set forth therein that are applicable at the time of determination.
“Applicable Mexican Peso Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Mexican Peso Commitments represented by such Lender’s Mexican Peso Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Mexican Peso Commitments have expired, then the Applicable Mexican Peso Percentage of each Lender shall be determined based on the Applicable Mexican Peso Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Mexican Peso Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A under the caption “Applicable Mexican Peso Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Percentage” means, as applicable, the Applicable U.S. Dollar Percentage, the Applicable Mexican Peso Percentage, the Applicable Alternative Currency Percentage, the Applicable Supplemental Tranche Percentage, the Applicable Term A-1 Loan Percentage or the Applicable Term A-2 Loan Percentage.
“Applicable Rate” means the percentages per annum, based upon the Debt Rating as set forth on Schedule 1.01B-1, in each case, subject to Section 2.23(d), on each Sustainability Adjustment Date, subject to further adjustments based upon the Sustainability Applicable Rate Adjustment (to be calculated and applied as set forth in the definition thereof and in Section 2.23 of this Agreement); provided that if the Applicable Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Applicable Reference Rate” means, (a) for any Term SOFR Loan, Term SOFR, (b) for any Eurocurrency Rate Loan denominated in Euros, the Alternative Term Rate, (c) for any Eurocurrency Rate Loan denominated in Sterling, the Alternative Daily Rate, (d) for any Eurocurrency Rate Loan denominated in Australian Dollars, BBSY, (e) for any Eurocurrency Rate Loan denominated in Canadian Dollars (other than Canadian Dollar Swing Line Loans), the Term CORRA Rate, (f) for any Eurocurrency Rate Loan denominated in Mexican Pesos, TIIE, as applicable, (g) for any Base Rate Loan that is a Canadian Dollar Swing Line Loan, the Canadian Prime Rate and (h) for any Eurocurrency Rate Loan denominated in any Alternative Currency other than a currency described in clauses (b) through (h) of the definition of “Eurocurrency Base Rate” (to the extent such Eurocurrency Rate Loans denominated in such currency will bear interest at a term rate), the Eurocurrency Base Rate applicable to such currency pursuant to clause (i) of the definition of “Eurocurrency Base Rate”.
“Applicable Sublimit” means, the lesser of (a) the Aggregate Commitment and (b)(i) with respect to U.S. Dollar Revolving Loans, $1,000,000,000, (ii) with respect to Mexican Peso Revolving Loans, $50,000,000, (iii) with respect to Alternative Currency Revolving Loans, the Alternative Currency Sublimit and (iii) with respect to any Supplemental Tranche Revolving Loan of a particular Supplemental Currency, the maximum amount set forth in the applicable Supplemental Addendum relating to such Supplemental Currency, in each case subject to (x) increase pursuant to Section 2.16 and (y) reallocation pursuant to Section 2.20.
“Applicable Supplemental Tranche Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Supplemental Tranche Commitments represented by such Lender’s Supplemental Tranche Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Supplemental Tranche Commitments have expired, then the Applicable Supplemental Tranche Percentage of each Lender shall be determined based on the Applicable Supplemental Tranche Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Supplemental Tranche Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A under the caption “Applicable Supplemental Tranche Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Term A-1 Loan Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal) of such Lender’s respective portion of the aggregate outstanding principal amount of Term A-1 Loans. The Applicable Term A-1 Loan Percentage with respect to Term A-1 Loans made (or converted or continued pursuant to Section 2.02(g)) on the Closing Date of each Lender is set forth opposite the name of such Lender on Schedule 2.01B under the caption “Term A-1 Loan Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Term A-2 Loan Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal) of such Lender’s respective portion of the aggregate outstanding principal amount of Term A-2 Loans. The Applicable Term A-2 Loan Percentage with respect to Term A-2 Loans made (or converted or continued pursuant to Section 2.02(g)) on the Closing Date of each Lender is set forth opposite the name of such Lender on Schedule 2.01C under the caption “Term A-2 Loan Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicable U.S. Dollar Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate U.S. Dollar Commitments represented by such Lender’s U.S. Dollar Commitment at such time, subject to adjustment as provided in Section 2.18. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate U.S. Dollar Commitments have expired, then the Applicable U.S. Dollar Percentage of each Lender shall be determined based on the Applicable U.S. Dollar Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable U.S. Dollar Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01A under the caption “Applicable U.S. Dollar Percentage” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicant Borrower” has the meaning specified in Section 2.19.
“Approved Bank” has the meaning specified in the definition of Cash Equivalents.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Reallocation Lender” means each Lender set forth on Schedule 2.20 (which shall set forth the maximum amount of its Commitment such Lender is willing to allocate to each Tranche) that has agreed in writing in its sole discretion to participate in Reallocations of its unused Commitments in accordance with Section 2.20 without the requirement of providing a separate approval for each Reallocation. The Administrative Agent may update Schedule 2.20 from time to time upon the addition of any Approved Reallocation Lender and the Administrative Agent shall provide the updated Schedule 2.20 to the Borrowers and the Lenders.
“Arrangers” mean each of Wells Fargo Securities, LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, PNC Capital Markets LLC, Truist Securities, Inc., and TD Bank, N.A., in each case in its capacity as a joint lead arranger.
“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (a) all or any of the Capital Stock of any Subsidiary (including by issuance of such Capital Stock), (b) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries, or (c) any other property and assets of the Company or any of its Subsidiaries (other than Capital Stock of a Person which is not a Subsidiary) outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by Section 7.09; provided that “Asset Sale” shall not include (i) sales or other dispositions of inventory, receivables and other current assets, (ii) sales, transfers or other dispositions of assets with a fair market value not in excess of $10,000,000 in any transaction or series of related transactions, (iii) leases of real estate assets, (iv) Investments complying with Section 7.10, and (v) any transactions that, pursuant to clause (b) of Section 7.08, are not deemed to be an “Asset Sale.”
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form approved by the Administrative Agent.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Australian Dollars” and “AUD $” mean lawful money of Australia.
“Authorized Financial Officer” of any Loan Party means any of the Principal Financial Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of such Loan Party or any other officer of such Loan Party designated in writing to the Administrative Agent by any of the foregoing officers of such Loan Party as being authorized to act in such capacity so long as such other officer is a financial person who works in such Loan Party’s controller’s or accounting office.
“Authorizing Lender” has the meaning specified in Section 1.08(a).
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).
“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.04(b)(iv).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date with respect to the Revolving Loans, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means 11 U.S.C. Section 101 et seq. and any rules or regulations issued from time to time thereunder.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) Term SOFR with a one-month Interest Period commencing on such day, plus 1.00%; provided, however, that, subject to Section 2.09(a), if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement (the “Base Rate Floor”). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Notwithstanding the foregoing, solely for purposes of Loans denominated in Canadian Dollars, including, for the avoidance of doubt, Canadian Swing Line Dollar Loans, Base Rate means the Canadian Prime Rate.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans (other than Canadian Dollar Swing Line Loans) shall be denominated in Dollars.
“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“Base Rate Term Loan” means a Term A-1 Loan or Term A-2 Loan that is a Base Rate Loan.
“Base Rate Floor” has the meaning specified in the definition of Base Rate.
“BBSY” has the meaning specified in the definition of Eurocurrency Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.24.
“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.
“Bid Loan” has the meaning specified in Section 2.03(a).
“Bid Loan Sublimit” means an amount equal to 50% of the Aggregate Commitments. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.11.
“Borrowing” means a Revolving Borrowing, a Bid Borrowing, a Swing Line Borrowing, a Term A-1 Loan Borrowing or a Term A-2 Loan Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that:
(a)[intentionally omitted];
(b)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a Business Day that is also a TARGET Day;
(c)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Sterling, any fundings, disbursements, settlements and payments in Sterling in respect of any such Eurocurrency Rate Loan, or any other dealings in Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday, or a legal holiday under the laws of the United Kingdom;
(d)if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency;
(e)[intentionally omitted];
(f)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Sterling in respect of a Eurocurrency Rate Loan denominated in a currency other than Euro or Sterling, or any other dealings in any currency other than Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency;
(g)if such day relates to any fundings, disbursements, settlements and payments in respect of a Canadian Dollar Swing Line Loan or any other dealings in a Canadian Dollar Swing Line Loan, means any such day on which banks in Toronto, Canada are open for business; and
(h)if such day relates to any fundings, disbursements, settlements and payments in respect of a Euro/Sterling Swing Line Loan or any other dealings in a Euro/Sterling Swing Line Loan, means any date on which banks in London, England are open for business.
“Calculation Period” means the period of four consecutive fiscal quarters last ended before the date of the respective event or incurrence which requires calculations to be made on a Pro Forma Basis and for which financial information of the kind referred to in Sections 6.11(a) and (b) is available.
“Canadian Dollar Swing Line Borrowing” means a borrowing of a Canadian Dollar Swing Line Loan pursuant to Section 2.05(c).
“Canadian Dollar Swing Line Lender” means each of Bank of America, N.A. Canada Branch, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., in each case in its capacity as provider of Canadian Dollar Swing Line Loans, or any successor Canadian Dollar Swing Line Lender hereunder.
“Canadian Dollar Swing Line Loan” has the meaning specified in Section 2.05(c)(i).
“Canadian Dollar Swing Line Loan Notice” means a notice of a Canadian Dollar Swing Line Borrowing pursuant to Section 2.05(c)(ii), which, if in writing, shall be substantially in the form of Exhibit C-3 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Canadian Dollar Swing Line Sublimit” means an amount equal to the lesser of (a) the Alternative Currency Swing Line Sublimit, (b) the Aggregate Alternative Currency Commitments and (c) initially $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.05(g). The Canadian Dollar Swing Line Sublimit with respect to Canadian Dollar Swing Line Loans of any Canadian Dollar Swing Line Lender shall not exceed one third (1/3) of the Canadian Dollar Swing Line Sublimit at any time unless (a) such Canadian Dollar Swing Line Lender, in its sole discretion, agrees to make Canadian Dollar Swing Line Loans in excess thereof and (b) after giving effect to any such Canadian Dollar Swing Line Loan, the aggregate face amount of all outstanding Canadian Dollar Swing Line Loans does not exceed the lesser of (i) the Alternative Currency Swing Line Sublimit, (ii) the Aggregate Alternative Currency Commitments and (iii) initially $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.05(g). The Canadian Dollar Swing Line Sublimit is part of, and not in addition to, the Aggregate Alternative Currency Commitments.
“Canadian Dollars” and “Cdn $” mean lawful money of Canada.
“Canadian Insolvency Law” means any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking an arrangement or compromise of, or stay of proceedings to enforce, some or all of the claims of the corporation’s creditors against it.
“Canadian Prime Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (i) the variable per annum reference rate of interest announced and adjusted by Bank of America, N.A. Canada Branch from time to time for Canadian Dollar denominated commercial loans in Canada, and (ii) the rate of interest per annum that is equal to the sum of (A) the Term CORRA Rate with a one-month Interest Period commencing on such day, and (B) 1.00% per annum; provided, however, that, subject to Section 2.09(a), if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The rate described in clause (i) is a rate set by Bank of America, N.A. Canada Branch for Canadian Dollar loans made in Canada and commonly known as “prime rate” (or its equivalent analogous rate) based upon various factors including Bank of America, N.A. Canada Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some Canadian Dollar loans made in Canada, which may be priced at, above, or below such announced rate. Any change in the Canadian Prime Rate announced by Bank of America, N.A. Canada Branch shall take effect at the opening of business on the day specified in the announcement of such change.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, and participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
“Capitalized Lease” subject to Section 7.18(c), (a) for purposes of determining compliance with, and any computations of, any financial covenant or covenant requiring calculations and for purposes of Section 7.05 hereof, shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP (excluding the application of FASB ASC 842), is required to be capitalized on the balance sheet of such Person, and (b) for any other purpose, shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) required to be classified as a “finance lease” under FASB ASC 842.
“Capitalized Lease Obligations” of any Person means the discounted present value of all rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.
“Cash Available for Distribution” of any Person for any period means Consolidated EBITDA of such Person less the sum of (a) 5% of Gross Revenues received during such period from all Hotel Properties, (b) Consolidated Interest Expense for such period, (c) scheduled amortization (other than balloon payments) for such period plus (d) cash Taxes for such period.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” has a meaning correlative to the foregoing and includes the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (i) any Lender that is a commercial bank or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank or Lender, an

“Approved Bank”), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition, (d) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above and (f) other investments denominated in lawful currencies (other than Dollars) that are readily convertible into Dollars, in each case of which are of comparable tenure and credit quality as those described in clauses (a) through (e) above, customarily utilized for short-term cash management purposes in connection with any permitted business conducted by the Company and its Subsidiaries.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following: (a) HHRI shall at any time cease to own 100% of the general partnership interests of the Company, (b) any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act) other than an Excluded Person is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Relevant Capital Stock of the Company (or HHRI for so long as HHRI is a parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable, (c) during any period of 12 consecutive months after the Closing Date (for so long as HHRI is a parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the board of HHRI (together with any new Persons whose election or designation by such board or whose nomination for election by the shareholders of HHRI was approved by a vote of a majority of the Persons then still comprising the board who were either members of the board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of HHRI then in office or (d) any “change of control” or similar event shall occur under any Qualified Preferred Stock, the Senior Notes or any other Indebtedness (other than Non-Recourse Indebtedness) of HHRI or the Company with an aggregate principal amount of $125,000,000 or more which results in a default under such Indebtedness beyond the period of grace (if any) or a declaration of such Indebtedness to be due and payable prior to the scheduled maturity thereof.
“Class” means, when used in reference to any Loan, its character as a Revolving Loan, a Term A-1 Loan or a Term A-2 Loan.
“Class Required Lenders” means, at any time, with respect to a Class, Lenders under such Class owed or holding greater than 50% of the sum of the Outstanding Amount of such Class and the aggregate unused Commitments relating to such Class at such time.
“Closing Date” means the first date all of the conditions precedent set forth (i) in Section 4.01 of this Agreement and (ii) in the Escrow Agreement, in each case, are satisfied or waived in accordance with Section 10.01, such date being January 4, 2023.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Commitment” means a U.S. Dollar Commitment, an Alternative Currency Commitment, a Mexican Peso Commitment or a Supplemental Tranche Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § et eq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Company Guaranty” means the Company Guaranty made by the Company in favor of the Administrative Agent, substantially in the form of Exhibit G-1.
“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.
“Competitor” means any Person investing primarily in hotel properties and any manager or operator of a property owned or leased by the Company or any of its Subsidiaries, including any Person that is specifically identified in writing by name as a Competitor by the Company to the Administrative Agent in a list generally available to the Lenders on the Closing Date, which list may be updated from time to time after the Closing Date by the Company in writing to the Administrative Agent (which shall promptly make such list available to the Lenders) (but no such update shall become effective until the third Business Day after it is provided by the Company to the Administrative Agent for dissemination to the Lenders, and no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in the Commitments or Loans hereunder).
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, SONIA, CORRA or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “SONIA”, “CORRA”, “Canadian Prime Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Company, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated” or “consolidated” means, with respect to any Person, the consolidation of the accounts of the Subsidiaries of such Person with those of such Person; provided that “consolidation” will not include consolidation of the accounts of any other Person other than a Subsidiary of such Person with such Person (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate interest therein). The terms “consolidate” and “consolidating” have correlative meanings to the foregoing.
“Consolidated EBITDA” means, for any Person and for any period on a Pro Forma Basis, the Consolidated Net Income of such Person for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication (in each case, to the extent of such Person’s proportionate share therein): (1) Consolidated Interest Expense on Indebtedness, (2) provisions for taxes based on income, (3) amortization of debt discount and deferred financing costs, (4) gains and losses from sales or other dispositions of depreciable property and other investments, other than from (i) sales of inventory and (ii) timeshare assets held-for-sale, in each case, in the ordinary course of business, (5) property depreciation and amortization expense, including any impairment charges, (6) the effect of any noncash items, (7) amortization of deferred charges and (8) any break-up fees and lost deposits by such Person in connection with acquisitions that are not pursued by such Person; all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person’s Consolidated Subsidiaries shall be consolidated only to the extent of such Person’s proportionate share therein). It is hereby understood and agreed by the Company, the Administrative Agent and the Lenders that (i) neither the incurrence of any COVID-19 Relief

Loans, any forgiveness of any COVID-19 Relief Loans nor the use of proceeds thereof, in each case, shall result in any increase or decrease to Consolidated EBITDA for any purpose under this Agreement and (ii) any reduction of costs to the Company resulting from cost savings realized by hotel operators pursuant to credits (such as the Employee Retention Credit) or other relief provided pursuant to the “Coronavirus Aid, Relief, and Economic Security Act” or the  “CARES Act” or any similar legislation or program shall be taken into account in the determination of Consolidated EBITDA.
“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period, less the sum for such period of (i) 5% of Gross Revenues received from Hotel Properties and (ii) 3% of Gross Revenues received from all other real estate to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means, for any period, on a Pro Forma Basis, the sum of (a) Consolidated Interest Expense for such period, (b) preferred stock dividends (or the equivalent thereof) accrued and/or paid in cash (to the extent not accrued during a prior period) by the Company during such period, (c) scheduled amortization payments (other than balloon payments) during such period and (d) cash taxes on ordinary income for such period.
“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense.
“Consolidated Interest Expense” means, for any period on a Pro Forma Basis, the Company’s interest expense and the interest expense of its Subsidiaries, including, without duplication, (a) all amortization of debt discount, but excluding the amortization of fees or expenses incurred in order to consummate the sale of debt securities or to establish the facilities under this Agreement, (b) all accrued interest, (c) all capitalized interest (other than capitalized interest funded under a construction loan interest reserve account) and (d) the interest component of Capitalized Lease Obligations, in each case determined (i) on a Consolidated basis for such period, net of all interest income and (ii) net of amounts paid or payable and/or received or receivable by the Company and its Subsidiaries under Interest Rate Protection Agreements, all determined on a consolidated basis (it being understood that the accounts of the Company’s Consolidated Subsidiaries shall be consolidated only to the extent of the Company’s proportionate share therein).
“Consolidated Net Income” means, with respect to any Person for any period, the amount of net income, or loss, for such Person and its Subsidiaries for such period, excluding, without duplication (a) the effect of any extraordinary or non-recurring gains or losses (including transaction costs of acquisitions not permitted to be capitalized), (b) the portion of net income for the Company and its Subsidiaries allocable to non-controlling interests in unconsolidated persons to the extent that cumulative cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries and (c) the portion of net losses for such Person and its Subsidiaries allocable to non-controlling interests in unconsolidated persons, all determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries) in accordance with GAAP. It is hereby understood and agreed by the Company, the Administrative Agent and the Lenders that (i) neither the incurrence of any COVID-19 Relief Loans, any forgiveness of any COVID-19 Relief Loans nor the use of proceeds thereof, in each case, shall result in any increase or decrease to Consolidated Net Income for any purpose under this Agreement and (ii) any reduction of costs to the Company resulting from cost savings realized by hotel operators pursuant to credits (such as the Employee Retention Credit) or other relief provided pursuant to the “Coronavirus Aid, Relief, and Economic Security Act” or the  “CARES Act” or any similar legislation or program shall be taken into account in the determination of Consolidated Net Income.
“Consolidated Total Debt” means, at any time, the difference, if positive, of (a) the sum of (without duplication) (i) the amount of all Indebtedness of the Company and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet prepared in accordance with GAAP and determined on a consolidated basis at such time (it being understood that the amounts of Indebtedness of Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s interest in such Subsidiaries) and (ii) guarantees of third party debt, letters of credit issued to support third party debt and secured obligations in favor of hotel managers in connection with jointly funded hotel renovations, less (b) the sum of (i) unrestricted cash on hand (excluding any amounts of cash on hand that have been designated by the Company for application to prepay Indebtedness described in clause (b)(ii)) in excess of $100,000,000 plus (ii) any Indebtedness outstanding on the date of determination in respect of which an irrevocable prepayment notice has been delivered that results in such Indebtedness being due and payable not later than 30 days after such prepayment notice, to the extent the Company either shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment pursuant to a deposit arrangement or otherwise.
“Contingent Obligation” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business; provided, further, that if the Company or a Subsidiary has received a letter of credit or other similar credit support from a bank or a Person with a long term unsecured credit rating of at least “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if not from a Person that has a rating, a Person that, in the sole discretion of the Required Lenders, is capable of performing and will perform its obligations under such credit support) or cash collateral in which the Company or such Subsidiary has a first priority perfected security interest and which is immediately available to the Company or such Subsidiary in the event of a payment by it under the related Contingent Obligation (or cash collateral has been deposited with the obligee (or a trustee for such obligee) under such Contingent Obligation under similar circumstances, including a defeasance trust), the amount of the Contingent Obligation shall be reduced by the amount payable under such letter of credit or other similar credit support but only so long as such letter of credit or other similar credit support or cash collateral remains in effect and meets such requirements or such Person providing the credit support satisfies such criteria.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; provided that the right to designate a member of the board of directors or managers of a Person will not, by itself, be deemed to constitute control.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Covered Entity” has the meaning specified in Section 10.24.
“Covered Party” has the meaning specified in Section 10.24.
“COVID-19 Relief Loans” means credit support in the form of unsecured Indebtedness incurred by the Company or any Subsidiary of the Company from, or with the credit or other support of, any Governmental Authority, pursuant to the laws, rules or regulations of the United States (including any agency or instrumentality of the United States and including the Federal Reserve and other federal bank regulatory agencies) or any other Governmental Authority and incurred with the intent to mitigate (in the good faith determination of the Company) through liquidity or other financial relief the impact of the COVID-19 global pandemic on the business and operations of the Company and its Subsidiaries, solely to the extent any cash received by the Company or any of its Subsidiaries therefrom are used exclusively for general corporate purposes and not used for real property or asset acquisitions or dividend payments.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Customary Non-Recourse Exclusions” means usual and customary exceptions and non-recourse carve-outs in non-recourse debt financings of Real Property and other carve-outs appropriate in the good faith determination of the Company to the financing, including, without limitation, exceptions by reason of (a) any fraudulent misrepresentation made by the Company or any of its Subsidiaries in or pursuant to any document evidencing any Indebtedness, (b) any unlawful act on the part of the Company or any of its Subsidiaries in respect of the Indebtedness or other liabilities of any Subsidiary of the Company, (c) any waste or misappropriation of funds by the Company or any of its Subsidiaries in contravention of the provisions of the Indebtedness or other liabilities of any Subsidiary, (d) customary environmental indemnities associated with the Real Property of any Subsidiary of the Company, (e) voluntary bankruptcy, (f) failure of the Company or any of its Subsidiaries to comply with applicable special purpose entity covenants, (g) any failure to maintain insurance required pursuant to any document evidencing any Indebtedness, or (h) any failure to comply with restrictions on the transfer of Real Property set forth in any document evidencing any Indebtedness, but excluding exceptions by reason of (i) non-payment of the debt incurred in such non-recourse financing (other than usual and customary exceptions in respect of the first debt service payment), or (ii) the failure of the relevant Subsidiary of the Company to comply with financial covenants.
“Daily Simple SOFR” means, with respect to any applicable determination date, the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Daily Simple SOFR Loan” means a Loan that bears interest based on Daily Simple SOFR. All Daily Simple SOFR Loans shall be denominated in Dollars.
“Daily Simple SOFR Revolving Loan” means a Revolving Loan that is a Daily Simple SOFR Loan.
“Debt Rating” has the meaning set forth in the definition of “Applicable Rate.”
“Debtor Relief Laws” means the Bankruptcy Code of the United States, Canadian Insolvency Law and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Decreasing Tranche” has the meaning specified in Section 2.20(a).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, Swap Contract Obligations and Treasury Management Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, a Eurocurrency Rate Loan or a Daily Simple SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Default Right” has the meaning specified in Section 10.24.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Company, or the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent and the Company that it will comply with its funding obligations (but only for such time as such Lender has failed to provide such confirmation) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company, the L/C Issuer, the Swing Line Lender and each Lender.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.19.
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.19.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions.
“Determination Date” has the meaning specified in the definition of “Pro Forma Basis”.
“Disqualified Institution” means any (a) Competitor, (b) prospective assignee or successor administrative agent (other than a Lender or an Affiliate of a Lender) which is or has been an adverse party in litigation or other legal proceedings against the Company or any of its Subsidiaries, in each case, specifically identified in writing by name as such by the Company in a list generally available to the Lenders on the Closing Date, which list may be updated from time to time after the Closing Date by the Company in writing to the Administrative Agent (which shall promptly make such list available to the Lenders) (but no such update shall become effective until the third Business Day after it is provided to the Administrative Agent for dissemination to the Lenders, and no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any of the Commitments or Loans hereunder) and (c) any Affiliate of any Person listed in clause (a) or (b) above that is either (i) clearly identifiable solely on the basis of such Affiliate’s name or (ii) identified to the Administrative Agent by the Company in writing from time to time for distribution to the Lenders (but no such update shall become effective until the third Business Day after it is provided to the Administrative Agent for dissemination to the Lenders, and no such update shall apply retroactively to a Person that already acquired and continues to hold (or has and remains committed to acquire, without giving retroactive effect to any such commitment) an assignment or participation interest in any of the Commitments or Loans hereunder).
“Disqualified Stock” has the meaning provided in the Governing Senior Note Indenture.
“Dividends” with respect to any Person means that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock or other common equity interests of such Person or Qualified Preferred Stock of HHRI or the Company) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other equity interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity interest).
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended, by the Single European Act of 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings arising under any Environmental Law or any permit issued under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged injury to human health, safety or the environment due to the presence of Hazardous Materials.
“Environmental Laws” means any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to water or public sewer systems.
“€STR” means, with respect to any applicable determination date, the Euro Short Term Rate (“€STR”) as administered by European Central Bank (or any other person which takes over the administration of that rate, the “€STR Administrator”) displayed on the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for €STR identified as such by the €STR Administrator from time to time (the “€STR Administrator’s Website”) on the Business Day preceding the date of determination; provided however that if such determination date is not a Business Day, €STR means such rate that applied on the first Business Day immediately prior thereto; provided further that €STR determined pursuant to prior proviso shall be utilized for purposes of calculation of €STR for no more than three (3) consecutive days.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Escrow Agreement” means the Escrow Agreement, dated as of December 7, 2022, by and among the Company, the Administrative Agent, the Lender and L/C Issuers party thereto and the escrow agent named therein.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.
“EURIBOR” means the Euro Interbank Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period.
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Euro/Sterling Swing Line Borrowing” means a borrowing of a Euro/Sterling Swing Line Loan pursuant to Section 2.05(d).
“Euro/Sterling Swing Line Lender” means each of Bank of America, N.A. London Branch, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., in each case in its capacity as provider of Euro/Sterling Swing Line Loans, or any successor Euro/Sterling Swing Line Lender hereunder.
“Euro/Sterling Swing Line Loan” has the meaning specified in Section 2.05(d)(i).
“Euro/Sterling Swing Line Loan Notice” means a notice of a Euro/Sterling Swing Line Borrowing pursuant to Section 2.05(d)(ii), which, if in writing, shall be substantially in the form of Exhibit C-4 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.

“Euro/Sterling Swing Line Sublimit” means an amount equal to the lesser of (a) the Alternative Currency Swing Line Sublimit, (b) the Aggregate Alternative Currency Commitments and (c) initially $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.05(h). The Euro/Sterling Swing Line Sublimit with respect to Euro/Sterling Swing Line Loans of any Euro/Sterling Swing Line Lender shall not exceed one third (1/3) of the Euro/Sterling Swing Line Sublimit at any time unless (a) such Euro/Sterling Swing Line Lender, in its sole discretion, agrees to make Euro/Sterling Swing Line Loans in excess thereof and (b) after giving effect to any such Euro/Sterling Swing Line Loan, the aggregate face amount of all outstanding Euro/Sterling Swing Line Loans does not exceed the lesser of (i) the Alternative Currency Swing Line Sublimit, (ii) the Aggregate Alternative Currency Commitments and (iii) initially $50,000,000, as such amount may be adjusted from time to time pursuant to Section 2.05(h). The Euro/Sterling Swing Line Sublimit is part of, and not in addition to, the Aggregate Alternative Currency Commitments.
“Eurocurrency Base Rate” has the meaning specified in the definition of Eurocurrency Rate.
“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Base Rate to be added to or subtracted from the Eurocurrency Base Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“Eurocurrency Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurocurrency Base Rate.
“Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:
Eurocurrency Rate =                 Eurocurrency Base Rate
1.00– Eurocurrency Reserve Percentage
Where,
“Eurocurrency Base Rate” means for any applicable Interest Period with respect to a Eurocurrency Rate Loan:
(a)[intentionally omitted]; and
(b)in the case of a Eurocurrency Rate Loan denominated in Euro, the Alternative Term Rate; and
(c)in the case of a Eurocurrency Rate Loan denominated in Sterling, the Alternative Daily Rate; and
(d)in the case of a Eurocurrency Rate Loan denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Rate Bid Rate or the successor thereto approved by the

Administrative Agent (“BBSY”), as published by Reuters (or such other commercially available source providing BBSY quotations as may be designated by the Administrative Agent from time to time) at or about 10:30 a.m. (Melbourne, Australia time), two Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(e)in the case of a Eurocurrency Rate Loan denominated in Canadian Dollars, the Term CORRA Rate; and
(f)in the case of a Eurocurrency Rate Loan denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate (Tasa de Interés Interbancaria de Equilibrio, “TIIE”), or a comparable or successor rate for obligations in Mexican Pesos which rate is approved by the Administrative Agent, as published by Banco de Mexico in the Federation’s Office Gazette (Diario Oficial de la Federación) (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) two Business Days prior to the commencement of such Interest Period in accordance with normal market practice (which may include through consultation with one or more reference banks selected by the Administrative Agent); and
(g)in the case of a Euro/Sterling Swing Line Loan denominated in Euros, €STR; and
(h)in the case of a Euro/Sterling Swing Line Loan denominated in Sterling, SONIA; and
(i)in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency other than a currency described in clauses (b) through (h) above (to the extent such Eurocurrency Rate Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved in accordance with Section 1.08 plus the adjustment (if any) determined by the Administrative Agent and the Authorizing Lenders pursuant to Section 1.08; and
(j)in the case of a Supplemental Tranche Revolving Loan denominated in a Supplemental Currency, the applicable Screen Rate.
provided, however, that, subject to Section 2.09(a), if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purpose of this Agreement.

“Eurocurrency Rate Loan” means a Eurocurrency Rate Revolving Loan or a Eurocurrency Margin Bid Loan.
“Eurocurrency Rate Revolving Loan” means a Revolving Loan that bears interest at a rate based on the Eurocurrency Rate. All Eurocurrency Rate Revolving Loans shall be denominated in an Alternative Currency.
“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Person” means, in the case of the Company, HHRI or any Wholly-Owned Subsidiary of HHRI.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or as a result of any other present or former connection (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Loan Document, or sold or assigned an interest in any Loan or Loan Document) between such recipient and such jurisdiction, (b) any branch profits taxes imposed by the United States or any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by such Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except in each case to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c), and (e) any withholding taxes imposed pursuant to FATCA.
“Exempted Affiliate Transactions” has the meaning provided in Section 7.07.
“Existing Letter of Credit” means each of (i) that certain Letter of Credit #68064031, with an expiration date of January 5, 2024, issued by Bank of America for the benefit of The Port Authority of New York and New Jersey in the aggregate face amount of $400,000 and (ii) that certain Letter of Credit #68173393, with an expiration date of September 30, 2023, issued by Bank of America for the benefit of the City of Phoenix in the aggregate face amount of $4,400,000.
“Existing Revolving Loan Maturity Date” has the meaning specified in Section 2.15(a).
“Existing Term A-1 Loan Maturity Date” has the meaning specified in Section 2.15(b).
“Facility Fee” has the meaning specified in Section 2.10(a).
“Facility Termination Date” means the date on which (a) the Aggregate Commitments have terminated, (b) all Loans, L/C Borrowings and all other Obligations under the Loan Documents (other than contingent L/C Obligations and, for the avoidance of doubt, any Obligations of the type described in clause (b) or (c) of the definition thereof) have been paid and satisfied in full, and (c) there shall have been deposited cash collateral with respect to all Obligations and L/C Obligations (or, if acceptable to the applicable L/C Issuer, as an alternative to cash collateral, in the case of any L/C Obligation, the applicable L/C Issuer shall have received a back-up letter of credit) in amounts and on terms and conditions and with parties satisfactory to each L/C Issuer and Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations as to which no claim has been asserted).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means (a) the letter agreement, dated October 11, 2022, among the Company, Wells Fargo Bank, N.A., Wells Fargo Securities, LLC, the Administrative Agent, BofA Securities, Inc. and JPMorgan Chase Bank, N.A., and (b) any fee letter between the Company and any L/C Issuer, as applicable.
“FF&E” means, with respect to any Hotel Property, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pool, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies and common areas (other than those items of furniture, fixtures and equipment owned by the occupant or tenant in any such room)).
“Financial Condition Test” means, with respect to any acquisition, Investment or issuance of capital stock, the requirement that at the time of such acquisition, Investment or issuance of capital stock (a) no Specified Default or Event of Default then exists or would result therefrom and (b) based on calculations made by the Company on a Pro Forma Basis after giving effect to such acquisition, Investment or issuance of capital stock and as if such acquisition, Investment or issuance of capital stock had occurred on the first day of the respective Calculation Period, no Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 6.11(a) or (b), as the case may be) prior to the date of the respective acquisition, Investment or issuance of capital stock in respect of, the Financial Covenants.
“Financial Covenants” means the covenants set forth in Sections 7.15 to 7.17, inclusive.

“First Amendment” means that certain First Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 28, 2024, between the Company and the Administrative Agent.
“Fitch” means Fitch Ratings Inc. and any successor thereto.
“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction and Canada and each province thereof shall be deemed to constitute a single jurisdiction.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code and which Plan, fund or similar program could result in liability or other obligation or lien to any Company, any Subsidiary of any Company or any ERISA Affiliate.
“Foreign Subsidiary” means each Subsidiary of the Company other than a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been funded by such Defaulting Lender or has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of the participation in any Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting

Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governing Senior Note Indenture” means (i) from and after the ~~Closing~~Second Amendment Effective Date until the repayment or redemption in full of the Indebtedness outstanding under the Series ~~E Indenture and the delivery of a Governing Senior Note Indenture Payoff Notice with respect thereto, the Series E Indenture, (ii) from and after the repayment or redemption in full of the Indebtedness outstanding under the Series E Indenture and the delivery of a Governing Senior Note Indenture Payoff Notice until the repayment or redemption in full of the Indebtedness outstanding under the Series~~ F Indenture and the delivery of a Governing Senior Note Indenture Payoff Notice with respect thereto, the Series F Indenture, (iii) from and after the repayment or redemption in full of the Indebtedness outstanding under the Series F Indenture and the delivery of a Governing Senior Note Indenture Payoff Notice until the repayment or redemption in full of the Indebtedness outstanding under the Series G Indenture and the delivery of a Governing Senior Note Indenture Payoff Notice with respect thereto, the Series G Indenture and (iv) from and after the repayment or redemption in full of the Indebtedness outstanding under the Series G Indenture and the delivery of a Governing Senior Note Indenture Payoff Notice and thereafter (including, for the avoidance of doubt, from and after the repayment or redemption in full of the Indebtedness outstanding under the Series H Indenture), the Series H Indenture.
“Governing Senior Note Indenture Payoff Notice” means a certificate, substantially in the form of Exhibit I-2, signed by a Responsible Officer and delivered by the Company to the Administrative Agent after the repayment or redemption in full of the Indebtedness outstanding under the Series ~~E Indenture, the Series~~ F Indenture and the Series G Indenture, as applicable, (i) certifying (A) that the Indebtedness outstanding under the Series ~~E Indenture, the Series~~ F Indenture or the Series G Indenture, as applicable, has been repaid or redeemed in full (as applicable) and (B) that, pursuant to the definition of “Governing Senior Note Indenture”, as of the date of such repayment or redemption, the Series F Indenture, the Series G Indenture or the Series H Indenture, as applicable, shall be the “Governing Senior Note Indenture” and (ii) attaching a copy of such new “Governing Senior Note Indenture” thereto.
“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Green Building Certification” means a Key Performance Indicator measured by the sum of all Hotels with Green Certification owned by the Company or any of its Subsidiaries for a specific fiscal year divided by the sum of the all Hotels owned by the Company or any of its Subsidiaries for the same fiscal year; expressed as a percentage.

“Green Building Certification Applicable Margin Adjustment Amount” means, with respect to the Green Building Certification for any fiscal year, (a) (I) in the case of Revolving Loans and Letter of Credit Fees, an additional 0.02% (2 basis points) to be added to the Applicable Rate if the Green Building Certification as set forth in the Sustainability Pricing Certificate is less than the Threshold for such fiscal year and (II) in the case of Term Loans, an additional 0.025% (2.5 basis points) to be added to the Applicable Rate if the Green Building Certification as set forth in the Sustainability Pricing Certificate is less than the Threshold for such fiscal year, (b) in the case of Revolving Loans, Term Loans and Letter of Credit Fees, 0.00% (0 basis points) if the Green Building Certification as set forth in the Sustainability Pricing Certificate is less than the Target and equal to or is greater than the Threshold for such fiscal year and (c) (I) in the case of Revolving Loans and Letter of Credit Fees, 0.02% (2 basis points) to be deducted from the Applicable Rate if the Green Building Certification as set forth in the Sustainability Pricing Certificate is equal to or greater than the Target for such fiscal year and (II) in the case of Term Loans, 0.025% (2.5 basis points) to be deducted from the Applicable Rate if the Green Building Certification as set forth in the Sustainability Pricing Certificate is equal to or greater than the Target for such fiscal year.
“Green Building Certification Facility Fee Adjustment Amount” means, with respect to the Green Building Certification for any fiscal year, (a) an additional 0.005% (0.5 basis points) to be added to the Facility Fee if the Green Building Certification as set forth in the Sustainability Pricing Certificate is less than the Threshold for such fiscal year, (b) 0.00% (0 basis points) if the Green Building Certification as set forth in the Sustainability Pricing Certificate is less than the Target and is equal to or greater than the Threshold for such fiscal year and (c) 0.005% (0.5 basis points) to be deducted from the Facility Fee if the Green Building Certification as set forth in the Sustainability Pricing Certificate is equal to or greater than the Target for such fiscal year.
“Green Certification” means the attainment of certification from Leadership in Energy and Environmental Design, BREEAM, Green Globes or other similarly recognized rating system (as agreed from time to time by the Company and the Sustainability Structuring Agent), following a submission of an assessment carried out against the applicable standard by such assessor.
“Gross Revenues” means all revenues and receipts of every kind derived by the Company and its Consolidated Subsidiaries from operating a Hotel Property or other real estate and parts thereof (it being understood that the revenues and receipts of Consolidated Subsidiaries shall be included in the Gross Revenues of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries), including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Hotel Property or other real estate); service charges, to the extent not distributed to the employees at such Hotel Property or other real estate as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to employees of such Hotel Property or other real estate, federal, state or municipal excise, sales, use or similar taxes collected directly from tenants, patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds or any proceeds from any sale of such Hotel Property or other real estate.
“Guarantors” means, collectively, the Company and any Subsidiary Guarantor.
“Guaranty” means, each of the Company Guaranty and the Subsidiaries Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, waste contaminants or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“HHRI” shall mean Host Hotels & Resorts, Inc., a Maryland corporation.
“Honor Date” has the meaning specified in Section 2.04(c)(i).
“Hotel” means any Real Property (including Improvements thereon and any retail, golf, tennis, spa or other resort amenities appurtenant thereto) comprising an operating facility offering hotel or lodging services.
“Hotel Property” means each Hotel owned or leased by the Company or any of its Subsidiaries (including the furniture, fixture and equipment thereon).
“Improvements” means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to any Real Property, including all building materials, water, sanitary and storm sewers, drainage, electricity, steam, gas, telephone and other utility facilities, parking areas, roads, driveways, walks and other site improvements; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.
“Increase” has the meaning specified in Section 2.16(a).
“Increase Closing Date” has the meaning specified in Section 2.16(d).
“Increasing Tranche” has the meaning specified in Section 2.20(a).
“Indebtedness” means, with respect to any Person, any indebtedness of that Person, whether or not contingent, in respect of: (a) borrowed money or evidenced by bonds, notes, debentures or similar instruments; (b) indebtedness secured by any Lien on any property or asset owned by such Person, but, solely in the case of Non-Recourse Indebtedness, only to the extent of the lesser of: (i) the amount of indebtedness so secured and (ii) the fair market value of the property subject to such Lien; (c) reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (d) any lease of property by such Person as lessee which is required to be reflected on such Person’s balance sheet as a Capitalized Lease in accordance with GAAP. Indebtedness also includes, to the extent not otherwise included, any obligation of that Person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Indebtedness of the types referred to above of another Person (excluding Contingent Obligations relating to Customary Non-Recourse Exclusions until a personal recourse claim is made with respect thereto, and then shall be included only to the extent of such claim that is reasonably expected to be incurred), it being understood that Indebtedness shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee or otherwise become liable in respect thereof.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Loan Party under any Loan Document.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, Daily Simple SOFR Loan, Alternative Daily Rate Loan, or Alternative Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date, (c) as to any Daily Simple SOFR Loan, the last Business Day of each March, June, September and December and the Maturity Date, (d) as to any Alternative Daily Rate Loan, the last Business Day of each month and the Maturity Date, and (e) as to any Alternative Term Rate Loan, the last day of each Interest Period applicable to Loan; provided, however, that if any Interest Period for an Alternative Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates and the Maturity Date.
“Interest Period” means (a) as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or, as applicable, converted to or continued as a Term SOFR Loan, as applicable, and ending on the date one, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice, Term A-1 Loan Notice, Term A-2 Loan Notice or Bid Request, as the case may be, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders of the same Class and the Administrative Agent (or in the case of Term SOFR Term Loans of the same Borrowing, the Term A-1 Lenders or the Term A-2 Lenders, as applicable, holding such Loans) (in the case of each requested Interest Period, subject to availability); provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Loan described in clause

(a) above, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period pertaining to a Loan described in clause (a) above that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date,
(b) as to each Eurocurrency Rate Loan (other than each Alternative Term Rate Loan, each Alternative Daily Rate Loan and each Eurocurrency Rate Loan denominated in Canadian Dollars), the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any such Eurocurrency Rate Revolving Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date seven days or one, two, three or six months thereafter, as selected by the Company in its Revolving Loan Notice or Bid Request, as the case may be or, in the case of such Eurocurrency Rate Revolving Loans, such other period that is twelve months or less requested by the Company and consented to by all the Lenders of the same Class and the Administrative Agent (in the case of each requested Interest Period, subject to availability),
(c) as to each Eurocurrency Rate Loan denominated in Canadian Dollars, the period commencing on the date such Eurocurrency Rate Loan is disbursed or (in the case of any such Eurocurrency Rate Revolving Loan) converted to or continued as a Eurocurrency Rate Loan and ending on the date one or three months thereafter, as selected by the Company in its Revolving Loan Notice or Bid Request, as the case may be or, in the case of such Eurocurrency Rate Revolving Loans, such other period that is twelve months or less requested by the Company and consented to by all the Lenders of the same Class and the Administrative Agent (in the case of each requested Interest Period, subject to availability); provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of any such Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period pertaining to any such Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Maturity Date,
(d) as to each Absolute Rate Loan, a period of not less than one day and not more than 360 days as selected by the Company in its Bid Request; provided that:

(iv)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of any such Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(v)any Interest Period pertaining to any such Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(vi)no Interest Period shall extend beyond the Maturity Date; and
(e)    as to each Alternative Term Rate Loan, the period commencing on the date such Alternative Term Rate Loan is disbursed or converted to or continued as an Alternative Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency, as selected by the Borrower in its Revolving Loan Notice or Bid Request, as the case may be, or such other period that is twelve months or less requested by the Borrower and consented to by all the Lenders of the same Class (in the case of each requested Interest Period, subject to availability), provided, that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Alternative Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to an Alternative Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)    no Interest Period shall extend beyond the Maturity Date.
“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
“Investment” means, as to any Person, any direct or indirect advance, loan or other extension of credit (including without limitation by way of Contingent Obligation or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, net of any return on investment or return of capital with respect to such Investments, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Debt Rating” means, the time when the Company shall have a non-credit-enhanced, senior unsecured long-term debt rating of either (a) at least BBB- or higher from S&P or (b) at least Baa3 or higher from Moody’s.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 10.20.
“Key Performance Indicators” means each of the Green Building Certification and Renewable Electricity.
“KPI Metrics” means, for any fiscal year, each of the metrics calculated based on each of the Green Building Certification and Renewable Electricity.
“KPI Metrics Auditor” means any auditing or consulting firm designated from time to time by the Company (or any replacement auditor thereof as designated from time to time by the Company); provided, that any such KPI Metrics Auditor (a) shall be (i) a nationally recognized auditing firm, (ii) a nationally recognized assurance provider or (iii) an independent consultant with experience with environmental, social and governance research and assurance services, and (b) shall apply auditing standards and methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Company and notified to the Administrative Agent, the Sustainability Structuring Agent and the Lenders, so long as the Lenders constituting the Required Lenders do not object to such changes within five Business Days after written notice thereof.
“KPI Metrics Report” means an annual report audited by the KPI Metrics Auditor that sets forth the calculations for each KPI Metric for the applicable fiscal year.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Loan Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means each of Bank of America, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., in each case in its capacity as issuer of Letters of Credit hereunder, any other Lender appointed by the Company and approved by the Administrative Agent (so long as such Lender so appointed agrees in writing to act as such in accordance with this Agreement) or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Leaseholds” of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.
“Letter of Credit” means any standby letter of credit issued hereunder.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect with respect to Revolving Loans (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means an amount equal to $100,000,000; provided, that the Letter of Credit Sublimit with respect to the U.S. Dollar Tranche is $100,000,000, with respect to the Alternative Currency Tranche is $0 and with respect to the Mexican Peso Tranche is $0, in each case subject to adjustment as set forth in Section 2.04(l), and the Letter of Credit Sublimit with respect to all other Tranches is $0; provided, further, that the L/C Obligations with respect to Letters of Credit issued by any L/C Issuer shall not exceed the lesser of $33,333,333 or one third (1/3) of the Letter of Credit Sublimit at any time, unless (a) such L/C Issuer, in its sole discretion, agrees to issue Letters of Credit in excess thereof and (b) after giving effect to any such Letter of Credit, the aggregate face amount of all outstanding Letters of Credit does not exceed $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
“Letter of Credit Tranche” means each of the U.S. Dollar Tranche, the Alternative Currency Tranche and the Mexican Peso Tranche.
“Leverage Ratio” means, at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the Test Period then last ended (computed as of the end of such Test Period but on a Pro Forma Basis for events occurring after the end of such Test Period and on or prior to the relevant Determination Date).
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereafter acquired.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Revolving Loan, a Bid Loan, a Swing Line Loan, a Term A-1 Loan or a Term A-2 Loan.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, each Designated Borrower Request, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 of this Agreement, each Fee Letter, the Company Guaranty and the Subsidiaries Guaranty.
“Loan Modification Agreement” means a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Company, the other Loan Parties, one or more Accepting Lenders and the Administrative Agent.
“Loan Modification Offer” has the meaning specified in Section 2.22(a).
“Loan Parties” means, collectively, the Company, each Designated Borrower and each Guarantor.

“Management Agreements” means all agreements with respect to the management of a Hotel Property or other Real Property owned or leased by the Company or any of its Subsidiaries.
“Margin Stock” means “margin stock” or “margin securities” as such terms are defined in Regulation T, Regulation U and Regulation X.

“Marriott International” means Marriott International, Inc., a Delaware corporation.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Company and its Subsidiaries taken as a whole, (b) a material adverse change in, or a material adverse effect upon, the ability of the Company to repay the Obligations under the Loan Documents, (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Loan Documents against the Loan Parties taken as a whole or (d) a material adverse change in any of the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.
“Maturity Date” means (a) as to all Revolving Loans and all Bid Loans, the later of (i) January 4, 2027 and (ii) if the maturity is extended pursuant to Section 2.15(a) or Section 2.22, as applicable, such extended maturity date determined pursuant to such Section, (b) as to the Term A-1 Loans, the later of (i) January 4, 2027 and (ii) if the maturity is extended pursuant to Section 2.15(b) or Section 2.22, as applicable, such extended maturity date determined pursuant to such Section, (c) as to the Term A-2 Loans, the later of (i) January 4, 2028 and (ii) if the maturity is extended pursuant to Section 2.22, such extended maturity date determined pursuant to such Section; provided, however, that in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day and (d) as to any incremental Term Loans made pursuant to Section 2.16, the date set forth in the Term Loan Supplement applicable to such incremental Term Loans.
“Maximum Adjustment” has the meaning specified in Section 2.23(b).
“Maximum Rate” has the meaning specified in Section 10.09.
“Mexican Peso” or “MXN” mean lawful money of Mexico.
“Mexican Peso Commitment” means, with respect to each Lender, its obligation to make Mexican Peso Revolving Loans to the Company pursuant to Section 2.01(c) in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Mexican Peso Commitment” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Mexican Peso L/C Obligations” means all L/C Obligations under Letters of Credit issued under the Mexican Peso Tranche.

“Mexican Peso Lender” means any Person that is a Lender hereunder in respect of the Mexican Peso Tranche in its capacity as a Lender in respect of such Tranche.
“Mexican Peso Revolving Loan” has the meaning specified in Section 2.01(c).
“Mexican Peso Tranche” means, at any time, the aggregate amount of the Lenders’ Mexican Peso Commitments at such time.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“New Term Lender” means any Person after the Closing Date that provides a Term Loan to the Company or its Subsidiaries pursuant to Section 2.16.
“Non-Accepting Lender” has the meaning specified in Section 2.22(a).
“Non-Consenting Lender” has the meaning specified in Section 10.01.
“Non-Extension Notice Date” has the meaning specified in Section 2.04(b)(iii).
“Non-Recourse Indebtedness” means Indebtedness with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, except with respect to Indebtedness of the Borrowers, such Indebtedness may be recourse to the Person or Persons that own the assets encumbered by the Lien securing such Indebtedness so long as (x) such Person or Persons do not own any assets that are not subject to such Lien (other than assets customarily excluded from an all assets financing), and (y) in the event such Person or Persons directly or indirectly own Capital Stock in any other Person, all assets of such Person or Persons (other than assets customarily excluded from an all assets financing) are also encumbered by the Lien securing such financing; provided, further, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for Customary Non-Recourse Exclusions shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness; provided, further, that if a personal recourse claim is made in connection therewith, the estimated probable liability in respect of such claim based on the reasonable good faith estimate of the Company based on information provided to the Administrative Agent (which such information may be provided to the Lenders by the Administrative Agent) shall not constitute Non-Recourse Indebtedness for the purpose of this Agreement (unless objected to by the Required Lenders).
“Non-Reinstatement Deadline” has the meaning specified in Section 2.04(b)(iv).

“Non-SOFR Scheduled Unavailability Date” shall has the meaning specified in Section 3.03(b).
“Non-SOFR Successor Rate” has the meaning specified in Section 3.03(b).
“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit D.
“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of the Borrowers under any Swap Contract with any Person that at the time it entered into such Swap Contract was a Lender or an Affiliate of a Lender (including, without limitation, all obligations of a Borrower under any guaranty by it of the obligations of one of its Subsidiaries under a Swap Contract with any Person that at the time it entered into such Swap Contract was a Lender or an Affiliate of a Lender) and (c) obligations of the Borrowers under any Treasury Management Agreement with a Treasury Management Lender; provided, that the Obligations of a Loan Party shall not include any Excluded Swap Obligations with respect to such Loan Party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OP Units” mean the partnership units of the Company.
“Operating Agreements” means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any of its Subsidiaries or any Guarantor, on the one hand, and Marriot International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any of its Subsidiaries or any Guarantor; provided, that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Subsidiary or Guarantor, as applicable.
“Operating Lease” subject to Section 7.18(c), (a) for purposes of determining compliance with, and any computations of, any financial covenant or covenant requiring calculations and for purposes of Section 7.05 hereof, shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP (excluding the application of FASB ASC 842), is not required to be capitalized on the balance sheet of such Person, and (b) for any other purpose, shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) not classified as a “finance lease” under FASB ASC 842.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction including any unanimous shareholder agreement or declaration relating to the corporation), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Credit Agreement” has the meaning specified in the recitals above.
“Other Hedging Agreement” means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing, excise, property taxes or any other charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document including any interest, additions to tax or penalties applicable thereto, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13) as a result of a present or former connection between the recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Outstanding Amount” means (a) with respect to Revolving Loans, Bid Loans, Swing Line Loans, Term A-1 Loans and Term A-2 Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, Bid Loans, Swing Line Loans, Term A-1 Loans and Term A-2 Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts. For the purpose of determining whether the Financial Covenants shall be applicable, all L/C Obligations that are fully Cash Collateralized in accordance with the terms of this Agreement shall be deemed to be zero.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the

Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means each state so described in any EMU Legislation.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permit” means any permit, approval, authorization, license, variance, registration, permission or consent required from a Governmental Authority under an applicable Law.
“Permitted Amendment” has the meaning specified in Section 2.22(c).
“Permitted Currency” shall mean Dollars or any Alternative Currency, or each such currency, as the context requires.
“Permitted Investments” means any of the following: (a) Investments in Cash Equivalents, (b) Interest Rate Protection Agreements and Other Hedging Agreements, (c) securities received in connection with an Asset Sale so long as such Asset Sale complied with this Agreement, including Section 7.08, (d) Permitted Mortgage Investments and (e) securities received from or in connection with the sale of FF&E at a Hotel Property to a Subsidiary of the Company so long as the Company shall have reasonably determined in good faith that such sale is necessary in order to avoid the characterization for tax purposes of any portion of the rent payable under the related Operating Lease as rent not attributable to real property (allowing reasonable margins with respect to applicable limitations).
“Permitted Liens” means any of the following: (a) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (b) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided, that (i) the underlying obligations are not overdue for a period of more than 30 days or

(ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP, (c) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (d) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto and (e) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation.
“Permitted Mortgage Investment” means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Subsidiaries) owning such real estate assets; provided, that (a) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements, (b) such real estate assets are owned by a partnership, limited liability company or other entity which is controlled by the Company or a Subsidiary thereof as a general partner, managing member or through similar means or (c) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (a) and (b) above), determined at the time each such Investment was made, does not exceed 10% of Adjusted Total Assets after giving effect to such Investment.
“Permitted REIT Subsidiary” means a Wholly-Owned Subsidiary of HHRI which engages in no significant business, has no material liabilities and otherwise has no material assets other than (a) equity interests in other Permitted REIT Subsidiaries, (b) OP Units, (c) de minimis interests in Subsidiaries of the Company or (d) de minimis equity interests in Persons other than Subsidiaries of HHRI; provided, that (i) in the case of this clause (d), Investments in such Persons shall only be made for the purpose of effecting an acquisition by the Company or a Subsidiary thereof permitted under this Agreement and immediately following the consummation of such acquisition the applicable Permitted REIT Subsidiary shall not own any Investment other than those described in clauses (a) through (c) of this definition and (ii) the aggregate value of all Investments described in clauses (c) and (d) of this definition at any time outstanding (measured by the book value thereof as of the date each such Investment is made) shall not exceed $10,000,000.
“Permitted Sharing Arrangements” means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and HHRI and/or one or more other Subsidiaries of HHRI, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (a) such Permitted Sharing Arrangements are, in the determination of management of the Company or its Subsidiaries in the best interests of the Company or its Subsidiaries and (b) the liabilities of the Company and its Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).
“Permitted Tax Payments” means payment of any liability of HHRI, the Company or any of their respective Subsidiaries for all federal, state, provincial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.11.
“Pro Forma Basis” means, with respect to (a) any incurrence, acquisition, assumption or repayment of Indebtedness or (b) any acquisition or sale of a Hotel Property or other assets (or the equity interest of the Person or Persons owning such Hotel Property or other assets), the calculation of the consolidated results of the Company and its Subsidiaries otherwise determined in accordance with this Agreement as if the respective Indebtedness, acquisition or sale (and all other Indebtedness incurred, acquired, assumed or repaid or other such acquisitions or sales effected during the respective Calculation Period or thereafter and on or prior to the date of determination) (each such date, a “Determination Date”) had been effected on the first day of the respective Calculation Period; provided that all such calculations shall take into account the following assumptions:
(i)pro forma effect shall be given to (1) any Indebtedness incurred subsequent to the end of the Calculation Period and prior to the Determination Date, (2) any Indebtedness incurred during such period to the extent such Indebtedness is outstanding at the Determination Date and (3) any Indebtedness to be incurred on the Determination Date, in each case as if such Indebtedness had been incurred on the first day of such Calculation Period and after giving effect to the application of the proceeds thereof (but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition or Investment);
(ii)the Consolidated Interest Expense of a Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate (or, in the case that such Person or any of its Subsidiaries is a party to an Interest Rate Protection Agreement or hedging obligation (which Interest Rate Protection Agreement or hedging obligation is scheduled to remain in effect for not less than the shorter of (x) a 12-month period immediately following the Determination Date or (y) the remaining term of the Indebtedness to which it relates) that has the effect of causing fixed interest rate Indebtedness to be floating rate interest on the date of computation) shall be computed (other than when computed for the purposes of computing Consolidated EBITDA) on a pro forma basis as if the average rate in effect from the beginning of the period to the end of the period had been the applicable rate for the entire period, unless in the case of floating rate Indebtedness, such Person or any of its

Subsidiaries is a party to an Interest Rate Protection Agreement or hedging obligation (which shall remain in effect for the 12-month period immediately following the end of the period) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used;
(iii)there shall be excluded from interest expense any interest expense related to any amount of Indebtedness that was outstanding during such Calculation Period or thereafter but that is not outstanding or is to be permanently repaid on the Determination Date;
(iv)pro forma effect shall be given to all acquisitions and sales of Hotel Properties and other assets (by excluding or including, as the case may be, the historical financial results for the respective Hotel Properties and/or such other assets) that occur during such Calculation Period or thereafter and on or prior to the Determination Date (including any Indebtedness assumed or acquired in connection therewith) as if they had occurred on the first day of such Calculation Period, provided that in connection with any such acquisitions, pro forma effect (for periods prior to such acquisition) shall be given to the management fees payable pursuant to the respective Management Agreement as if such management fees had been payable throughout the Calculation Period;
(v)any Indebtedness in respect of which an irrevocable prepayment notice has been delivered that results in such Indebtedness being due and payable not later than 30 days after such prepayment notice, the amount of such Indebtedness (and any interest attributable thereto) shall be excluded from the computation of such covenants to the extent the Company shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment by way of a deposit arrangement or otherwise; and
(vi)any Qualified Preferred Stock in respect of which an irrevocable redemption or repurchase notice has been delivered that results in such Qualified Preferred Stock being due and payable not later than 30 days after such notice, the amount of such Qualified Preferred Stock shall be excluded from the computation of such covenants to the extent the Company shall have unrestricted cash reserves for such payment or shall have committed cash reserves for such payment by way of a deposit arrangement or otherwise.
In the case of any covenant, other than the Financial Covenants, which require compliance with the covenants of this Agreement on a Pro Forma Basis, compliance with the Financial Covenants shall be required only to the extent that there are any Outstanding Amounts after giving effect to the event giving rise to the need for compliance.
“Procurement Contracts” means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.
“Projections” has the meaning specified in Section 5.05(d).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning specified in Section 10.24.
“QFC Credit Support” has the meaning specified in Section 10.24.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Preferred Stock” means any preferred stock or other preference shares of HHRI or preference units of the Company, so long as the terms of such preferred stock or other preference shares or preference units (a) do not provide any collateral security, (b) do not provide any guaranty or other similar support of the obligations of the issuer thereof by HHRI or any of its Subsidiaries, (c) do not require any cash dividends or cash distributions (other than dividends or distributions payable when and if declared by the Board of Directors of HHRI or the general partner of the Company) or contain any mandatory put, redemption, repayment, sinking fund or other similar provision (except provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than contingent Obligations as to which no claim has been asserted) in each case occurring before the Maturity Date (other than any such provision that can be satisfied, at the election of HHRI or the Company, by the issuance of OP Units or common stock or Qualified Preferred Stock of HHRI and cash in lieu of fractional shares), (d) do not contain any covenants other than periodic reporting requirements, (e) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under applicable law or listing requirements and (ii) limited customary voting rights (as determined by the Company in good faith) on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of HHRI, liquidations involving HHRI or dividend arrearages, including the ability to elect certain directors of HHRI in connection therewith and (f) do not provide for the conversion into, or the exchange for (unless at the sole discretion of the issuer thereof), debt securities.
“Real Property” of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
“Reallocation” has the meaning specified in Section 2.20(a).
“Reallocation Agent Notice Deadline” means (a) 12:00 P.M. (New York City time) on the Reallocation Date if the U.S. Dollar Tranche is the Increasing Tranche or Decreasing Tranche, (b) 12:00 P.M. (London time) on the Reallocation Date if the Alternative Currency Tranche is the Increasing Tranche or Decreasing Tranche, (c) 12:00 P.M. (Mexico City time) on the Reallocation Date if the Mexican Peso Tranche is the Increasing Tranche or Decreasing Tranche and (d) the time set forth in the applicable Supplemental Addendum on the Reallocation Date if any Supplemental Tranche is the Increasing Tranche or Decreasing Tranche; provided, however, that if, in any case, two different deadlines are implicated, the Reallocation Agent Notice Deadline shall be the later of the two deadlines.
“Reallocation Commitment Date” has the meaning specified in Section 2.20(b).
“Reallocation Date” has the meaning specified in Section 2.20(a).
“Reallocation Notice” has the meaning specified in Section 2.20(a).
“Reallocation Purchasing Lenders” has the meaning specified in Section 2.20(d).
“Reallocation Selling Lenders” has the meaning specified in Section 2.20(d).
“Register” has the meaning specified in Section 10.06(c).
“Regulation T” means Regulation T of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the FRB as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulatory Change” means, with respect to each fiscal year and in relation to any Key Performance Indicator, a policy change (including, without limitation, a change in Green Certification requirements) not controlled by the Company and its Subsidiaries which affects, significantly, whether positively and / or negatively, one or more of the KPI Metrics (including, for the avoidance of doubt, any such policy change implemented by Leadership in Energy and Environmental Design, BREEAM, Green Globes or other similarly recognized rating system (as agreed from time to time with the Sustainability Structuring Agent)).
“Related Businesses” shall mean the businesses conducted by the Company and its Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of Directors of the general partner of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Relevant Capital Stock” means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting) including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all capital stock, preferred stock and limited partnership units of the Company.
“Renewable Electricity” means a Key Performance Indicator measured by the sum of the Renewable Electricity Use in kilowatt hours (kWh) for any given fiscal year divided by the sum of total electricity of the Company and its Subsidiaries in kilowatt hours (kWh) for the same fiscal year; expressed as a percentage.
“Renewable Electricity Applicable Margin Adjustment Amount” means, with respect to Renewable Electricity for any fiscal year, (a) (I) in the case of Revolving Loans and Letter of Credit Fees, an additional 0.02% (2 basis points) to be added to the Applicable Rate if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is less than the Threshold for such fiscal year and (II) in the case of Term Loans, an additional 0.025% (2.5 basis points) to be added to the Applicable Rate if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is less than the Threshold for such fiscal year, (b) in the case of Revolving Loans, Term Loans and Letter of Credit Fees, 0.00% (0 basis points) if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is less than the Target and is greater than or equal to the Threshold for such fiscal year and (c) (I) in the case of Revolving Loans and Letter of Credit Fees, 0.02% (2 basis points) to be deducted from the Applicable Rate if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the Target for such fiscal year and (II) in the case of Term Loans, 0.025% (2.5 basis points) to be deducted from the Applicable Rate if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the Target for such fiscal year.
“Renewable Electricity Facility Fee Adjustment Amount” means, with respect to Renewable Electricity for any fiscal year, (a) an additional 0.005% (0.5 basis points) to be added to the Facility Fee if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is less than the Threshold for such fiscal year, (b) 0.00% (0 basis points) if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is less than the Target and is greater than or equal to the Threshold for such fiscal year; and (c) 0.005% (0.5 basis points) to be deducted from the Facility Fee if the Renewable Electricity as set forth in the Sustainability Pricing Certificate is equal to or greater than the applicable Target for such fiscal year.
“Renewable Electricity Use” means renewable electricity, expressed in kilowatt hours (kWh), that is sourced in North America (including, but not limited to, wind or solar (and others as agreed from time to time with the Sustainability Structuring Agent)) and consumed by the Company and its Subsidiaries, either directly or through the local distribution utility including through purchase agreements (whether physical, virtual or retail, or any combination thereof).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, (d) with respect to a Swing Line Loan, a Swing Line Loan Notice, (e) with respect to a Borrowing, conversion or continuation of Term A-1 Loans, a Term A-1 Loan Notice and (f) with respect to a Borrowing, conversion or continuation of Term A-2 Loans, a Term A-2 Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Aggregate Commitments (or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, the outstanding amounts of Revolving Loans, Bid Loans, L/C Obligations and Swing Line Loans (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition)) plus (b) the aggregate outstanding amount of Term A-1 Loans plus (c) the aggregate outstanding amount of the Term A-2 Loans; provided, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirements of Law” shall mean, as to any Person, the certificate of incorporation, and by-laws or other organizational or governing documents of such Person, and all foreign, federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, ERISA, foreign, federal, state or local securities, antitrust and licensing laws, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws and ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, in each case, applicable to and binding upon such Person, its business or any of its property.
“Rescindable Amount” has the meaning specified in Section 9.12.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, the president, any Authorized Financial Officer, the assistant treasurer, the controller, or any vice president of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, or any other officer of such Loan Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Loan Party as being authorized to give notices under this Agreement or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Returns” has the meaning specified in Section 5.09.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan, (ii) each date of a continuation of a Eurocurrency Rate Loan pursuant to Section 2.02 (other than Sterling), (iii) if a revaluation has not occurred pursuant to clause (a)(i) or (a)(ii) during any calendar quarter, March 31, June 30, September 30 or December 31 (or, if such date is not a Business Day, the next Business Day immediately following such date) of each calendar year relating to the quarter for which no revaluation was made pursuant to clause (a)(i) or (a)(ii), as applicable and (iv) each Interest Payment Date with respect to an Alternative Daily Rate Loan; (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (c) if required by the Administrative Agent or the Required Lenders of any Tranche, any date on which the Dollar Equivalent of the Outstanding Amount in respect of any Tranche, as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception, would result in an increase in the Dollar Equivalent of such Outstanding Amount by 10% or more since the most recent prior Revaluation Date. Notwithstanding anything to the contrary contained in this definition, at any time that a Specified Default or Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any Outstanding Amount denominated in an Alternative Currency at such times as it may determine in its sole discretion.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type, in the same currency and, in the case of Term SOFR Revolving Loans or Eurocurrency Rate Revolving Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Revolving Loan” means a U.S. Dollar Revolving Loan, an Alternative Currency Revolving Loan, a Mexican Peso Revolving Loan or a Supplemental Tranche Revolving Loan, as applicable.
“Revolving Loan Lender” means, at any time, each Lender with a Revolving Loan Commitment or with outstanding Revolving Loans at such time.
“Revolving Loan Notice” means a notice of (1) (a) a Revolving Borrowing (other than a Borrowing consisting of Alternative Daily Rate Loans or Alternative Term Rate Loans), (b) a conversion of Revolving Loans (other than Alternative Daily Rate Loans or Alternative Term Rate Loans) from one Type to the other, or (c) a continuation of Term SOFR Revolving Loans or Eurocurrency Rate Revolving Loans (other than Alternative Daily Rate Loans or Alternative Term Rate Loans), pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company or (2) (a) a Revolving Borrowing consisting of Alternative Daily Rate Loans or Alternative Term Rate Loans, (b) a conversion of Revolving Loans (consisting of

Alternative Daily Rate Loans or Alternative Term Rate Loans) from one Type to the other, or (c) a continuation of Eurocurrency Rate Revolving Loans (consisting of Alternative Daily Rate Loans or Alternative Term Rate Loans), pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Roll Forward Amount” means, with respect to any covenant that permits an action to be taken in a fiscal year with reference to Adjusted Total Assets, the sum of (a) the “Roll Forward Amount” as defined in the Original Credit Agreement through the fiscal year ended December 31, 2021, which amount is set forth on Schedule 1.01A, plus (b) the cumulative unused Dollar amount relating to such action referred to in such covenant from all prior fiscal years commencing with and including the full fiscal year ending December 31, 2022, (it being understood that such unused amounts shall be calculated independently for each covenant that references a Roll Forward Amount, irrespective of any application of such Roll Forward Amount for the purpose of another covenant). For purposes of computing the Roll Forward Amount attributable to any fiscal year, the unused Dollar amount shall be determined according to the Adjusted Total Assets measured as of the end of such fiscal year. The unused amount for any period during which the limitations in Section 7.10(a) or 7.11 shall not be in effect shall be the unused amount as if the Leverage Ratio had been equal to or greater than 6.00:1:00 at all times from and after December 31, 2021. In no event shall the Roll Forward Amount be negative.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions such Alternative Currency.
“Sanction(s)” means any sanction or embargo administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“Screen Rate” means, with respect to each Supplemental Currency, the page or service displaying the applicable interest rate relating to such Supplemental Currency as set forth in the applicable Supplemental Addendum.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, among the Company, the Lenders party thereto, the L/C Issuers party thereto and the Administrative Agent.

“Second Amendment Effective Date” means September 15, 2025.
“Secured Indebtedness” means any Indebtedness or Disqualified Stock secured by a Lien (other than any Permitted Lien (as defined in the Governing Senior Note Indenture)) upon the property of the Company or any of its Subsidiaries.
“Securities Exchange Act” means the Securities Exchange Act of 1934.
“Security Documents” means, unless terminated at any time in accordance with the provisions of this Agreement, any pledge or security agreement executed pursuant to any provision of this Agreement with respect to any Cash Collateral.
“Senior Note Indenture” means the Indenture, dated as of May 15, 2015 between the Company and The Bank of New York Mellon, as trustee, together with all supplemental indentures, amendments or amendments and restatements relating to the Senior Notes but without giving effect to any covenant amendments implemented pursuant to such supplemental indentures, amendments or amendments and restatements.
“Senior Note Indenture Default” means a Default or Event of Default under the Governing Senior Note Indenture, as defined therein.
“Senior Notes” means each of the Company’s (a) ~~$500,000,000 4% Series E Senior Notes due 2025, (b)~~ $400,000,000 4 ½% Series F Senior Notes due 2026, (~~c) $400,000,000 3 7/8 % Series G Senior Notes due 2024, (d~~b) $650,000,000 3.375 % Series H Senior Notes due 2029, (~~e~~c) $750,000,000 3.500% Series I Senior Notes due 2030, (~~f~~d) $450,000,000 2.900% Series J Senior Notes due 2031 ~~and (g~~, (e) $600,000,000 5.700% Series K Senior Notes due 2034, (f) $700,000,000 5.500% Series L Senior Notes due 2035, (g) $500,000,000 5.700% Series M Senior Notes due 2032 and (h) other issues of senior notes issued pursuant to the Senior Note Indenture.
~~“Series E Indenture” means the Senior Note Indenture, as amended by the First Supplemental Indenture, dated May 15, 2015, to the Senior Note Indenture, as such First Supplemental Indenture is in effect on the Closing Date, which is attached hereto as Exhibit I-1.~~
“Series F Indenture” means the Senior Note Indenture, as amended by the Second Supplemental Indenture, dated October 14, 2015, to the Senior Note Indenture, as such Second Supplemental Indenture is in effect on the Closing Date.
“Series G Indenture” means the Senior Note Indenture, as amended by the Third Supplemental Indenture, dated March 20, 2017, to the Senior Note Indenture, as such Third Supplemental Indenture is in effect on the Closing Date.
“Series H Indenture” means the Senior Note Indenture, as amended by the Fifth Supplemental Indenture, dated September 26, 2019, to the Senior Note Indenture, as such Fifth Supplemental Indenture is in effect on the Closing Date.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on August 5, 1998.
“Single Employer Plan” has the meaning specified in Section 5.10(a).
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
~~“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points) for any Interest Period.~~
“SOFR Scheduled Unavailability Date” shall has the meaning specified in Section 3.03(c).
“SOFR Successor Rate” has the meaning specified in Section 3.03(c).
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.
~~“SONIA Adjustment” means, with respect to SONIA, 0.0326% (3.26 basis points).~~
“Special Notice Currency” means at any time an Alternative Currency that is not a currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Default” means any Default or Event of Default under Sections 8.01(a), 8.01(b) (solely as a result of a failure to comply with Section 6.11(a), 6.11(b) or 6.11(d)), 8.01(f) or 8.01(j).
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subject Acquisition” has the meaning specified in Section 7.10(b).
“Subsidiaries Guaranty” means the Subsidiaries Guaranty made by the Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G-2.
“Subsidiary” means, with respect to any Person, at any date, any corporation, limited liability company, partnership, association or other entity (but excluding an individual), the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as in effect as of such date.
“Subsidiary Guarantor” means any Subsidiary party from time to time to the Subsidiaries Guaranty.
“Subsidiary Indebtedness” means, without duplication, all Unsecured Indebtedness (including Contingent Obligations (other than Contingent Obligations incurred by Subsidiaries in respect of Secured Indebtedness)) of which a Subsidiary other than a Guarantor is the obligor. Obligations under this Agreement shall not constitute Subsidiary Indebtedness. A release under the Subsidiaries Guaranty of a Guarantor which remains a Subsidiary shall be deemed to be an incurrence of Subsidiary Indebtedness in amount equal to the Company’s proportionate interest in the Unsecured Indebtedness of such Guarantor.
“Successor Rate” has the meaning specified in Section 3.03(c).
“Supplemental Addendum” has the meaning specified in Section 2.21.
“Supplemental Borrower” means the applicable Borrower or Borrowers that is or are designated as the Borrower or Borrowers with respect to a particular Supplemental Tranche in accordance with Section 2.21.
“Supplemental Currency” has the meaning specified in Section 2.21.
“Supplemental Tranche” has the meaning specified in Section 2.21.
“Supplemental Tranche Commitment” means, with respect to each Lender, its obligation to make Supplemental Tranche Revolving Loans to the Borrowers pursuant to Section 2.01(e), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Supplemental Tranche Commitments” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Supplemental Tranche Effective Date” has the meaning specified in Section 2.21.
“Supplemental Tranche Request” has the meaning specified in Section 2.21.

“Supplemental Tranche Revolving Loan” has the meaning specified in Section 2.01(e).
“Supported QFC” has the meaning specified in Section 10.24.
“Sustainability Adjustment Date” means the date that is the earlier of (i) five (5) Business Days following receipt by the Administrative Agent and the Sustainability Structuring Agent of the Sustainability Pricing Certificate in accordance with Section 6.11(l) for the applicable fiscal year and (ii) the date that is 180 days after the end of the applicable fiscal year if the Company fails to or elects not to deliver a Sustainability Pricing Certificate for such fiscal year.
“Sustainability Applicable Rate Adjustment” means, as of any date of determination, the applicable rate per annum determined in accordance with the Sustainability Margin Adjustment and Sustainability Facility Fee Adjustment.
“Sustainability Facility Fee Adjustment” means, with respect to any fiscal year, an amount (whether positive, negative or zero), equal to the sum of (a) the Green Building Certification Facility Fee Adjustment Amount, plus (b) the Renewable Electricity Facility Fee Adjustment Amount, in each case for such fiscal year.
“Sustainability Margin Adjustment” means, with respect to any fiscal year, an amount (whether positive, negative or zero), equal to the sum of (a) the Green Building Certification Applicable Margin Adjustment Amount, plus (b) the Renewable Electricity Applicable Margin Adjustment Amount, in each case for such fiscal year.
“Sustainability Performance Thresholds” means the Company’s objectives to improve or maintain over a certain level the KPI Metrics of each of the Key Performance Indicators as reflected in the Sustainability Pricing Certificate, and specified in Schedule 2.23.
“Sustainability Pricing Certificate” means a certificate signed by a duly elected Responsible Officer of the Company, which may be delivered by the Company no more than one (1) time per fiscal year to the Administrative Agent and the Sustainability Structuring Agent pursuant to Section 6.11(l) substantially in the form of Exhibit P attaching (a) true and correct copies of the KPI Metrics Report for the immediately preceding fiscal year and setting forth each of the Sustainability Facility Fee Adjustment and the Sustainability Margin Adjustment and (b) a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
“Sustainability Pricing Certificate Inaccuracy” has the meaning specified in Section 2.23(d).
“Sustainability Recalculation Event” means (A) following the Closing Date, any  (i) acquisition, disposition, merger or similar transaction consummated by the Company or one of its Subsidiaries (otherwise in accordance with the provisions of this Agreement), (ii) change in insourcing or outsourcing by the Company or its Subsidiaries or (iii) change in goods or service offerings by the Company or its Subsidiaries whereby, as a result of any of the foregoing, individually or in the aggregate, as determined by the Company in good faith, the total number of Hotel Properties of the Company and its Subsidiaries are affected by more than 5% as compared to (I) prior to the occurrence of the first Sustainability Recalculation Event under this clause (A), the number of Hotel Properties of the Company and its Subsidiaries as of the Closing Date and (II) after the occurrence of the first Sustainability Recalculation Event (if any) under this clause (A), the number of Hotel Properties of the Company and its Subsidiaries after giving effect to the most recent Sustainability Recalculation Event to occur under this clause (A), or (B) there shall have occurred, following the Closing Date, in the good faith judgment of the Company, any changes to the projections and the assumptions that were used to formulate either the Green Building Certification or Renewable Electricity that would have, if such changes had been taken into consideration when formulating the Green Building Certification or Renewable Electricity, respectively, on the Closing Date or, if applicable, on the effective date of the most recent amendment entered into pursuant to Section 2.23(f) in respect of a Sustainability Recalculation Event occurring under this clause (B), as applicable, materially affected the Targets of the Green Building Certification or Renewable Electricity, respectively.
“Sustainability Structuring Agent” means Credit Agricole Corporate Investment Bank in its capacity as sustainability structuring agent under any of the Loan Documents, or any successor thereto.
“Swap Contract” means (a) any Interest Rate Protection Agreement, (b) any Other Hedging Agreement, (c) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (d) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Contract Obligations” means obligations of the Borrowers under any Swap Contract with any Person that at the time it entered into such Swap Contract was a Lender or an Affiliate of any Lender.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line Borrowing” means, as the context may require, a Canadian Dollar Swing Line Borrowing or a Euro/Sterling Swing Line Borrowing.

“Swing Line Lender” means, as the context may require, the Canadian Dollar Swing Line Lender or the Euro/Sterling Swing Line Lender.
“Swing Line Loan” means, as the context may require, a Canadian Dollar Swing Line Loan or a Euro/Sterling Swing Line Loan.
“Swing Line Loan Notice” means, as the context may require, a Canadian Dollar Swing Line Loan Notice or a Euro/Sterling Swing Line Loan Notice.
“Swing Line Repayment Date” has the meaning specified in Section 2.05(c)(iii)(A).
“Swing Line Sublimit” means, as the context may require, the Alternative Currency Swing Line Sublimit, the Canadian Dollar Swing Line Sublimit or the Euro/Sterling Swing Line Sublimit. The Swing Line Sublimit with respect to Swing Line Loans of any Swing Line Lender shall not exceed at any time the lesser of (x) one third (1/3) of $100,000,000 and (y) an amount equal to (A) the Revolving Loan Commitment of such Swing Line Lender in its capacity as a Revolving Loan Lender minus (B) the aggregate Outstanding Amount of such Swing Line Lender’s Revolving Loans, Swing Line Loans and L/C Obligations unless (a) such Swing Line Lender, in its sole discretion, agrees to make Swing Line Loans in excess thereof and (b) after giving effect to any such Swing Line Loan, the aggregate face amount of all outstanding Swing Line Loans does not exceed $100,000,000. The Swing Line Sublimit is a part of, and not in addition to, the Aggregate Commitments.
“Target” means, with respect to each fiscal year, the percentage set forth in Schedule 2.23 in the row labeled “Target Threshold” for the applicable Key Performance Indicator for the applicable fiscal year.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Tax Distribution” means, with respect to any Asset Sale and for so long as HHRI qualifies, or has taken all other actions necessary to qualify, as a “real estate investment trust” under the Code, (a) an amount reasonably estimated to be equal to the taxable gain or net income from such Asset Sale necessary to be distributed by the Company to HHRI in order for HHRI to maintain its status as a “real estate investment trust” under Sections 856 through 860 of the Code and to satisfy the distributions required to be made pursuant to Treasury regulations issued under Section 337(d) of the Code by reason of HHRI making the election provided for therein plus, without duplication, (b) an amount reasonably estimated for HHRI to avoid income tax or excise tax under the Code or state and local tax laws and regulations; provided, however, there shall not be any implied requirement that the Company utilize the dividend deferral options in Section 857(b)(9) or Section 858(a) of the Code.
“Taxable Income” means Real Estate Investment Trust Taxable Income as defined in Section 857(b) of the Code.
“Taxable REIT Subsidiary” means any Subsidiary of the Company that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code on or after January 1, 2001, or a Subsidiary of such Taxable REIT Subsidiary.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term A-1 Lender” means a Lender with a Term A-1 Loan Commitment or an outstanding Term A-1 Loan.
“Term A-1 Loan” means the term loans made on the Closing Date pursuant to Section 2.01(g) (or converted or continued on the Closing Date pursuant to Section 2.02(g)).
“Term A-1 Loan Borrowing” means a borrowing consisting of simultaneous Term A-1 Loans of the same Type, in the same currency and, in the case of Term SOFR Term Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Term A-1 Loan Commitment” means (a) the commitment of the Term A-1 Lenders to make Term A-1 Loans on the Closing Date pursuant to Section 2.01(g) and (b) as to any New Term Lender, the commitment of such New Term Lender to make incremental Term A-1 Loans pursuant to Section 2.16.
“Term A-1 Loan Notice” means a notice of (a) a Borrowing of a Term A-1 Loan, (b) a conversion of Term A-1 Loans from one Type to the other or (c) a continuation of Term SOFR Term Loans that are Term A-1 Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C-5 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Term A-2 Lender” means a Lender with a Term A-2 Loan Commitment or an outstanding Term A-2 Loan.
“Term A-2 Loan” means the term loans made on the Closing Date pursuant to Section 2.01(h) (or converted or continued on the Closing Date pursuant to Section 2.02(g)).
“Term A-2 Loan Borrowing” means a borrowing consisting of simultaneous Term A-2 Loans of the same Type, in the same currency and, in the case of Term SOFR Term Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Term A-2 Loan Commitment” means (a) the commitment of the Term A-2 Lenders to make Term A-2 Loans on the Closing Date pursuant to Section 2.01(h) and (b) as to any New Term Lender, the commitment of such New Term Lender to make incremental Term A-2 Loans pursuant to Section 2.16.
“Term A-2 Loan Notice” means a notice of (a) a Borrowing of a Term A-2 Loan, (b) a conversion of Term A-2 Loans from one Type to the other or (c) a continuation of Term SOFR Term Loans that are Term A-2 Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C-6 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
~~“Term CORRA Adjustment” means (i) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and (ii) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.~~
“Term CORRA Rate” means, for any Interest Period, with respect to any Eurocurrency Rate Loan denominated in Canadian Dollars (other than Canadian Dollar Swing Line Loans), the Term CORRA Reference Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period~~, in each case, plus the Term CORRA Adjustment for such Interest Period~~; provided, that, if the Term CORRA Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term Lender” means a Term A-1 Lender, a Term A-2 Lender or any New Term Lender.
“Term Loan Commitment” means (a) a Term A-1 Loan Commitment, (b) a Term A-2 Loan Commitment and (c) as to any New Term Lender, the commitment of such New Term Lender to make a Term Loan to the Company or its Subsidiaries pursuant to Section 2.16.
“Term Loan Supplement” means, with respect to any new tranche of Term Loans, a supplement to this Agreement in a form approved by the Administrative Agent and the Company setting forth the terms of such new tranche of Term Loans.
“Term Loans” means (a) the Term A-1 Loans made on the Closing Date pursuant to Section 2.01(g) (or converted or continued on the Closing Date pursuant to Section 2.02(g)), (b) the Term A-2 Loans made on the Closing Date pursuant to Section 2.01(h) (or converted or continued on the Closing Date pursuant to Section 2.02(g)) and (c) any additional tranche of term loans made pursuant to Section 2.16.
“Term SOFR” means:

(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto~~, in each case, plus the SOFR Adjustment for such Interest Period~~; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement (the “Term SOFR Floor”).
“Term SOFR Bid Margin” means the margin above or below the rate based on clause (a) of the definition of Term SOFR to be added to or subtracted from the rate based on clause (a) of the definition of Term SOFR, which margin shall be expressed in multiples of 1/100th of one basis point.
“Term SOFR Floor” has the meaning specified in the definition of Term SOFR.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR. All Term SOFR Loans shall be denominated in Dollars.
“Term SOFR Margin Bid Loan” means a Bid Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Revolving Loan” means a Revolving Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Term SOFR Term Loan” means a Term A-1 Loan or Term A-2 Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Test Period” means each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).
“Threshold” means, with respect to each fiscal year, percentage set forth in Schedule 2.23 in the row labeled “Partially Successful Threshold” for the applicable Key Performance Indicator for the applicable fiscal year.
“TIIE” has the meaning specified in the definition of Eurocurrency Base Rate.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Reallocation Amount” has the meaning specified in Section 2.20(a).
“Tranche” means each of the U.S. Dollar Tranche, the Alternative Currency Tranche, the Mexican Peso Tranche and each Supplemental Tranche.
“Tranche Required Lenders” means, at any time, with respect to a Tranche, Lenders under such Tranche owed or holding greater than 50% of the sum of the Outstanding Amount of such Tranche and the aggregate unused Commitments relating to such Tranche at such time.
“Treasury Management Agreement” means any treasury, depository or cash management arrangements, services or products, including, without limitation, overdraft services and automated clearinghouse transfers of funds.
“Treasury Management Lender” means any Person that, at the time it enters into a Treasury Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Treasury Management Agreement.
“Treasury Management Obligations” means the obligations of the Borrowers under any Treasury Management Agreement with a Treasury Management Lender.
“Type” means (a) with respect to a Revolving Loan, its character as a Base Rate Loan, Daily Simple SOFR Loan, Term SOFR Loan or a Eurocurrency Rate Loan (including an Alternative Daily Rate Loan and an Alternative Term Rate Loan), (b) with respect to a Bid Loan, its character as an Absolute Rate Loan, Term SOFR Margin Bid Loan or a Eurocurrency Margin Bid Loan (including an Alternative Daily Rate Loan and an Alternative Term Rate Loan) and (c) with respect to a Term Loan, its character as a Base Rate Loan, Daily Simple SOFR Loan, Term SOFR Loan or a Eurocurrency Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company, the Guarantors or any of their Subsidiaries plus capital improvements) of real estate assets of the Company, the Guarantors or any of their Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of the Subsidiaries shall be consolidated with those of the Company only to the extent of the Company’s proportionate interest therein).
“Unencumbered Consolidated EBITDA” means, for any period, that portion of Consolidated EBITDA for such period attributable to those assets which (a) do not secure Indebtedness for borrowed money and (b) are not owned by Subsidiaries of the Company that have Subsidiary Indebtedness.
“Unfunded Current Liability” of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under such Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).
“Unrestricted Cash” means, as of any date of determination, an amount equal to the aggregate amount of cash and Cash Equivalents of the Company and its Subsidiaries on such date that are not (a) subject to any Lien (excluding customary rights of set-off and statutory and common law Liens in favor of any depository bank where such cash is maintained or any Lien granted to the Administrative Agent to secure the Obligations under this Agreement), (b) subject to restrictions on the use thereof to pay Indebtedness and other obligations of the Company and its Subsidiaries or (c) held as deposits or security for contractual obligations; provided that Unrestricted Cash shall include cash and Cash Equivalents representing the proceeds from the sale of an asset, which proceeds have been escrowed for a period not in excess of 180 days in anticipation of the acquisition of Real Property pursuant to a transaction governed by Section 1031 of the Code, net of related taxes and/or Tax Distributions for the cancellation of such acquisition and transaction costs and expenses related thereto.
“Unsecured Consolidated Interest Expense” means, for any period, that portion of Consolidated Interest Expense attributable to Indebtedness that is neither Secured Indebtedness nor Subsidiary Indebtedness.
“Unsecured Indebtedness” means any Indebtedness or Disqualified Stock of the Company or any of its Subsidiaries that is not Secured Indebtedness.
“Unsecured Interest Coverage Ratio” means, for any period, the ratio of (a) Unencumbered Consolidated EBITDA for such period to (b) Unsecured Consolidated Interest Expense for such period.
“U.S. Dollar Commitment” means, with respect to each Lender, its obligation (a) to make U.S. Dollar Revolving Loans to the Company pursuant to Section 2.01(a), which, for the avoidance of doubt, shall include the Swing Line Sublimit of each Swing Line Lender in its capacity as a U.S. Dollar Lender of U.S. Dollar Revolving Loans, (b) to purchase participations in L/C Obligations and (c) to purchase participations in Swing Line Loans (if any), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “U.S. Dollar Commitment” or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“U.S. Dollar L/C Obligations” means all L/C Obligations under Letters of Credit issued under the U.S. Dollar Tranche.
“U.S. Dollar Lender” means any Person that is a Lender hereunder in respect of the U.S. Dollar Tranche in its capacity as a Lender in respect of such Tranche.
“U.S. Dollar Revolving Loan” has the meaning specified in Section 2.01(a).
“U.S. Dollar Tranche” means, at any time, the aggregate amount of the Lenders’ U.S. Dollar Commitments at such time.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.
“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) any reference to “L/C Issuer” shall refer to any L/C Issuer, each L/C Issuer, the applicable L/C Issuer or all L/C Issuers as the context may require and (viii) unless the context otherwise requires, any reference to “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)For purposes of determining compliance with any Section of Article VII at any time, in the event that any Lien, Investment, Indebtedness, Asset Sale, Dividend, Affiliate transaction or Contractual Obligation meets the criteria of one or more than one of the categories of transactions permitted pursuant to any clause of such Sections, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses (that have remaining availability thereunder) as determined by the Borrower in its sole discretion at such time, in each case, in a manner that complies with such Section of Article VII.
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(c)Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (excluding financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, (a) for purposes of determining compliance with, and any computations of, the financial covenants set forth in Section 7.18, such calculations and computations shall be made in accordance with Section 7.18(c) and (b) for purposes of determining compliance with, and any computations of, any other financial covenant or covenant contained herein requiring calculations that are determined with reference to GAAP (other than any determination of a Subsidiary) shall be made in accordance with GAAP as in effect on the Closing Date; provided, however, in the case of this clause (b) and for purposes of Section 7.05 hereof, any generally accepted accounting principles requiring leases that were previously accounted for as operating leases prior to the adoption of FASB ASC 842 to be recorded on the balance sheet as a lease liability and the corresponding right of use under FASB ASC 842 shall be disregarded.

(d)Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
(e)Times of Day; Timing for Payment or Performance. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
(f)Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(g)Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent or the L/C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Revolving Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Revolving Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.
(h)Additional Alternative Currencies.
(a)The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Lenders, the Mexican Peso Lenders or the Supplemental Lenders depending on the Tranche under which Borrowings in such currency are to be made (the “Authorizing Lenders”); and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other later time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Authorizing Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Authorizing Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)Any failure by an Authorizing Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Authorizing Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Authorizing Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Authorizing Lenders may amend the definition of Eurocurrency Base Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Eurocurrency Rate has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans, and Borrowings of Eurocurrency Rate Loans in such currency under the applicable Tranche shall thereupon be permitted hereunder; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and the L/C Issuer may amend the definition of Eurocurrency Base Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Eurocurrency Base Rate has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances, and issuances of Letters of Credit in such currency shall be permitted hereunder. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company and Credit Extensions in such requested additional currency shall not be permitted hereunder.
(i)Change of Currency.
(a)Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the applicable offshore interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time in consultation with the Company specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in consultation with the Company to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
(d)Notwithstanding the foregoing, no change of construction pursuant to this Section 1.09 shall reduce or increase any actual or contingent liability arising under this Agreement.
(j)Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “Eurocurrency Rate,” “Term SOFR,” “Alternative Daily Rate,” “Term CORRA Rate,” or “Alternative Term Rate,” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including any Successor Rate) or the effect of any of the foregoing, or of any Conforming Changes. By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the Term CORRA Rate referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.
(k)Terms Applicable to Alternative Daily Rate Loans and Alternative Term Rate Loans.
(a)[Intentionally Omitted].
(b)References to Eurocurrency Rate and Eurocurrency Rate Loans. For the avoidance of doubt:
(i)references to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of this Agreement and the other Loan Documents shall be deemed to include the Alternative Daily Rate, the Alternative Term Rate, Alternative Daily Rate Loans, and Alternative Term Rate Loans, as applicable.

(ii)for purposes of any requirement for the Borrower to compensate Lenders for losses in this Agreement resulting from any continuation, conversion, payment or prepayment of any Alternative Daily Rate Loan or Alternative Term Rate Loan on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for an Alternative Daily Rate Loan or Alternative Term Rate Loan, as applicable.
(c)Revaluation Dates.    The Administrative Agent shall determine the Dollar Equivalent amounts of Borrowings and Loans denominated in Euro and Sterling pursuant to the definition of “Dollar Equivalent”. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.
2.
THE COMMITMENTS AND CREDIT EXTENSIONS
(a)Loans.
(a)U.S. Dollar Revolving Loans. Each Lender with a U.S. Dollar Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each a “U.S. Dollar Revolving Loan”) in Dollars to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Lender’s U.S. Dollar Commitment at such time; provided, however, that after giving effect to any Revolving Borrowing under this Section 2.01(a), (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Revolving Loans and L/C Obligations under the U.S. Dollar Tranche shall not exceed the Applicable Sublimit and (iii) the aggregate Outstanding Amount of the U.S. Dollar Revolving Loans of any Lender, plus such Lender’s Applicable U.S. Dollar Percentage of the Outstanding Amount of all U.S. Dollar L/C Obligations shall not exceed such Lender’s U.S. Dollar Commitment. Within the limits of each Lender’s U.S. Dollar Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this Section 2.01(a). U.S. Dollar Revolving Loans may be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans, as further provided herein.
(b)Alternative Currency Revolving Loans. Each Lender with an Alternative Currency Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each an “Alternative Currency Revolving Loan”) in Dollars or in Alternative Currency

Committed Foreign Currencies to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Lender’s Alternative Currency Commitment at such time; provided, however, that after giving effect to any Revolving Borrowing under this Section 2.01(b), (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations under the Alternative Currency Tranche shall not exceed the Applicable Sublimit, and (iii) the aggregate Outstanding Amount of the Alternative Currency Revolving Loans of any Lender, plus such Lender’s Applicable Alternative Currency Percentage of the Outstanding Amount of all Alternative Currency L/C Obligations, plus such Lender’s Applicable Alternative Currency Percentage of the Outstanding Amount of all (x) [intentionally omitted], (y) Canadian Dollar Swing Line Loans and (z) Euro/Sterling Swing Line Loans, shall not exceed such Lender’s Alternative Currency Commitment. Within the limits of each Lender’s Alternative Currency Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Alternative Currency Revolving Loans (other than Alternative Currency Revolving Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein but except as provided in Section 3.02 and Section 3.03.
(c)Mexican Peso Revolving Loans. Each Lender with a Mexican Peso Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each a “Mexican Peso Revolving Loan”) in Dollars, Alternative Currency Committed Foreign Currencies and Mexican Pesos to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed such Lender’s Mexican Peso Commitment at such time; provided, however, that after giving effect to any Revolving Borrowing under this Section 2.01(c), (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Revolving Loans and L/C Obligations under the Mexican Peso Tranche shall not exceed the Applicable Sublimit, and (iii) the aggregate Outstanding Amount of the Mexican Peso Revolving Loans of any Lender, plus such Lender’s Applicable Mexican Peso Percentage of the Outstanding Amount of all Mexican Peso L/C Obligations shall not exceed such Lender’s Mexican Peso Commitment. Within the limits of each Lender’s Mexican Peso Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(c), prepay under Section 2.06, and reborrow under this Section 2.01(c). Mexican Peso Revolving Loans (other than Mexican Peso Revolving Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein but except as provided in Section 3.02 and Section 3.03. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, no Lender shall be obligated to make a loan in Mexican Pesos if Mexican Pesos are not readily available to such Lender.
(d)[Intentionally Omitted].
(e)Supplemental Tranche Revolving Loans. Each Lender with a Supplemental Tranche Commitment severally agrees, on the terms and conditions set forth herein, to make loans (each an “Supplemental Tranche Revolving Loan”) in Dollars, Alternative Currency Committed Foreign Currencies and the applicable Supplemental Currency to the Supplemental Borrowers from time to time on any Business Day during the period from the Supplemental Tranche Effective Date with respect to such Supplemental Tranche until the end of the Availability Period in an aggregate amount not to exceed such Lender’s Supplemental Tranche Commitment at such time; provided, however, that after giving effect to any Revolving Borrowing under this Section 2.01(e), (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of Revolving Loans under the Supplemental Tranche shall not exceed the Applicable Sublimit, and (iii) the aggregate Outstanding Amount of the Supplemental Tranche Revolving Loans of any Lender shall not exceed such Lender’s Supplemental Tranche Commitment. Within the limits of each Lender’s Supplemental Tranche Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(e), prepay under Section 2.06, and reborrow under this Section 2.01(e). Supplemental Tranche Revolving Loans (other than Supplemental Tranche Revolving Loans in Dollars) shall only be Eurocurrency Rate Loans, as further provided herein but except as provided in Section 3.02 and Section 3.03.
(f)Selection of Tranches. The applicable Borrowers may borrow from one or more Tranches selected by the Company, but each Revolving Borrowing within a Tranche shall be made in a currency permitted under such Tranche of the same Type made simultaneously by all Lenders with a Commitment with respect to such Tranche ratably according to their Commitments with respect to such Tranche.

(g)Term A-1 Loans. Subject to and upon the terms and conditions set forth herein, each Term A-1 Lender severally agrees on the Closing Date to make (or convert or continue pursuant to Section 2.02(g)) a Term A-1 Loan to the Company in Dollars in a principal amount equal to such Term A-1 Lender’s Term A-1 Loan Commitment as set forth on Schedule 2.01B, which Term A-1 Loans shall, at the option of the Company, be incurred and maintained as, and/or converted into, Base Rate Term Loans, Daily Simple SOFR Loans or Term SOFR Term Loans; provided that except as otherwise specifically provided herein, all Term A-1 Loans comprising the same Borrowing shall be of the same Type. Any Term A-1 Loans that are prepaid or repaid may not be reborrowed. The Term A-1 Loans shall rank pari passu in right of payment and of security (if any) with the Revolving Loans, Term A-2 Loans and Bid Loans.
(h)Term A-2 Loans. Subject to and upon the terms and conditions set forth herein, each Term A-2 Lender severally agrees on the Closing Date to make (or convert or continue pursuant to Section 2.02(g)) a Term A-2 Loan to the Company in Dollars in a principal amount equal to such Term A-2 Lender’s Term A-2 Loan Commitment as set forth on Schedule 2.01C, which Term A-2 Loans shall, at the option of the Company, be incurred and maintained as, and/or converted into, Base Rate Term Loans, Daily Simple SOFR Loans or Term SOFR Term Loans; provided that except as otherwise specifically provided herein, all Term A-2 Loans comprising the same Borrowing shall be of the same Type. Any Term A-2 Loans that are prepaid or repaid may not be reborrowed. The Term A-2 Loans shall rank pari passu in right of payment and of security (if any) with the Revolving Loans, Term A-1 Loans and Bid Loans.
(i)Additional Term Loans. The commitment, if any, of Lenders to make other Term Loans shall be set forth in a Term Loan Supplement executed by the applicable Borrowers, the New Term Lenders providing such other Term Loans and the Administrative Agent. No Lender shall be obligated to execute any Term Loan Supplement.
(j)Affiliates of Lenders. Each Lender may, at its option, make any Loan to a Designated Borrower by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect in any manner the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) excuse or relieve any Lender from its Commitment or Term Loan Commitment, as applicable, to make any such Loan to the extent not so made by such branch or Affiliate.

(b)Borrowings, Conversions and Continuations of Loans.
(a)Each Revolving Borrowing, each Term A-1 Loan Borrowing and each Term A-2 Loan Borrowing, each conversion of Revolving Loans, Term A-1 Loans or Term A-2 Loans from one Type to the other, and each continuation of Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Revolving Loan Notice, a Term A-1 Loan Notice or a Term A-2 Loan Notice, as applicable; provided, that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Revolving Loan Notice, a Term A-1 Loan Notice or a Term A-2 Loan Notice, as applicable. Each such Revolving Loan Notice, Term A-1 Loan Notice or Term A-2 Loan Notice, as applicable, must be received by the Administrative Agent not later than (i) 1:00 p.m. two Business Days prior to the requested date of any (A) Borrowing of, conversion to, conversion of or continuation of Term SOFR Revolving Loans or of Term SOFR Term Loans or (B) conversion of Daily Simple SOFR Loans, Base Rate Revolving Loans or Base Rate Term Loans, (ii) 11:00 a.m. three Business Days (or four Business Days in the case of Australian Dollars or Mexican Pesos and four, five or six Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Revolving Loans denominated in Alternative Currencies and (iii) 1:00 p.m. on the requested date of any Borrowing of Base Rate Revolving Loans, Daily Simple SOFR Loans or Base Rate Term Loans; provided, however, that in the event the Company wishes to request any Interest Period that, pursuant to the definition of “Interest Period,” would require the approval of any Lender, then the notice periods set forth in clauses (i) through (iii) above shall be extended by one additional Business Day. Not later than 11:00 a.m. (Eastern time), four Business Days prior to the requested date of such Borrowing or continuation of Alternative Term Rate Loans, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Term SOFR Revolving Loans or Term SOFR Term Loans, or (ii) three Business Days (or four Business Days in the case of Australian Dollars or Mexican Pesos and four or five Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Revolving Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders of such Tranche (or in the case of Term SOFR Term Loans of the same Borrowing, the Term A-1 Lenders or the Term A-2 Lenders, as applicable, holding such Loans). Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, Term A-1 Loan Notice or a Term A-2 Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Company. Except as provided in Section 2.01(h), each Borrowing of, conversion to or continuation of Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans, Daily Simple SOFR Loans or Term SOFR Term Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.01(h), 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Revolving Loans or Base Rate Term Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice, Term A-1 Loan Notice or Term A-2 Loan Notice (in each case, whether telephonic or written) shall specify (i) whether the Company is requesting a Revolving Borrowing, a Term A-1 Loan Borrowing, a Term A-2 Loan Borrowing, a conversion of Revolving Loans, Term A-1 Loans or Term A-2 Loans from one Type to the other, or a continuation of Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans, Term A-1 Loans or Term A-2 Loans to be borrowed, converted or continued, (iv) the Type and Tranche of Revolving Loans, Term A-1 Loans or Term A-2 Loans to be borrowed or to which existing Revolving Loans, Term A-1 Loans or Term A-2 Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) with respect to Revolving Loans, the currency of the Revolving Loans to be borrowed and (vii) if applicable, the Designated Borrower. If the Company fails to specify a currency in a Revolving Loan Notice requesting a Borrowing, then the Revolving Loans so requested shall be made in Dollars. If the Company fails to specify a Tranche of a Revolving Loan in a Revolving Loan Notice, then the Revolving Loans so requested shall be deemed to be a request for a Revolving Borrowing under the U.S. Dollar Tranche if the request is for a Revolving Borrowing in Dollars, the Alternative Currency Tranche

if the request is for a Revolving Borrowing in an Alternative Currency (other than Mexican Pesos), the Mexican Peso Tranche if the request is for a Revolving Borrowing in Mexican Pesos and the Supplemental Tranche if the request is for a Revolving Borrowing in a Supplemental Currency. If the Company fails to specify a Type of Revolving Loan in a Revolving Loan Notice or a Type of Term A-1 Loan or Term A-2 Loan in a Term A-1 Loan Notice or Term A-2 Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans, Term A-1 Loans or Term A-2 Loans shall be made as, or converted to, Term SOFR Loans with an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of Revolving Loans denominated in an Alternative Currency (other than Sterling), such Loans shall be continued as Eurocurrency Rate Revolving Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or Eurocurrency Rate Loans, as applicable. If the Company requests a Borrowing of, conversion to, or continuation of Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans in any such Revolving Loan Notice, Term A-1 Loan Notice or Term A-2 Loan Notice, as applicable, but fails to specify an Interest Period (if applicable), it will be deemed to have specified an Interest Period of one month. No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency or in a different Tranche, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency or reborrowed in another Tranche to the extent permitted herein.
(b)Following receipt of a Revolving Loan Notice, Term A-1 Loan Notice or Term A-2 Loan Notice, the Administrative Agent shall promptly notify each Lender of the applicable Class and/or Tranche and/or holders of the same Borrowing of Term A-1 Loans or Term A-2 Loans of the amount (and, with respect to Revolving Loans, currency) of its Applicable Percentage of the applicable Revolving Loans, Term A-1 Loans or Term A-2 Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the applicable Class and/or Tranche and/or holders of the same Borrowing of Term A-1 Loans or Term A-2 Loans of the details of any automatic conversion to Base Rate Loans or continuation of Revolving Loans denominated in an Alternative Currency, in each case as described in the preceding subsection. In the case of a Revolving Borrowing, each Revolving Loan Lender shall make the amount of its Revolving Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Revolving Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.
(c)Except as otherwise provided herein, a Term SOFR Revolving Loan, Eurocurrency Rate Revolving Loan or Term SOFR Term Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Revolving Loan, Eurocurrency Rate Revolving Loan or Term SOFR Term Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as, Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans without the consent of the applicable Class Required Lenders, and the applicable Class Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Revolving Loans be converted into Base Rate Loans on the last day of the then current Interest Period with respect thereto.
(d)The Administrative Agent shall promptly notify the Company and the Lenders of the applicable Class of the interest rate applicable to any Interest Period for Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Revolving Loans. After giving effect to all Term A-1 Loan Borrowings and Term A-2 Loan Borrowings, all conversions of Term A-1 Loans or Term A-2 Loans from one Type to the other, and all continuations of Term A-1 Loans or Term A-2 Loans as the same Type, there shall not be more than 5 Interest Periods in effect with respect to Term A-1 Loans and5 Interest Periods in effect with respect to Term A-2 Loans.
(f)No later than 1:00 p.m. on the Closing Date, each Term A-1 Lender will make available (or convert or continue pursuant to Section 2.02(g)) its Term A-1 Loan in an aggregate principal amount equal to (i) such Term A-1 Lender’s Applicable Term A-1 Loan Percentage multiplied by (ii) the principal amount of the Term A-1 Loan requested in the manner provided below. No later than 1:00 p.m. on the Closing Date, each Term A-2 Lender will make available (or convert or continue pursuant to Section 2.02(g)) its Term A-2 Loan in an aggregate principal amount equal to (i) such Term A-2 Lender’s Applicable Term A-2 Loan Percentage multiplied by (ii) the principal amount of the Term A-2 Loan requested in the manner provided below. All such amounts of Term A-1 Loans and Term A-2 Loans will be made available in Dollars and in Same Day Funds at the Administrative Agent’s Office, and, upon satisfaction of the applicable conditions set forth in Section 4.01 and Section 4.02, the Administrative Agent will make available the funds so received available on the Closing Date to the Company in like funds as received by the Administrative Agent either by (i) crediting the account of the Company on the books of the Administrative Agent or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company. The terms on which a New Term Lender shall make available any other Term Loan shall be set forth in the Term Loan Supplement for such other Term Loan.
(g)Subject to the terms and conditions set forth herein, each Revolving Loan Lender that is a “Revolving Loan Lender” under the Original Credit Agreement severally agrees to convert and continue on the Closing Date such Revolving Loan Lenders portion of “Revolving Loans” (defined in the Original Credit Agreement) as Revolving Loans under this Agreement. Subject to the terms and conditions set forth herein, each Term A-1 Lender that is a “Term Lender” under the Original Credit Agreement severally agrees to convert and continue on the Closing Date such Term A-1 Lender’s portion of “Term A-1 Loans” (defined in the Original Credit Agreement) as Term A-1 Loans under this Agreement. Subject to the terms and conditions set forth herein, each Term A-2 Lender that is a “Term A-2 Lender” under the Original Credit Agreement severally agrees to convert and continue on the Closing Date such Term A-2 Lender’s portion of “Term A-2 Loans” (defined in the Original Credit Agreement) as Term A-2 Loans under this Agreement.
(h)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender.
(i)With respect to SOFR, Term SOFR, CORRA or the Term CORRA Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(c)Bid Loans.
(a)General. Subject to the terms and conditions set forth herein, for so long as the Company has an Investment Grade Debt Rating, each Revolving Loan Lender agrees that the Company may from time to time request the Revolving Loan Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to the Borrowers prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time. For the avoidance of doubt, the Company may not request Bid Loans if it does not have an Investment Grade Debt Rating.
(b)Requesting Competitive Bids. The Company may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Term SOFR Margin Bid Loans or (iii) four Business Days (or five Business Days in the case of Australian Dollars or Mexican Pesos and five or six Business Days in the case of any other Special Notice Currency, as determined by the Administrative Agent and specified to the Company) prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, (iv) the currency in which the requested Bid Loans are to be denominated (which shall be Dollars in the case of Term SOFR Margin Bid Loans) and (v) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Company may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.
(c)Submitting Competitive Bids.
(i)The Administrative Agent shall promptly notify each Revolving Loan Lender of each Bid Request received by it from the Company and the contents of such Bid Request.
(ii)Each Revolving Loan Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Term SOFR Margin Bid Loans or Eurocurrency Margin Bid Loans, provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Revolving Loan Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Revolving Loan Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the

Bid Borrowing, (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Revolving Loan Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested, (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto, (D) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto, (E) if the proposed Bid Borrowing is to consist of Term SOFR Margin Bid Loans, the Term SOFR Bid Margin with respect to each such Term SOFR Margin Bid Loan and the Interest Period applicable thereto, and (F) the identity of the bidding Revolving Loan Lender.
(iii)Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request or (E) is otherwise not responsive to such Bid Request. Any Revolving Loan Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Revolving Loan Lender of any manifest error it detects in such Revolving Loan Lender’s Competitive Bid.
(iv)Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)Notice to Company of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Term SOFR Margin Bid Loans or Eurocurrency Margin Bid Loans, the Administrative Agent shall notify the Company of the identity of each Revolving Loan Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.
(e)Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Term SOFR Margin Bid Loans or Eurocurrency Margin Bid Loans, the Company (on behalf of itself or the relevant Borrower) shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Company (on behalf of itself or the relevant Borrower) shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company (on behalf of itself or the relevant Borrower) may accept any Competitive Bid in whole or in part; provided that:
(i)the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
(ii)the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;
(iii)the acceptance of offers may be made only on the basis of ascending Absolute Rates, Term SOFR Bid Margins or Eurocurrency Bid Margins within each Interest Period; and
(iv)the Company may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)Procedure for Identical Bids. If two or more Revolving Loan Lenders have submitted Competitive Bids at the same Absolute Rate, Term SOFR Bid Margins or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates, Term SOFR Bid Margins or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Revolving Loan Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Revolving Loan Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
(g)Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Revolving Loan Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.
(h)Notice of Term SOFR and Eurocurrency Base Rate. If any Bid Borrowing is to consist of (i) Term SOFR Margin Bid Loans, the Administrative Agent shall determine SOFR for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Revolving Loan Lenders that will be participating in such Bid Borrowing of such determination or (ii) Eurocurrency Margin Bid Loans, the Administrative Agent shall determine the Eurocurrency Base Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Revolving Loan Lenders that will be participating in such Bid Borrowing of such determination.
(i)Funding of Bid Loans. Each Revolving Loan Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent.
(d)Letters of Credit.
(a)The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Loan Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit and (B) the Revolving Loan Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (w) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Loan Lender, plus such Revolving Loan Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Loan Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Loan Lender’s Commitment, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and the Outstanding Amount of the L/C Obligations under any Tranche shall not exceed the Letter of Credit Sublimit for such Tranche, (y) in respect of any Tranche, the aggregate Outstanding Amount of the Revolving Loans of any Revolving Loan Lender in respect of such Tranche, plus such Revolving Loan Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations in respect of such Tranche, plus such Revolving Loan Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans in respect of such Tranche shall not exceed such Revolving Loan Lender’s Commitment for such Tranche and (z) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations under any Tranche shall not exceed the Applicable Sublimit for such Tranche. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each L/C Issuer shall notify the Administrative Agent, of the receipt of any application for a Letter of Credit, any repayment of any drawing under any Letter of Credit, the stated amount of all Letters of Credit issued by it, the undrawn amount thereof, the amount of any Unreimbursed Amount in respect thereof and any other information requested from time to time by the Administrative Agent.
(ii)The L/C Issuer shall not issue any Letter of Credit, if:
(A)subject to Section 2.04(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Class Required Lenders holding Commitments and/or Revolving Loans have approved such expiry date; or
(B)the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the Company provides Cash Collateral in accordance with Section 2.17.
(iii)The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C)except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $250,000;
(D)such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)any Revolving Loan Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Revolving Loan Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(F)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(vi)The L/C Issuer shall act on behalf of the Revolving Loan Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount and currency thereof (which shall be in Dollars or an Alternative Currency) and the Tranche (which shall be a Letter of Credit Tranche) under which such Letter of Credit shall be issued, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended, (B) the proposed date of amendment thereof (which shall be a Business Day), (C) the nature of the proposed amendment, and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Loan Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue the applicable Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Loan Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Loan Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. The Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Loan Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or such later date if the Company provides Cash Collateral in accordance with Section 2.17); provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Loan Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
(iv)If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Loan Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline from the Administrative Agent, any Revolving Loan Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.
(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company, the Revolving Loan Lenders and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing in Dollars. If the Company does not reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Loan

Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Loan Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Loan Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer in Dollars at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Honor Date, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Loan Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
(iii)With respect to any Unreimbursed Amount that is not (x) fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason or (y) otherwise reimbursed by the Company on the Honor Date, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and, subject to Section 2.09(b), shall bear interest at the Default Rate. In such event, each Revolving Loan Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Loan Lender in satisfaction of its participation obligation under this Section 2.04.
(iv)Until each Revolving Loan Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Loan Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
(v)Each Revolving Loan Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Loan Lender may have against the L/C Issuer, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Loan Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)If any Revolving Loan Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Loan Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Revolving Loan Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Loan Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Loan Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Loan Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Loan Lender such Revolving Loan Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Loan Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the L/C Issuer, which has been distributed to Revolving Loan Lenders, pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Loan Lender shall pay to the Administrative Agent for the account of the L/C Issuer such Revolving Loan Lender’s Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Loan Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Loan Lenders under this clause shall survive the Facility Termination Date.

(e)Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(vi)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will notify the L/C Issuer within five Business Days. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Revolving Loan Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable to any Revolving Loan Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Loan Lenders or the Class Required Lenders in respect of Revolving Loans, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction by a final and nonappealable judgment) or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any Revolving Loan Lender, any of their respective Related Parties or any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction by a final and nonappealable judgment) or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.
(h)Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Loan Lender of a Tranche in accordance with its Applicable Percentage for such Tranche, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit under such Tranche equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, the Company shall not have to pay any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04, except (x) to the maximum extent permitted by applicable Law, to the other Revolving Loan Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), and (y) to the extent allocable to the L/C Issuer’s Fronting Exposure in respect of such Defaulting Lender, to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum specified in the applicable Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount, in Dollars, of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Company shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable by the Company within 15 days following receipt of a reasonably detailed invoice therefor and are nonrefundable.
(j)Conflict with Issuer Documents. To the extent the terms of any Issuer Document are inconsistent with, or impose additional material obligations not otherwise set forth herein, the terms of the Loan Documents shall control for such time as the Loan Documents remain in effect.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)Letters of Credit Issued under Particular Tranche; Changes in the Letter of Credit Sublimit with respect to any Letter of Credit Tranche. Each Letter of Credit may only be issued under a Letter of Credit Tranche. Letters of Credit may not be issued under any other Tranche. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.04 shall, as to any particular Letter of Credit, be applied only to the Tranche under which it was issued and not under any other Tranche, subject to the provisions of Section 2.14. The Company may from time to time increase or decrease the Letter of Credit Sublimit with respect to a Letter of Credit Tranche (but not any other Tranche) by giving written notice to the Administrative Agent and the L/C Issuer specifying (i) the revised Letter of Credit Sublimit for each such Letter of Credit Tranche, which shall be in a whole multiple of $1,000,000 and (ii) the effective date of such change, which shall be a Business Day at least two Business Days after the delivery of such notice, provided, however, (A) the aggregate Letter of Credit Sublimit for all Letter of

Credit Tranches shall not exceed $100,000,000 and (B) the Letter of Credit Sublimit with respect to any Letter of Credit Tranche shall not exceed the aggregate Commitments for such Tranche and shall not be less than the then Outstanding Amount of Letters of Credit issued under such Tranche.
(m)Existing Letters of Credit. Each Existing Letter of Credit shall be deemed to have been issued pursuant to this Agreement under the U.S. Dollar Tranche, and from and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement.
(e)Swing Line Loans.
(a)[Intentionally Omitted].
(b)[Intentionally Omitted].
(c)The Canadian Dollar Swing Line.
(i)The Canadian Dollar Swing Line. Subject to the terms and conditions set forth herein, each Canadian Dollar Swing Line Lender, in reliance upon the agreements of the other Revolving Loan Lenders set forth in this Section 2.05, agrees to make loans in Canadian Dollars (each such loan, a “Canadian Dollar Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Dollar Swing Line Sublimit; provided, however, that after giving effect to any Canadian Dollar Swing Line Loan, (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Alternative Currency Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Alternative Currency L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Dollar Swing Line Loans and Euro/Sterling Swing Line Loans shall not exceed such Lender’s Alternative Currency Commitment, (iii) the aggregate Outstanding Amount of the Canadian Dollar Swing Line Loans and the Euro/Sterling Swing Line Loans shall not exceed the Alternative Currency Swing Line Sublimit, (iv) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations under the Alternative Currency Tranche shall not exceed the Alternative Currency Sublimit and (v) the aggregate Outstanding Amount of Canadian Dollar Swing Line Loans shall not exceed the Canadian Dollar Swing Line Sublimit, and provided, further, that the Company shall not use the proceeds of any Canadian Dollar Swing Line Loan to refinance any outstanding Canadian Dollar Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05(c), prepay under Section 2.06, and reborrow under this Section 2.05(c). Each Canadian Dollar Swing Line Loan shall be a Base Rate Loan (which, for the avoidance of doubt, shall bear interest at the Canadian Prime Rate). Immediately upon the making of a Canadian Dollar Swing Line Loan, each Alternative Currency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Dollar Swing Line Lender a risk participation in such Canadian Dollar Swing Line Loan in an amount equal to the product of such Lender’s Applicable Alternative Currency Percentage times the amount of such Canadian Dollar Swing Line Loan.
(ii)Borrowing Procedures. Each Canadian Dollar Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Canadian Dollar Swing Line Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Canadian Dollar Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Canadian Dollar Swing Line Lender and the Administrative Agent of a Canadian Dollar Swing Line Loan Notice. Each such notice must be received by the Canadian Dollar Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Canadian Dollar Swing Line Lender and the Administrative Agent of a written Canadian Dollar Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Canadian Dollar Swing Line Lender of any telephonic Canadian Dollar Swing Line Loan Notice, the Canadian Dollar Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Canadian Dollar Swing Line Loan Notice and, if not, the Canadian Dollar Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Canadian Dollar Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Canadian Dollar Swing Line Borrowing (A) directing the Canadian Dollar Swing Line Lender not to make such Canadian Dollar Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(c)(i) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Canadian Dollar Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Canadian Dollar Swing Line Loan Notice, make the amount of the requested Canadian Dollar Swing Line Loan available to the Company (x) at the Canadian Dollar Swing Line Lender’s office by crediting the account of the Company on the books of the Canadian Dollar Swing Line Lender in Same Day Funds or (y) by wire transfer of such funds in Same Day Funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company or as otherwise instructed by the Company.
(iii)Refinancing of Canadian Dollar Swing Line Loans.
(A)Unless the Company has repaid any Canadian Dollar Swing Line Loan then outstanding by 11:00 a.m. on the tenth Business Day after such Loan was made (the “Swing Line Repayment Date”), the Canadian Dollar Swing Line Lender or the Administrative Agent shall, no later than 12:00 noon on the Swing Line Repayment Date, or at any time prior thereto in its sole discretion may, request, on behalf of the Company (which hereby irrevocably authorizes the Canadian Dollar Swing Line Lender to so request on its behalf), that each Alternative Currency Lender make a Eurocurrency Rate Revolving Loan with an Interest Period of one month to the Company in Canadian Dollars in an amount equal to such Lender’s Applicable Alternative Currency Percentage of the amount of Canadian Dollar Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Alternative Currency Commitments and the conditions set forth in Section 4.02. The Canadian Dollar Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Alternative Currency Lender shall make an amount equal to its Applicable Alternative Currency Percentage of the amount specified in such Revolving Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Canadian Dollar Swing Line Loan) for the account of the Canadian Dollar Swing Line Lender at the Administrative Agent’s Office for Canadian Dollar-denominated payments not later than 1:00 p.m. on the Swing Line Repayment Date, whereupon, subject to Section 2.05(c)(iii)(B), each Alternative Currency Lender that so makes funds available shall be deemed to have made an Eurocurrency Rate Revolving Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Canadian Dollar Swing Line Lender.
(B)If for any reason any Canadian Dollar Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.05(c)(iii)(A), the request for Eurocurrency Rate Revolving Loans submitted by the Canadian Dollar Swing Line Lender as set forth herein shall be deemed to be a request by the Canadian Dollar Swing Line Lender that each of the Alternative Currency Lenders fund its risk participation in the relevant Canadian Dollar Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(iii)(A) shall be deemed payment in respect of such participation.
(C)If any Alternative Currency Lender fails to make available to the Administrative Agent for the account of the Canadian Dollar Swing Line Lender any amount required to be paid by such Alternative Currency Lender pursuant to the foregoing provisions of this Section 2.05(c)(iii) by the time specified in Section 2.05(c)(iii)(A), the Canadian Dollar Swing Line Lender shall be entitled to recover from such Alternative Currency Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Canadian Dollar Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Canadian Dollar Swing Line Lender in connection with the foregoing. If such Alternative Currency Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than such interest and fees) shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Canadian Dollar Swing Line Loan, as the case may be, as of the date of such Revolving Borrowing or participation. A certificate of the Canadian Dollar Swing Line Lender submitted to any Alternative Currency Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D)Each Alternative Currency Lender’s obligation to make Alternative Currency Revolving Loans or to purchase and fund risk participations in Canadian Dollar Swing Line Loans pursuant to this Section 2.05(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Alternative Currency Lender may have against the Canadian Dollar Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Alternative Currency Lender’s obligation to make Alternative Currency Revolving Loans pursuant to this Section 2.05(c)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Canadian Dollar Swing Line Loans, together with interest as provided herein.
(iv)Repayment of Participations.
(A)At any time after any Alternative Currency Lender has purchased and funded a risk participation in a Canadian Dollar Swing Line Loan, if the Canadian Dollar Swing Line Lender receives any payment on account of such Canadian Dollar Swing Line Loan, the Canadian Dollar Swing Line Lender will distribute to such Alternative Currency Lender its Applicable Alternative Currency Percentage thereof in the same funds as those received by the Canadian Dollar Swing Line Lender.
(B)If any payment received by the Canadian Dollar Swing Line Lender, which has been distributed to Lenders, in respect of principal or interest on any Canadian Dollar Swing Line Loan is required to be returned by the Canadian Dollar Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Canadian Dollar Swing Line Lender in its discretion), each Alternative Currency Lender shall pay to the Canadian Dollar Swing Line Lender its Applicable Alternative Currency Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Canadian Dollar Swing Line Lender. The obligations of the Alternative Currency Lenders under this clause shall survive the Facility Termination Date.
(v)Interest for Account of Canadian Dollar Swing Line Lender. The Canadian Dollar Swing Line Lender shall be responsible for invoicing the Company for interest on the Canadian Dollar Swing Line Loans. Until each Alternative Currency Lender funds its Eurocurrency Rate Revolving Loan or risk participation pursuant to this Section 2.05(c) to fund such Lender’s Applicable Alternative Currency Percentage of any Canadian Dollar Swing Line Loan, interest in respect of such Applicable Alternative Currency Percentage shall be solely for the account of the Canadian Dollar Swing Line Lender.
(vi)Payments Directly to Canadian Dollar Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Canadian Dollar Swing Line Loans directly to the Canadian Dollar Swing Line Lender.

(d)The Euro/Sterling Swing Line.
(i)The Euro/Sterling Swing Line. Subject to the terms and conditions set forth herein, each Euro/Sterling Swing Line Lender, in reliance upon the agreements of the other Revolving Loan Lenders set forth in this Section 2.05, agrees to make loans in Euros or Sterling (each such loan, a “Euro/Sterling Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Euro/Sterling Swing Line Sublimit; provided, however, that after giving effect to any Euro/Sterling Swing Line Loan, (i) the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Alternative Currency Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Alternative Currency L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Canadian Dollar Swing Line Loans and Euro/Sterling Swing Line Loans shall not exceed such Lender’s Alternative Currency Commitment, (iii) the aggregate Outstanding Amount of the Canadian Dollar Swing Line Loans and the Euro/Sterling Swing Line Loans shall not exceed the Alternative Currency Swing Line Sublimit, (iv) the aggregate Outstanding Amount of Revolving Loans, Swing Line Loans and L/C Obligations under the Alternative Currency Tranche shall not exceed the Alternative Currency Sublimit and (v) the aggregate Outstanding Amount of Euro/Sterling Swing Line Loans shall not exceed the Euro/Sterling Swing Line Sublimit, and provided, further, that the Company shall not use the proceeds of any Euro/Sterling Swing Line Loan to refinance any outstanding Euro/Sterling Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05(d), prepay under Section 2.06, and reborrow under this Section 2.05(d). Each Euro/Sterling Swing Line Loan shall be a Eurocurrency Rate Loan. Immediately upon the making of a Euro/Sterling Swing Line Loan, each Alternative Currency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Euro/Sterling Swing Line Lender a risk participation in such Euro/Sterling Swing Line Loan in an amount equal to the product of such Lender’s Applicable Alternative Currency Percentage times the amount of such Euro/Sterling Swing Line Loan.
(ii)Borrowing Procedures. Each Euro/Sterling Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Euro/Sterling Swing Line Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Euro/Sterling Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Euro/Sterling Swing Line Lender and the Administrative Agent of a Euro/Sterling Swing Line Loan Notice. Each such notice must be received by the Euro/Sterling Swing Line Lender and the Administrative Agent not later than 12:00 noon (London time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Euro/Sterling Swing Line Lender and the Administrative Agent of a written Euro/Sterling Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Euro/Sterling Swing Line Lender of any telephonic Euro/Sterling Swing Line Loan Notice, the Euro/Sterling Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Euro/Sterling Swing Line Loan Notice and, if not, the Euro/Sterling Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Euro/Sterling Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m. (London time) on the date of the proposed Euro/Sterling Swing Line Borrowing (A) directing the Euro/Sterling Swing Line Lender not to make such Euro/Sterling Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(d)(i) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Euro/Sterling Swing Line Lender will, not later than 2:00 p.m. (London time) on the borrowing date specified in such Euro/Sterling Swing Line Loan Notice, make the amount of the requested Euro/Sterling Swing Line Loan available to the Company (x) at the Euro/Sterling Swing Line Lender’s office by crediting the account of the Company on the books of the Euro/Sterling Swing Line Lender in Same Day Funds or (y) by wire transfer of such funds in Same Day Funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company or as otherwise instructed by the Company.
(iii)Refinancing of Euro/Sterling Swing Line Loans.
(A)Unless the Company has repaid any Euro/Sterling Swing Line Loan then outstanding by 3:00 p.m. (London time) on the Swing Line Repayment Date, the Euro/Sterling Swing Line Lender or the Administrative Agent shall, no later than 4:00 p.m. (London time) on the Swing Line Repayment Date, or at any time prior thereto in its sole discretion may, request, on behalf of the Company (which hereby irrevocably authorizes the Euro/Sterling Swing Line Lender to so request on its behalf), that each Alternative Currency Lender make (x) an Alternative Daily Rate Loan in an amount equal to such Lender’s Applicable Alternative Currency Percentage of the amount of Euro/Sterling Swing Line Loans then outstanding or (y) an Alternative Term Rate Loan in an amount equal to such Lender’s Applicable Alternative Currency Percentage of the amount of Euro/Sterling Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurocurrency Rate Loans, but subject to the unutilized portion of the Aggregate Alternative Currency Commitments and the conditions set forth in Section 4.02. The Euro/Sterling Swing Line Lender shall furnish the Company with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Alternative Currency Lender shall make an amount equal to its Applicable Alternative Currency Percentage of the amount specified in such Revolving Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Euro/Sterling Swing Line Loan) for the account of the Euro/Sterling Swing Line Lender at the Administrative Agent’s Office for Euro-denominated payments not later than 12:00 noon on the Swing Line Repayment Date, whereupon, subject to Section 2.05(d)(iii)(B), each Alternative Currency Lender that so makes funds available shall be deemed to have made an Eurocurrency Rate Revolving Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Euro/Sterling Swing Line Lender.

(B)If for any reason any Euro/Sterling Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.05(d)(iii)(A), the request for Eurocurrency Rate Revolving Loans submitted by the Euro/Sterling Swing Line Lender as set forth herein shall be deemed to be a request by the Euro/Sterling Swing Line Lender that each of the Alternative Currency Lenders fund its risk participation in the relevant Euro/Sterling Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Euro/Sterling Swing Line Lender pursuant to Section 2.05(d)(iii)(A) shall be deemed payment in respect of such participation.
(C)If any Alternative Currency Lender fails to make available to the Administrative Agent for the account of the Euro/Sterling Swing Line Lender any amount required to be paid by such Alternative Currency Lender pursuant to the foregoing provisions of this Section 2.05(d)(iii) by the time specified in Section 2.05(d)(iii)(A), the Euro/Sterling Swing Line Lender shall be entitled to recover from such Alternative Currency Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Euro/Sterling Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Euro/Sterling Swing Line Lender in connection with the foregoing. If such Alternative Currency Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than such interest and fees) shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Euro/Sterling Swing Line Loan, as the case may be, as of the date of such Revolving Borrowing or participation. A certificate of the Euro/Sterling Swing Line Lender submitted to any Alternative Currency Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.
(D)Each Alternative Currency Lender’s obligation to make Alternative Currency Revolving Loans or to purchase and fund risk participations in Euro/Sterling Swing Line Loans pursuant to this Section 2.05(d)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Alternative Currency Lender may have against the Euro/Sterling Swing Line Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or Event of Default or (iii) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Alternative Currency Lender’s obligation to make Alternative Currency Revolving Loans pursuant to this Section 2.05(d)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Euro/Sterling Swing Line Loans, together with interest as provided herein.
(iv)Repayment of Participations.
(A)At any time after any Alternative Currency Lender has purchased and funded a risk participation in a Euro/Sterling Swing Line Loan, if the Euro/Sterling Swing Line Lender receives any payment on account of such Euro/Sterling Swing Line Loan, the Euro/Sterling

Swing Line Lender will distribute to such Alternative Currency Lender its Applicable Alternative Currency Percentage thereof in the same funds as those received by the Euro/Sterling Swing Line Lender.
(B)If any payment received by the Euro/Sterling Swing Line Lender, which has been distributed to Lenders, in respect of principal or interest on any Euro/Sterling Swing Line Loan is required to be returned by the Euro/Sterling Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Euro/Sterling Swing Line Lender in its discretion), each Alternative Currency Lender shall pay to the Euro/Sterling Swing Line Lender its Applicable Alternative Currency Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Euro/Sterling Swing Line Lender. The obligations of the Alternative Currency Lenders under this clause shall survive the Facility Termination Date.
(v)Interest for Account of Euro/Sterling Swing Line Lender. The Euro/Sterling Swing Line Lender shall be responsible for invoicing the Company for interest on the Euro/Sterling Swing Line Loans. Until each Alternative Currency Lender funds its Eurocurrency Rate Revolving Loan or risk participation pursuant to this Section 2.05(d) to fund such Lender’s Applicable Alternative Currency Percentage of any Euro/Sterling Swing Line Loan, interest in respect of such Applicable Alternative Currency Percentage shall be solely for the account of the Euro/Sterling Swing Line Lender.
(vi)Payments Directly to Euro/Sterling Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Euro/Sterling Swing Line Loans directly to the Euro/Sterling Swing Line Lender.
(e)[Intentionally Omitted].
(f)[Intentionally Omitted].
(g)Changes to the Canadian Dollar Swing Line Sublimit. The Company may from time to time increase or decrease the Canadian Dollar Swing Line Sublimit by giving written notice to the Administrative Agent and each Swing Line Lender specifying (i) the revised Canadian Dollar Swing Line Sublimit, which shall be at least $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the effective date of such change, which shall be a Business Day at least two (2) Business Days after the delivery of such notice, provided, however, (A) the sum of the Canadian Dollar Swing Line Sublimit plus the Euro/Sterling Swing Line Sublimit shall not exceed the Alternative Currency Swing Line Sublimit and (B) the Canadian Dollar Swing Line Sublimit shall at no time be less than the aggregate outstanding principal amount of all Canadian Dollar Swing Line Loans.

(h)Changes to the Euro/Sterling Swing Line Sublimit. The Company may from time to time increase or decrease the Euro/Sterling Swing Line Sublimit by giving written notice to the Administrative Agent and each Swing Line Lender specifying (i) the revised Euro/Sterling Swing Line Sublimit, which shall be at least $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the effective date of such change, which shall be a Business Day at least two (2) Business Days after the delivery of such notice, provided, however, (A) the sum of the Euro/Sterling Swing Line Sublimit plus the Canadian Dollar Swing Line Sublimit shall not exceed the Alternative Currency Swing Line Sublimit and (B) the Euro/Sterling Swing Line Sublimit shall at no time be less than the aggregate outstanding principal amount of all Euro/Sterling Swing Line Loans.
(f)Prepayments.
(a)Voluntary Prepayments of Revolving Loans, Term A-1 Loans, Term A-2 Loans and Bid Loans. Each Borrower may, upon notice from the Company to the Administrative Agent (which notice may state that such notice is conditioned upon the consummation of a transaction which is contemplated to result in prepayment of all or any portion of the Loans, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied), at any time or from time to time voluntarily prepay Revolving Loans, Term A-1 Loans or Term A-2 Loans and unless otherwise set forth in the Bid Request, Bid Loans, in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) one (1) Business Day prior to the date of prepayment of Term SOFR Loans, (B) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency other than Australian Dollars or Mexican Pesos, (C) four (4) Business Days prior to the date of prepayment of Eurocurrency Rate Loans denominated in Australian Dollars or Mexican Pesos and (D) on the date of prepayment of Daily Simple SOFR Loans, Absolute Rate Loans, Base Rate Revolving Loans or Base Rate Term Loans; (ii) any prepayment of Term SOFR Loans or Daily Simple SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in minimum amounts of $1,000,000 and (iv) any prepayment of Absolute Rate Loans, Base Rate Revolving Loans or Base Rate Term Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Term SOFR Loans or Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that such payment shall not become due if the Company at any time revokes such notice as a result of any refinancing or other contemplated source of funds not being available to fund such voluntary prepayment on such due date. Any prepayment of a Term SOFR Loan or a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.18, each such prepayment shall be applied to the Revolving Loans, Term A-1 Loans or Term A-2 Loans, as applicable, of the Lenders in accordance with their respective Applicable Percentages. Any Term A-1 Loans or Term A-2 Loans prepaid pursuant to this Section 2.06(a) may not be reborrowed.
(b)[Intentionally Omitted].
(c)Voluntary Prepayments of Swing Line Loans. The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(d)Excess Usage of Commitments. If for any reason the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations at any time exceed the Aggregate Commitments then in effect, the Borrowers shall promptly, and in any event within one (1) Business Day, prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(d) unless after the prepayment in full of the Loans or of the Loans made under the applicable Tranche, as applicable, such excess remains.
(e)Currency Exposure. If the Administrative Agent notifies the Company at any time that the Outstanding Amount as of any Revaluation Date of Revolving Loans, Swing Line Loans and L/C Obligations, as applicable, with respect to any Tranche exceeds the Applicable Sublimit for such Tranche then in effect, the Borrowers shall promptly, and in any event within one (1) Business Day, prepay the Loans made under such Tranche and/or Cash Collateralize the L/C Obligations issued under such Tranche, if any, in an aggregate amount equal to such excess; provided, however, that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(e) unless after the prepayment in full of the Loans or of the Loans made under such Tranche, as applicable, such excess remains.
(f)[Intentionally Omitted].
(g)[Intentionally Omitted].
(h)[Intentionally Omitted].
(i)Cash Collateral. Notwithstanding the foregoing provisions of this Section 2.06, if at any time the mandatory prepayment of Loans pursuant to Section 2.06(d) or 2.06(e) would result, after giving effect to the procedures set forth above, in any Borrower incurring breakage costs under Section 3.05 as a result of Loans being prepaid other than on the last day of an Interest Period applicable thereto (the “Affected Eurodollar Loans”), then Company may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Company hereunder pursuant to a cash collateral agreement (which shall permit investments in Cash Equivalents satisfactory to the Administrative Agent) to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which agreement shall provide for the payment of interest to the Company in respect of such deposit), with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans (or such earlier date or dates as shall be requested by the Company), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the benefit of the Lenders whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 8.02, any amounts held as cash collateral pursuant to this Section 2.06(i) shall, subject to the requirements of applicable law, be immediately applied to the relevant Loans. Until actually applied to the repayment of Loans, interest shall continue to accrue thereon.
(g)Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent (which notice may state that such notice is conditioned upon the consummation of a transaction which is contemplated to result in termination or reduction of the Aggregate Commitments, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified termination or reduction date) if such condition is not satisfied), terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided, that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Revolving Loans, Bid Loans, Swing Line Loans and L/C Obligations would exceed the Aggregate Commitments and (d) if, after giving effect to any reduction of the Aggregate Commitments, the Alternative Currency Sublimit, the Bid Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall be applied to the U.S. Dollar Sublimit, Alternative Currency Sublimit, any other Applicable Sublimit and each of the Letter of Credit Sublimits as specified by the Company. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Revolving Loan Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
(h)Repayment of Loans.

(a)Each Borrower shall repay to the Revolving Loan Lenders on the Maturity Date applicable to the Revolving Loans the aggregate principal amount of Revolving Loans made to such Borrower outstanding on such date.
(b)Each Borrower shall repay each Bid Loan made to such Borrower on the last day of the Interest Period in respect thereof.
(c)The Company shall repay each Swing Line Loan on the earlier to occur of (i) the Swing Line Repayment Date applicable to such Loan and (ii) the Maturity Date applicable to the Revolving Loans.
(d)The Company shall repay to the Term A-1 Lenders on the Maturity Date applicable to the Term A-1 Loans the aggregate principal amount of Term A-1 Loans made to the Company outstanding on such date.
(e)The Company shall repay to the Term A-2 Lenders on the Maturity Date applicable to the Term A-2 Loans the aggregate principal amount of Term A-2 Loans made to the Company outstanding on such date.
(i)Interest.
(a)General. Subject to the provisions of subsection (b) below,
(i)each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; provided that any Term SOFR Margin Bid Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Term SOFR Bid Margin;
(ii)each Eurocurrency Rate Revolving Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate;
(iii)each Base Rate Revolving Loan and each Base Rate Term Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; provided that, for the avoidance of doubt, any such Base Rate Revolving Loan that is a Canadian Dollar Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate plus the Applicable Rate;
(iv)each Bid Loan (other than each Term SOFR Margin Bid Loan) shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Base Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be;
(v)each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurocurrency Rate plus the Applicable Rate; and
(vi)each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to Daily Simple SOFR as in effect from time to time plus the ~~SOFR Adjustment plus the~~ Applicable Rate.
For purposes of the Term A-1 Loans, if the Company has delivered a written notice to the Administrative Agent certifying (x) that all or any portion of the Term A-1 Loans are subject to an Interest Rate Protection Agreement and (y) that such Interest Rate Protection Agreement is not subject to an interest rate floor, then Term SOFR or the Base Rate, as applicable, used in calculating the interest rate pursuant to clause (a)(i) or clause (a)(iii) above, as applicable, applicable to such portion of such Term A-1 Loans identified in such notice shall not be subject to the Term SOFR Floor or the Base Rate Floor, as applicable.
For purposes of the Term A-2 Loans, if the Company has delivered a written notice to the Administrative Agent certifying (x) that all or any portion of the Term A-2 Loans are subject to an Interest Rate Protection Agreement and (y) that such Interest Rate Protection Agreement is not subject to an interest rate floor, then Term SOFR or the Base Rate, as applicable, used in calculating the interest rate pursuant to clause (a)(i) or clause (a)(iii) above, as applicable, applicable to such portion of such Term A-2 Loans identified in such notice shall not be subject to the Term SOFR Floor or the Base Rate Floor, as applicable.
Notwithstanding the foregoing or anything contained herein to the contrary, (x) with respect to each Term SOFR Term Loan, if the rate calculated pursuant to clause (a)(i) above shall be less than zero for any Interest Period, then the applicable interest rate for such Term SOFR Term Loan for such Interest Period shall deemed to be zero and (y) with respect to each Base Rate Term Loan, if the rate calculated pursuant to clause (a)(iii) above shall be less than zero for any Interest Period, then the applicable interest rate for such Base Rate Term Loan for such Interest Period shall be deemed to be zero.
(b)Default Interest.
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)[Intentionally Omitted].
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest Payment Date. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)If any provision of this Agreement or any other Loan Document would require the Company to make any payment of interest or other amount in an amount or calculated at a rate which would be prohibited by law or would result in payment of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in payment of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:
(i)first, by reducing the amount or rate of interest; and
(ii)thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).
(j)Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.04:
(a)Facility Fee. The Company shall pay to the Administrative Agent with respect to each Tranche for the account of each Revolving Loan Lender in such Tranche in accordance with its Applicable Percentage for such Tranche, a facility fee (the “Facility Fee”) equal to the Applicable Rate times the aggregate Commitments for such Tranche (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Revolving Loans, Swing Line Loans and L/C Obligations in such Tranche), regardless of usage, subject to adjustment as provided in Section 2.18 and Section 2.23, as applicable. The Facility Fee shall accrue at all times during the

Availability Period (and thereafter so long as any Revolving Loans, Swing Line Loans or L/C Obligations remain outstanding in such Tranche), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the aggregate Commitments for the relevant Tranche shall be multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(i)The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(k)Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans when the Base Rate is determined by reference to Bank of America’s prime rate (or Bank of America, N.A. Canada Branch’s prime rate in the case of Canadian Dollar Swing Line Loans) shall be made on the basis of a year of 365 or 366 days, as applicable, as the case may be, and actual days elapsed. Except with respect to Alternative Daily Rate Loans and Alternative Term Rate Loans, all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365- or 366-day year), or, in the case of interest in respect of Revolving Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the

Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)All computations of interest for Alternative Daily Rate Loans and Alternative Term Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Alternative Daily Rate Loan and Alternative Term Rate Loan for the day on which such Loan is made, and shall not accrue on any Alternative Daily Rate Loans or Alternative Term Rate Loans, or any portion thereof, for the day on which such Loans or such portion is paid, provided that any Alternative Daily Rate Loan and Alternative Term Rate Loan that is repaid on the same day on which it is made shall, subject to the terms of this Agreement, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)For the purpose of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
(l)Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto. Promptly following the termination of this Agreement, each Lender shall return to the Borrower each Note issued to it, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit in customary form.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the obligations of such Lender in respect of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
(m)Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or a Supplemental Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency or Supplemental Currency shall be made to the Administrative Agent, for the amount of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency or Supplemental Currency and in Same Day Funds. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States.

If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency or Supplemental Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent pursuant to this Agreement or any other Loan Document after 2:00 p.m., in the case of payments in Dollars or an Alternative Currency or the time specified by the Administrative Agent in writing in the case of payments made in a Supplemental Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by such Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (A) in the case of any Revolving Borrowing of Eurocurrency Rate Loans, prior to the proposed date of such Revolving Borrowing or (B) in the case of any Revolving Borrowing of Term SOFR Loans, Term A-1 Loan Borrowing or Term A-2 Loan Borrowing, prior to 2:00 p.m. on the date of such Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, Term A-1 Loan Borrowing or Term A-2 Loan Borrowing, as applicable, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with, or with and at the time required by, Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing, Term A-1 Loan Borrowing or Term A-2 Loan Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative

Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing, Term A-1 Loan Borrowing or Term A-2 Loan Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Loan, Term A-1 Loan or Term A-2 Loan included in such Revolving Borrowing, such Term A-1 Loan Borrowing or such Term A-2 Loan Borrowing, as applicable, as of the date of such Revolving Borrowing, Term A-1 Loan Borrowing or Term A-2 Loan Borrowing, as applicable. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by Borrowers; Presumptions by Administrative Agent.
(A)Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
(B)With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on written demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to make Term A-1 Loans, to make Term A-2 Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Revolving Loan, any Term A-1 Loan, any Term A-2 Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to make its Term A-1 Loan, to make its Term A-2 Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)Conversion after Event of Default. Upon the occurrence and during the continuance of any Event of Default, Loans denominated in Alternative Currencies and Supplemental Currencies will automatically, on the date of such Event of Default, be converted on a notional basis into the Dollar Equivalent thereof solely for the purposes of making any allocations required under Section 8.03 and Section 2.14(b).
(n)Sharing of Payments by Lenders. (a) Sharing of Payments. Except as otherwise set forth herein, if, in connection with any particular Tranche or Class, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans, Term A-1 Loans or Term A-2 Loans made by it, or the participations in L/C Obligations or in

Swing Line Loans held by it resulting in such Lender’s receiving payment with respect to such Tranche or Class of a proportion of the aggregate amount of such Revolving Loans, Term A-1 Loans or Term A-2 Loans or participations and accrued interest thereon greater than its pro rata share thereof with respect to such Tranche or Class as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) from Lenders of such Tranche or Class participations in the Revolving Loans, Term A-1 Loans or Term A-2 Loans of such Tranche or Class and subparticipations in L/C Obligations and Swing Line Loans of such Tranche or Class of the other Lenders of such Tranche or Class, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders of such Tranche or Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term A-1 Loans or Term A-2 Loans of such Tranche or Class and other amounts owing them in respect of such Tranche or Class; provided that:
(A)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(B)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and as a result of the operation of Section 10.13), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(g)Pro Rata Sharing Following Event of Default. Notwithstanding Section 2.14(a), following the occurrence and during the continuance of any Event of Default and the notional conversion of all Loans denominated in an Alternative Currency or a Supplemental Currency into Dollars pursuant to Section 2.13(f), if any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 10.06) (i) on account of Obligations due and payable to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations due and payable to such Lender at such time to (B) the aggregate amount of the Obligations due and payable to all Lenders under the Loan Documents at such time) of payments obtained by all of the Lenders at such time on account of the Obligations due and payable to all Lenders under the Loan Documents at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender under the Loan Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such Obligations owing to such Lender at such time to (B) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time) of payments obtained by all of the Lenders at such time on account of the Obligations owing (but not due and payable) to all Lenders under the Loan Documents at such time, such Lender shall forthwith purchase from the other Lender such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (A) the purchase price paid to such Lender to (B) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (A) the amount of such other Lender’s required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(o)Extension of Maturity Date.
(a)Extension of Maturity Date of Revolving Loans. The Company may, prior to the Maturity Date then in effect hereunder with respect to Revolving Loans (the “Existing Revolving Loan Maturity Date”), extend the Existing Revolving Loan Maturity Date either (x) up to two (2) times, in each case, by six (6) months or (y) one (1) time by twelve (12) months, subject, in the case of each extension under the foregoing clauses (x) and (y), as applicable, to the following terms and conditions: (i) not later than 60 days prior to the Existing Revolving Loan Maturity Date, the Company shall deliver a written notice indicating its intention to extend the Existing Revolving Loan Maturity Date to the Administrative Agent (which shall promptly notify each of the Lenders), (ii) (A) in the case of each extension pursuant to clause (x) above, the Company shall pay to the Revolving Loan Lenders an extension fee equal to 0.0625% of the Commitments extended on or before the Existing Revolving Loan Maturity Date and (B) in the case of an extension pursuant to clause (y) above, the Company shall pay to the Revolving Loan Lenders an extension fee equal to 0.125% of the Commitments extended on or before the Existing Revolving Loan Maturity Date and (iii) the Company shall deliver to the Administrative Agent a certificate dated as of the Existing Revolving Loan Maturity Date signed by a Responsible Officer of the Company certifying that, before and after giving effect to such extension, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) with such effect as though such representations and warranties had been made on the Existing Revolving Loan Maturity Date (it being understood and agreed that any representation or any warranty which by its term is made as of a specified date shall be required to be true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) as of such specified date).
(b)Extension of Maturity Date of Term A-1 Loans. The Company may up to one (1) time prior to the Maturity Date then in effect hereunder with respect to Term A-1 Loans (the “Existing Term A-1 Loan Maturity Date”) extend the Existing Term A-1 Loan Maturity Date by twelve (12) months, subject to the following terms and conditions: (i) not later than 60 days prior to the Existing Term A-1 Loan Maturity Date, the Company shall deliver a written notice indicating its intention to extend the Existing Term A-1 Loan

Maturity Date to the Administrative Agent (which shall promptly notify each of the Lenders), (ii) the Company shall pay to the Term A-1 Lenders an extension fee equal to 0.100% of the Term A-1 Loans extended on or before the Existing Term A-1 Loan Maturity Date and (iii) the Company shall deliver to the Administrative Agent a certificate dated as of the Existing Term A-1 Loan Maturity Date signed by a Responsible Officer of the Company certifying that, before and after giving effect to such extension, (A) no Default or Event of Default exists and (B) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) with such effect as though such representations and warranties had been made on the Existing Term A-1 Loan Maturity Date (it being understood and agreed that any representation or any warranty which by its term is made as of a specified date shall be required to be true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) as of such specified date). For the avoidance of doubt, the extension option set forth in this Section 2.15(b) shall not apply to Term A-2 Loans.
This Section 2.15 shall supersede any provisions in Section 10.01 to the contrary.
(p)Increase in Commitments.
(a)Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may request an increase in the Aggregate Commitments (which increase may take the form of new revolving or term loan tranches or increasing the size of an existing Tranche, the existing Term A-1 Loans or the existing Term A-2 Loans and provide for the payment of commitment or upfront fees in consideration for such increase solely to such Lenders and Acceding Lenders participating in such increase) (each, an “Increase”) by an amount (for all such requests) not exceeding $500,000,000; provided that (i) any such request for an Increase shall be in a minimum amount of $25,000,000 (or such smaller amount as the Company and the Administrative Agent shall agree) and (ii) if applicable, the Company shall specify the Tranche, Tranches, Term A-1 Loans or Term A-2 Loans that shall be increased and the amount of any such Increase. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).
(b)Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in such Increase and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested Increase. Any Lender not responding within such time period shall be deemed to have declined to participate in such Increase.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall promptly notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders (an “Acceding Lender”) pursuant to a joinder agreement substantially in the form attached hereto as Exhibit O.
(d)Closing Date and Allocations. The Administrative Agent and the Company shall determine the effective date (the “Increase Closing Date”) and the final allocation of such Increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Increase and the Increase Closing Date.
(e)Conditions to Effectiveness of Increase. As a condition precedent to such Increase, (i) the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Closing Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Increase and (y) in the case of the Company, certifying that, before and after giving effect to such Increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects

(provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) on and as of the Increase Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11, and (B) no Default or Event of Default exists, (ii)(A) upon the reasonable request of any Lender participating in such Increase made at least ten days prior to the Increase Closing Date, the Loan Parties shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least three days prior to the Increase Closing Date and (B) at least three days prior to the Increase Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender participating in such Increase that so requests, a Beneficial Ownership Certification with respect to such Loan Party and (iii) to the extent that such Increase shall take the form of a new revolving loan or term loan tranche, this Agreement shall be amended, in form and substance satisfactory to the Administrative Agent, the Company and the lenders in respect of such revolving loan or term loan tranche, as applicable, to include such terms as are customary for a new revolving loan or term loan commitment, as applicable; provided that (I) the terms and conditions applicable to a new revolving loan or term loan tranche may be materially different from those of the Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (II) the interest rates, maturity and amortization schedule applicable to such revolving loans or term loan shall be determined by the Company and the Lenders holding commitments in such revolving loan or term loan tranche, as applicable.

(f)Amendments to Agreement. The Company and the Administrative Agent may execute such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to give effect to such Increase, including any amendments to the definition of “Applicable Sublimit” and Schedule 2.01A.
(g)Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 10.01 to the contrary.
(q)Cash Collateral.
(a)Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall in each case promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations in an amount equal to 105% of then Outstanding Amount of such L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest or non-interest bearing (at the Company’s election) deposit accounts at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.04, 2.05, 2.06, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))), (ii) the Administrative Agent’s good faith determination (which shall not be unreasonably withheld or delayed) that there exists excess Cash Collateral (including following the Company’s request); provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
(r)Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall be entitled to receive any Facility Fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Revolving Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.04, Section 2.05, Section 2.17, or Section 2.18(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(e)Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(s)Designated Borrowers.
(a)The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional Subsidiary of the

Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit L (a “Designated Borrower Request and Assumption Agreement”); provided that the consent of the designation of a Subsidiary organized under the laws of a jurisdiction other than the United States, Canada, or United Kingdom shall require the consent of each Lender funding the applicable Supplemental Tranche. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received (i) a fully executed Company Guaranty made by the Company in favor of the Administrative Agent, substantially in the form of Exhibit G-1 and (ii) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, but in any event consistent with supporting resolutions, incumbency certificates, opinions of counsel and other documents or information delivered pursuant to Section 4.01 or required pursuant to Section 10.18, in each case, as may be reasonably requested by the Administrative Agent or the Required Lenders (or, solely to the extent such documents and/or information, as applicable, are being requested in connection with the Act, the Beneficial Ownership Regulation or any other AML Law, any Lender), and Notes signed by such new Borrowers to the extent any Lenders so require. Promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, but in no event earlier than 15 Business Days following the Administrative Agent’s receipt of such Designated Borrower Request and Assumption Agreement and subject to the Administrative Agent’s consent (such consent not to be unreasonably withheld or delayed) to the Applicant Borrower’s designation as a Designated Borrower, the Administrative Agent shall send a notice in substantially the form of Exhibit M (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders shall make Loans to such Designated Borrower, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement.
(b)The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary shall be joint and several in nature. The

Obligations of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.
(c)Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.19 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
(t)Reallocation of Commitments. (a) Without limitation of the Borrowers’ rights under Section 2.16 or Section 2.21, the Borrowers may, at any time (but not more often than once in any fiscal quarter) during the Availability Period, upon not less than five Business Days’ prior written notice to the Administrative Agent (the “Reallocation Notice”), reallocate the aggregate amount of unused Commitments among the Tranches (a “Reallocation”) by not less than $5,000,000 to be effective on the date set forth in such notice (each a “Reallocation Date”) that is at least 90 days prior to the Maturity Date then in effect with respect to Revolving Loans; provided, however, that (i) in no event shall any Reallocation cause the Commitments of any Tranche to be less than the lesser of (1) in the case of the U.S. Dollar Tranche, $50,000,000 or (2) the portion of the Outstanding Amount then allocable to such Tranche, (ii) on the Reallocation Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the

Reallocation Date, stating that (x) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) on and as of the Reallocation Date after giving effect to the Reallocation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided, that to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language)) as of such earlier date, and except that for purposes of this Section 2.20, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11, and (y) no Default or Event of Default exists or would result from such Reallocation, (iii) immediately after giving effect to such Reallocation, in no event shall the Outstanding Amount under such Tranche exceed the Commitments in respect of such Tranche at such time. The Reallocation Notice shall (x) specify (1) the proposed aggregate amount of such Reallocation (the “Total Reallocation Amount”), (2) the Tranche or Tranches being increased (each, an “Increasing Tranche”), (3) the Tranche or Tranches being decreased (each, a “Decreasing Tranche”) and (4) the proposed Reallocation Date and (y) contain a certification signed by a Responsible Officer of the Company stating that all of the requirements set forth in this Section 2.20(a) have been satisfied or, as of the Reallocation Date, will be satisfied.
(e)Upon receipt of any Reallocation Notice, the Administrative Agent shall promptly deliver a copy of such Reallocation Notice to each L/C Issuer and each affected Lender and notify each affected Lender of its proposed proportionate share of (i) the Decreasing Tranche, (ii) the Increasing Tranche, (iii) the Total Reallocation Amount and (iv) the date by which Lenders (other than Approved Reallocation Lenders) with increasing Commitments in respect of the Increasing Tranche, if any, resulting from such Reallocation must commit in writing to the increase in their respective Commitments in the Increasing Tranche (the “Reallocation Commitment Date”). Such determinations shall be made by the Administrative Agent for each Lender based on the ratio of the Commitment of such Lender in respect of the Decreasing Tranche to the total Commitments of all Lenders in respect of such Tranche; provided that (a) if the Decreasing Tranche is the Mexican Peso Tranche, any Lender with a Mexican Peso Commitment on the Closing Date and (b) with respect to any Tranche, any Lender in the Decreasing Tranche that originally had a Commitment in the Increasing Tranche that was previously reallocated to the Decreasing Tranche, shall restore its prior Commitments in the Increasing Tranche and no other Lenders shall be offered the option to participate therein. Each Lender (other than an Approved Reallocation Lender) that is willing to participate in such Commitment increase resulting from the Reallocation shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Reallocation Commitment Date of the amount by which it is willing to increase its applicable Commitment. If any Lender (other than an Approved Reallocation Lender) shall fail to provide such notice or shall decline, in whole or in part, to commit to its allocable share of the Commitment increase in respect of the Increasing Tranche, then the Administrative Agent shall (i) promptly allocate to the Approved Reallocation Lenders in the Increasing Tranche such share in accordance with the approved allocation amounts of such Approved Reallocation Lender set forth on Schedule 2.20 and (ii) shall thereafter offer any such remaining share to the other Lenders in the Increasing Tranche that are willing to participate in such Commitment increase on a pro rata basis. For the avoidance of doubt, each Lender’s sole right to approve or consent to any Reallocation shall be its right to determine whether to participate, or not to participate, in any Commitment increase in its sole discretion as provided in this Section 2.20(b). Any determinations by the Administrative Agent pursuant to this Section 2.20(b) shall be conclusive absent manifest error.
(f)[Intentionally Omitted].
(g)On the applicable Reallocation Date, (i) the Reallocation shall be effected by reallocating unused Commitments from the Decreasing Tranche to the Increasing Tranche on a dollar-for-dollar basis (and with respect to any Approved Reallocation Lender, without any further approval from such Approved Reallocation Lender) and (ii) to the extent Borrowings then outstanding and owed to any applicable Lender immediately prior to the effectiveness of the Reallocation shall be less than such Lender’s Applicable Percentage (calculated immediately following the effectiveness of such Reallocation) of all Credit Extensions then outstanding that are owed to all Lenders in any affected Tranche (collectively, including any applicable Acceding Lender, the “Reallocation Purchasing Lenders”), in each case as applicable, then such Reallocation Purchasing Lenders, without executing an Assignment and Assumption, shall be deemed to have purchased an assignment of a pro rata portion of the Credit Extensions then outstanding and owed to each Lender that is not a Reallocation Purchasing Lender (collectively, the “Reallocation Selling Lenders”), in an amount sufficient such that following the effectiveness of all such assignments the Credit Extensions outstanding and owed to each Lender shall equal such Lender’s Applicable Percentage (calculated immediately following the effectiveness of the Reallocation) of all Loans then outstanding in respect of the applicable Tranche. The Administrative Agent shall calculate the net amount to be paid by each Reallocation Purchasing Lender and received by each Reallocation Selling Lender in connection with the assignments effected hereunder on the Reallocation Date. Each Reallocation Purchasing Lender shall make the amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than the Reallocation Funding Deadline on the Reallocation Date. The Administrative Agent shall distribute on the Reallocation Date the proceeds of such amount to each of the Reallocation Selling Lenders entitled to receive such payments at its applicable Lending Office.
(h)[Intentionally Omitted].
(i)On the Reallocation Date, the applicable Borrower shall execute and deliver a replacement Note payable to the order of each Lender requesting the same in a principal amount equal to such Lender’s respective Commitment immediately following the effectiveness of the Reallocation. Each Lender receiving a replacement Note shall promptly return to the applicable Borrower any previously issued Note for which such replacement Note was delivered in exchange, or in the case of any loss, theft or destruction of any previously issued Note, a lost note affidavit in customary form.
(j)On the Reallocation Date, the Administrative Agent shall notify the Lenders and the Borrowers, on or before the Reallocation Agent Notice Deadline, by facsimile, telex or other electronic mail communication, of the occurrence of the Reallocation to be effected on such Reallocation Date and shall promptly distribute to the Lenders and the Borrowers a copy of Schedule 2.01A hereto revised to reflect such Reallocation. The Administrative Agent shall record in the Register the relevant information with respect to each Lender on such Reallocation Date in accordance with Section 10.06(c).
(k)Notwithstanding the foregoing, no Reallocation of any unused Commitment of a Lender shall cause an increase in the aggregate Commitments of such Lender and its Affiliates under all Tranches. After giving effect to any Reallocation pursuant to this Section 2.20 and without limiting Section 2.16, the maximum aggregate amount of the Alternative Currency Commitments under the Alternative Currency Tranche may not exceed $500,000,000.
(u)Supplemental Tranches. The Company may from time to time request (each such request, a “Supplemental Tranche Request”) certain Lenders to provide one or more supplemental tranches for Loans in an amount of at least $10,000,000 (or such lesser amount as the Administrative Agent may reasonably agree) per tranche in a currency (a “Supplemental Currency”) that is not included as an Alternative Currency Committed Foreign Currency at the time of such Supplemental Tranche Request (each such new tranche, a “Supplemental Tranche”); provided that Lenders providing Supplemental Tranche Commitments with respect to such Tranche shall be obligated to make Revolving Loans pursuant to Section 2.01(e) in Dollars, Alternative Currency Committed Foreign Currencies and the Supplemental Currency. Each Supplemental Tranche Request shall be made in the form of an addendum substantially in the form of Exhibit N (a “Supplemental Addendum”) and sent to the Administrative Agent and shall set forth (i) the proposed currency of such Supplemental Tranche, (ii) the proposed existing Borrower or Borrowers and/or the proposed Designated Borrower or Designated Borrowers that will be the proposed Supplemental Borrower with respect to such Supplemental Tranche, (iii) the proposed interest types and rates for such Supplemental Tranche, (iv) the other matters set forth on the form of Supplemental Addendum and (v) any other specific terms of such Supplemental Tranche that the Borrowers deem necessary; provided that the maturity date of any Revolving Loan under any Supplemental Tranche shall not be later than the Maturity Date for Revolving Loans. As a condition precedent to the addition of a Supplemental Tranche to this Agreement: (i) each Lender providing a Supplemental Tranche Commitment with respect to the applicable Supplemental Tranche must be able to make Revolving Loans in the Supplemental Currency in accordance with applicable laws and regulations, (ii) each Lender providing a Supplemental Tranche Commitment with respect to such Supplemental Tranche and the Administrative Agent must execute the requested Supplemental Addendum, (iii) each of the proposed Supplemental Borrowers under such Supplemental Tranche shall be an existing Borrower or a Designated Borrower with regard to such Supplemental Tranche and each such Supplemental Borrower and each other Loan Party shall execute the Supplemental Addendum and (iv) any other documents or certificates that shall be reasonably requested by the Administrative Agent in connection with the addition of the Supplemental Tranche shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent. Subject to the provisions of Sections 2.16 and 2.20 and this Section 2.21, each Supplemental Tranche shall be committed to by Lenders pursuant to (x) an increase in Commitments pursuant to Section 2.16 or (y) Reallocations of unused Commitments to the applicable Supplemental Tranche pursuant to Section 2.20. No Lender shall be obligated to make a Supplemental Tranche Commitment and a Lender may agree to do so in its sole discretion. For the avoidance of doubt, each Lender’s sole right to approve or consent to any Supplemental Tranche Commitment shall be its right to determine whether to participate, or not to participate, in any Supplemental Tranche Commitment in its sole discretion as provided in this Section 2.21. If a Supplemental

Tranche Request is accepted in accordance with this Section 2.21, the Administrative Agent and each applicable Borrower shall determine the effective date of such Supplemental Tranche (the “Supplemental Tranche Effective Date”), the final allocation of such Supplemental Tranche and any other terms of such Supplemental Tranche. The Administrative Agent shall promptly distribute a revised Schedule 2.01A to each Lender reflecting such new Supplemental Tranche and notify each Lender of the Supplemental Tranche Effective Date. Promptly after a Supplemental Tranche Request, if the Administrative Agent cannot act as the funding agent therefor, the Company shall, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), appoint the proposed funding agent for the requested Supplemental Tranche. Each such funding agent shall (A) execute the applicable Supplemental Addendum and (B) administer the applicable Supplemental Tranche and, in connection therewith, shall have authority consistent with the authority of the Administrative Agent hereunder in respect of the Administrative Agent’s administration of the applicable Tranche or Tranches; provided, however, that no such funding agent shall be authorized to take any enforcement action unless and except to the extent expressly authorized in writing by the Administrative Agent. Each such funding agent shall be entitled to the benefits of Section 10.04 to the same extent as the Administrative Agent.
(v)Certain Permitted Amendments.
(a)The Company may, by written notice to the Administrative Agent from time to time after the Closing Date, but not more than three times during the term of this Agreement (and with no more than one such offer outstanding at any one time), make one or more offers (each, a “Loan Modification Offer”) to all the Lenders or all Lenders of any Class of Loans to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Notwithstanding anything to the contrary in Section 10.01, each Permitted Amendment shall only require the consent of the Company, the Administrative Agent and those Lenders that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”), and each Permitted Amendment shall become effective only with respect to the Loans and/or Commitments of the Accepting Lenders. In connection with any Loan Modification Offer, the Company may, at its sole option, with respect to one or more of the Lenders that are not Accepting Lenders (each, a “Non-Accepting Lender”) replace such Non-Accepting Lender pursuant to Section 10.13. Upon the effectiveness of any Permitted Amendment and any assignment of any Non-Accepting Lender’s Commitments and/or Loans pursuant to Section 10.13, subject to the payment of applicable amounts pursuant to Section 3.05 in connection therewith, the Company shall be deemed to have made such borrowings and repayments of the Revolving Loans, and the Lenders shall make such adjustments of outstanding Revolving Loans between and among them, as shall be necessary to effect the reallocation of the Commitments such that, after giving effect thereto, the Loans shall be held by the Lenders (including the Eligible Assignees as the new Lenders) ratably in accordance with their Commitments.
(b)The Company and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and/or Commitments of the Accepting Lenders, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” or “Tranche” of loans and/or commitments hereunder. Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the Closing Date.
(c)“Permitted Amendments” means any or all of the following: (i) an extension of the Maturity Date applicable solely to the Loans and/or Commitments of the Accepting Lenders, (ii) an increase in the interest rate with respect to the Loans and/or Commitments of the Accepting Lenders, (iii) the inclusion of additional fees to be payable to the Accepting Lenders in connection with the Permitted Amendment (including any upfront fees), (iv) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” or “Tranche” of loans and/or commitments resulting therefrom, provided that payments of principal and interest on Loans (including loans of Accepting Lenders) shall continue to be shared pro rata in accordance with Section 2.14, except that notwithstanding Section 2.14 the Loans and Commitments of the Non-Accepting Lenders may be repaid and terminated on their applicable Maturity Date, without any pro rata reduction of the commitments and repayment of loans of Accepting Lenders with a different Maturity Date and (v) such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to give effect to the foregoing Permitted Amendments.
(d)This Section 2.22 shall supersede any provision in Section 10.01 to the contrary. Notwithstanding any reallocation into extending and non-extending “Classes” or “Tranches” in connection with a Permitted Amendment, all Loans to the Company under this Agreement shall rank pari-passu in right of payment.
(w)Sustainability Adjustments.
(a)Effective Date for Pricing Adjustments. (i) Each Sustainability Margin Adjustment and each Sustainability Facility Fee Adjustment shall be effective on the applicable Sustainability Adjustment Date and (ii) each change in the Applicable Rate and the Facility Fee resulting from delivery of a Sustainability Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Adjustment Date and ending on the earlier to occur of (x) the date immediately preceding the next such Sustainability Adjustment Date and (y) the 180th day of the immediately succeeding fiscal year.
(b)Maximum Adjustment Amount. For the avoidance of doubt, the Sustainability Pricing Certificate may be delivered only once in respect of any fiscal year. It is further understood and agreed that (i) the Applicable Rate will never be reduced or increased by more than (A) 0.04% (4 basis points) in the case of Revolving Loans and Letter of Credit Fees and (B) 0.05% (5 basis points) in the case of Term Loans and (ii) the Facility Fee will never be reduced or increased by more than 0.01% (1 basis point), in each case pursuant to the Sustainability Margin Adjustment or the Sustainability Facility Fee Adjustment, as applicable, during any fiscal year (the “Maximum Adjustment”). For the avoidance of doubt, any adjustment to the Applicable Rate due to a Sustainability Margin Adjustment or any adjustment to the Facility Fee due to a Sustainability Facility Fee

Adjustment in any fiscal year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place pursuant to Section 2.23(a) above.
(c)Non-Reporting of KPI. If the Company does not provide the Administrative Agent with the Sustainability Pricing Certificate for one or more KPI Metrics for any fiscal year within the timeframe set forth Section 6.11(l), then until such time as the Company provides such certificate for the applicable KPI Metric, the Applicable Rate shall be increased by (i) (A) 0.02% (2 basis points) in the case of Revolving Loans and Letter of Credit Fees and (B) 0.025% (2.5 basis points) in the case of Term Loans and (ii) the Facility Fee shall be increased by 0.005% (0.5 basis points), in each case, for each applicable Key Performance Indicator for which a KPI Metric has not been submitted, commencing on the day by which such Sustainability Pricing Certificate was required to have been delivered pursuant to Section 6.11(l) and continuing until the Company submits the Sustainability Pricing Certificate for such fiscal year or for the subsequent fiscal year; provided that the Applicable Rate and the Facility Fee, as applicable, shall never be increased by more than the Maximum Adjustment.
(d)Sustainability Certificate Inaccuracy. (1) If (i) (A) the Company or the Required Lenders become aware of any material inaccuracy in any Sustainability Applicable Rate Adjustment or any KPI Metric calculation as reported in a Sustainability Pricing Certificate (any such material inaccuracy, a “Sustainability Pricing Certificate Inaccuracy”) and, in the case of the Required Lenders, the Required Lenders deliver a written notice to the Administrative Agent and the Sustainability Structuring Agent describing such Sustainability Pricing Certificate Inaccuracy in reasonable detail (which description shall be promptly shared with each Lender and the Company), or (B) the Company and the Lenders agree that there was a Sustainability Pricing Certificate Inaccuracy at the time of delivery of a Sustainability Pricing Certificate, and (ii) a proper calculation of the Sustainability Applicable Rate Adjustments or the KPI Metrics would have resulted in an increase in the Applicable Rate and/or Facility Fee for any applicable period, the Company shall pay to the Administrative Agent for the account of the Lenders promptly following written demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, automatically and without further action by the Administrative Agent or any Lender), but in any event within 10 Business Days after the

Company has received written notice in reasonable detail of, or has agreed in writing that there was, a Sustainability Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest or fee, as applicable, in each case that should have been paid for such period over (2) the amount of interest or fee actually paid for such period.
(2)     If the Company becomes aware of any Sustainability Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Applicable Rate Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate or Facility Fee for any period, then, upon receipt by the Administrative Agent of written notice from the Company of such Sustainability Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Applicable Rate Adjustment or the KPI Metrics, as applicable, and be certified to by a Responsible Officer of the Company), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate or the Facility Fee, as applicable, shall be adjusted to reflect the corrected calculations of the Sustainability Applicable Rate Adjustment or the KPI Metrics, as applicable.
(3)     It is understood and agreed that any Sustainability Pricing Certificate Inaccuracy with respect to any applicable period shall not constitute a Default unless the Company fails to make a payment required by the foregoing terms of this Section 2.23(d) within the time period for payment set forth in clause (1) of this Section 2.23(d). Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code, (a) any additional amounts required to be paid pursuant to this Section 2.23(d) shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with clause (1) of this Section 2.23(d), (b) any nonpayment of such additional amounts shall not constitute a Default (whether retroactively or otherwise) until the expiration of the period for payment set forth in clause (1) of this Section 2.23 and (c) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to the expiration of the period for payment set forth in clause (1) of this Section 2.23 .
(e)Agent Exculpation. Each party hereto hereby agrees that neither the Administrative Agent nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Applicable Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in the Initial KPI Metrics Report, any KPI Metrics Report or any Sustainability Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).

(f)Regulatory Change; Sustainability Recalculation Event. In the event of a Regulatory Change or a Sustainability Recalculation Event, in each case, which affects, significantly, whether positively and / or negatively, one or more of the KPI Metrics, (i) the Company, the Administrative Agent and the Sustainability Structuring Agent shall negotiate in good faith, by no later than 60 days following such Regulatory Change or Sustainability Recalculation Event, as applicable, any necessary amendment, modification or other supplement to Schedule 2.23 (and any component definitions thereof), which amendment, modification or other supplement shall be subject to the affirmative approval of the Required Lenders; provided, however, if the Company, the Sustainability Structuring Agent, the Administrative Agent and the Required Lenders are unable to agree to any such amendment, modification or supplement following the 60 day period, the Sustainability Applicable Rate Adjustment shall cease to apply for the relevant Key Performance Indicator and, notwithstanding anything to the contrary herein, for all purposes hereunder, the Sustainability Applicable Rate Adjustment for such Key Performance Indicator shall be deemed to be zero. In the case such Key Performance Indicator no longer applies, the Company will then cease to refer to the applicable Key Performance Indicator in the Sustainability Pricing Certificate.
3.
TAXES, YIELD PROTECTION AND ILLEGALITY
(a)Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the respective Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without deduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined in the good faith discretion of such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(i)If any Loan Party or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States federal backup withholding taxes and withholding taxes imposed by any jurisdiction, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the

Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after such required withholding or the making of such required deductions (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted or payable or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to a Loan Party by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
(d)Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by a Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Loan Party, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to such Loan Party or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation. (i) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and to the Administrative Agent at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes (including any documentation that will permit such payments to be made without withholding or at a reduced rate of withholding), (B) if applicable, the required rate of withholding or deduction and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in this Section or the definition of “Excluded Taxes”, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (e)(ii)(A), (ii)(B)(1)-(4) and (iii) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(1)executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(2)executed copies of Internal Revenue Service Form W-8ECI,
(3)executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(4)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, or
(5)executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(ii)If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed in law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(iii) and notwithstanding anything to the contrary set forth in the definition of “FATCA” or Section 1.02, "FATCA" shall include any amendments made to FATCA after the Closing Date.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certificate or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, any Lender or the L/C Issuer be required to pay any amount to a Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent, any Lender or the L/C Issuer (as applicable) in a less favorable net after-Tax position than such Administrative Agent, any Lender or L/C Issuer would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.
(g)Grandfathered Obligations. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrowers and the Administrative Agent shall treat

(and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(b)Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office or Affiliate to make, maintain or fund Loans (a) to any Designated Borrower or (b) whose interest is determined by reference to the Eurocurrency Rate, SOFR or Term SOFR, or to determine or charge interest rates based upon the Eurocurrency Rate, SOFR or Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue (A) any Loan to such Designated Borrower or (B) Eurocurrency Rate Loans in the affected currency or currencies, Daily Simple SOFR Loans or Term SOFR Loans, to convert Base Rate Revolving Loans or Base Rate Term Loans to Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans, Daily Simple SOFR Loans or Term SOFR Term Loans, as applicable, shall be suspended and, in the case of any notice delivered pursuant to clause (a) above, such Lender shall be under no obligation to make additional Loans to such Designated Borrower and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of any notice pursuant to clause (b) above, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars or such Lender is an Alternative Currency Lender or U.S. Dollar Lender, convert all Term SOFR Loans, Daily Simple SOFR Loans and all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either (I) on the last day of the Interest Period therefor, in the case of Term SOFR Loans or Eurocurrency Rate Loans, if such Lender may lawfully continue to maintain such Term SOFR Loans or such Eurocurrency Rate Loans to such day, or (II) immediately, in the case of Term SOFR Loans or Eurocurrency Rate Loans, if such Lender may not lawfully continue to maintain such Term SOFR Loans or such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate or SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based SOFR. Upon receipt of any notice pursuant to clause (a)

above, which notice asserts the illegality of such Lender to lend to such Designated Borrower, the Borrowers shall prepay such Loans of such Lender outstanding to such Designated Borrower within ten (10) Business Days of such notice (or such shorter period as required by applicable Law); provided that if such Loans are not so repaid, so long as no Event of Default has occurred and is continuing and the Company has designated another Borrower to which it is not illegal for such Lender to make or maintain Loans, such Loans shall be deemed to be repaid and such other Borrower as designated by the Company shall be deemed to have borrowed the amount deemed repaid by such Designated Borrower. Upon any such prepayment or conversion the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
(c)Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan, a Daily Simple SOFR Loan or a Eurocurrency Rate Loan or a conversion to Term SOFR Loans, Daily Simple SOFR Loans or Eurocurrency Rate Loans or a continuation of any of such Term SOFR Loans or such Eurocurrency Rate Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b) or Section 3.03(c), and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Non-SOFR Scheduled Unavailability Date or the SOFR Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR, Daily Simple SOFR or the Eurocurrency Base Rate for any requested Interest Period with respect to a proposed Term SOFR Revolving Loan, Eurocurrency Rate Revolving Loan, Term SOFR Term Loan or Daily Simple SOFR Loan, as applicable, or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR, Daily Simple SOFR or the Eurocurrency Base Rate for any requested Interest Period with respect to any such proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender.
Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, Daily Simple SOFR Loans or Eurocurrency Rate Loans, as applicable, or to convert Base Rate Loans to Term SOFR Loans, Daily Simple SOFR Loans or Eurocurrency Rate Loans, as applicable, in the affected currency or currencies shall be suspended (to the extent of the affected Term SOFR Loans or Eurocurrency Rate Loans, or Interest Periods related thereto), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders or the Class Required Lenders in respect of the Revolving Loans, the applicable Term A-1 Loans or Term A-2 Loans, as the case may be, until the Administrative Agent upon instruction of the Required Lenders or the Class Required Lenders in respect of the Revolving Loans, the applicable Term A-1 Loans or Term A-2 Loans, as the case may be) revokes such notice.
    Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to or continuation of, Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans (to the extent of the affected Term SOFR Revolving Loans, Eurocurrency Rate Revolving Loans or Term SOFR Term Loans, or Interest Periods related thereto), as applicable, in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Revolving Loans or Base Rate Term Loans, as applicable, in the amount specified therein (or, in the case of a request for a Borrowing of, or conversion to or continuation of, Eurocurrency Rate Revolving Loans denominated in an Alternative Currency, denominated in Dollars in the Dollar Equivalent of the amount specified therein) and (ii) (A) any outstanding Term SOFR Revolving Loans or Term SOFR Term Loans, as applicable, shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (B) any outstanding, Eurocurrency Rate Revolving Loan shall be deemed to have been converted to Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Eurocurrency Rate Revolving Loan immediately at the end of the applicable Interest Period.
(b)Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining any Applicable Reference Rate (other than SOFR) for any requested Interest Period for any Permitted Currency (other than Dollars), including, without limitation, because the applicable screen page is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the applicable administrator of the Applicable Reference Rate (other than SOFR) for such Permitted Currency (other than Dollars) or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator, in each case acting in such capacity, has made a public statement identifying a specific date after which all tenors of any Applicable Reference Rate (other than SOFR) or the applicable screen rate (other than the Term SOFR Screen Rate) shall or will no longer be made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Permitted Currency (other than Dollars), or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such tenor(s) of the Applicable Reference Rate (other than SOFR) for such Permitted Currency (other than Dollars) after such specific date (the latest date on which all tenors of the Applicable Reference Rate (other than SOFR) or the applicable screen page (other than the Term SOFR Screen Rate) are no longer available permanently or indefinitely, the “Non-SOFR Scheduled Unavailability Date”), or if the events or circumstances of the type described in Sections 3.03(b)(i) or (ii) have occurred with respect to the Non-SOFR Successor Rate then in effect, then, in each case, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing such Applicable Reference Rate (other than SOFR) in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternate benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States in such Permitted Currency (other than Dollars) for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the United States in such Permitted Currency (other than Dollars) for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (any such proposed rate and adjustments thereto, a “Non-SOFR Successor Rate”). Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(c)Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”), or if the events or circumstances of the type described in Sections 3.03(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR ~~plus the SOFR Adjustment~~ for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate” and, collectively with the Non-SOFR Successor Rate, each, a “Successor Rate”).
If the SOFR Successor Rate is Daily Simple SOFR ~~plus the SOFR Adjustment~~, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments thereto, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
For purposes of this Section 3.03(c), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
(d)Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate (for the avoidance of doubt, after taking into account any applicable credit spread adjustment) as so determined would otherwise be less than zero, the Successor Rate (for the avoidance of doubt, after taking into any applicable credit spread adjustment) will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective.
(d)Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement to the extent reflected in the Eurocurrency Rate) or the L/C Issuer;

(ii)subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Term SOFR Loan or Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for (A) Indemnified Taxes or Other Taxes covered by Section 3.01, (B) and the imposition of, or any change in the rate of, any Tax described in clauses (c) through (e) of the definition of Excluded Tax payable by such Lender or the L/C Issuer and (C) Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes, in each case imposed as a result of a present or former connection between such Lender or L/C Issuer and the jurisdiction imposing such Tax (other than connections arising from such Lender or L/C Issuer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document)); or
(iii)impose on any Lender or the L/C Issuer or the applicable offshore interbank market any other condition, cost or expense affecting this Agreement or Term SOFR Loans or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, maintaining, converting or continuing any Loan the interest on which is determined by reference to Term SOFR or the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the

L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a), (b) or (e) of this Section and delivered to the Company shall be conclusive absent manifest error; provided, however, that notwithstanding anything to the contrary in this Section 3.04, in the case of any Change in Law, it shall be a condition to a Lender’s exercise of its rights, if any, under this Section 3.04 that such Lender shall generally be exercising similar rights with respect to borrowers under similar agreements where available. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of Term SOFR Loans or Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) not already paid pursuant to Section 3.04(a) or (b) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 30 days’ prior notice (with a copy to the Administrative Agent) reasonably detailing the calculation of additional amounts due to such Lender. If a Lender fails to give notice 30 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 30 days from receipt of such notice.
(e)Compensation for Losses. Upon written request (which request shall set forth the basis for compensation and a reasonably detailed calculation of the amount of such compensation) of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any reasonable loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Absolute Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan or Absolute Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)any failure by any Borrower to make payment of any Loan or reimbursement of a drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency in a different currency;
(d)any assignment of a Term SOFR Loan or Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13; or
(e)any Reallocation pursuant to Section 2.20(d) in respect of any Tranche on a day other than the last day of the Interest Period of any Term SOFR Loan or Eurocurrency Rate Loan outstanding under such Tranche;

excluding any loss of anticipated profits but including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Base Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
(f)Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of any Borrower such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If (i) any Lender or Participant requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender, any Participant or any Governmental Authority for the account of any Lender or any Participant pursuant to Section 3.01 or (iii) any Lender delivers a notice pursuant to Section 3.02, the Company may replace such Lender or such Participant in accordance with Section 10.13.

(g)Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment, satisfaction or discharge of all other Obligations hereunder, and resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender.
4.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
(a)Conditions of Initial Credit Extension. The effectiveness of this Agreement, the amendment and restatement of the Original Credit Agreement and the obligation of the L/C Issuer and each Lender (if applicable) to make the Credit Extension requested to be made by it on the Closing Date is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Company, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;
(ii)a Note executed by the Company in favor of each Lender requesting a Note;
(iii)the Escrow Agreement, duly executed by each party thereto;
(iv)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;
(v)all trust, corporate, partnership, limited liability company and legal proceedings of the Company authorizing the transactions contemplated by this Agreement, all Organization Documents of the Company and the other documents in effect on the Closing Date, and all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, partnership or governmental authorities;
(vi)a favorable opinion of Hogan Lovells US LLP, special counsel to the Company, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;

(vii)[intentionally omitted];
(viii)a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and immediately prior to the Closing Date there exists no Default or Event of Default under the Original Credit Agreement, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) the current Debt Rating;
(ix)a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on September 30, 2022 signed by a Responsible Officer of the Company;
(x)[intentionally omitted];
(xi)[intentionally omitted]; and
(xii)such other assurances, certificates, documents or consents as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
(b)Any fees required hereunder or under any other Loan Document (including pursuant to the Fee Letter) to be paid on or before the Closing Date shall have been paid.
(c)Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
(d)On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) which the Administrative Agent or the Lenders shall determine could reasonably be expected to have a Material Adverse Effect.
(e)There shall have been delivered to the Administrative Agent: (i) a solvency certificate in the form of Exhibit K, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date from an Authorized Financial Officer of the Company certifying as to the solvency of the Company and its Subsidiaries taken as a whole and the Company on a stand-alone basis and (ii) if requested by the Administrative Agent, such information regarding the compliance by the Company with the requirements of Section 6.04 for the business and properties of the Company and its Subsidiaries.
(f)The Administrative Agent shall have received the financial statements and the Projections referred to in Section 5.05(d).
(g)[intentionally omitted].
(h)(i) Since December 31, 2021, nothing shall have occurred (and neither the Administrative Agent nor any of the Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or believe could reasonably be expected to have, a Material Adverse Effect.
(i)On or prior to the Closing Date, all necessary governmental (domestic and foreign) and material third party approvals and consents in connection with the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Loan Documents to occur on or prior to the Closing Date.
(i)(i) Upon the reasonable request of any Lender made at least ten days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, in each case at least three days prior to the Closing Date and (ii) at least three days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to the Borrower.
(j)Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Notwithstanding anything to the contrary contained herein, if the conditions set forth above in this Section 4.01 have not been satisfied or waived by January 31, 2023, the Signature Pages (as defined in the Escrow Agreement) shall be promptly returned by the escrow agent named therein to the applicable parties that delivered such Signature Pages pursuant to the Escrow Agreement, and this Agreement shall not become effective and the Closing Date shall not occur.
(b)Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice, Term A-1 Loan Notice or a Term A-2 Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects only as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.11; provided that, (i) to the extent that any representation or warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects (but, for the avoidance of doubt, subject to any qualification contained therein as to “materiality”, “Material Adverse Effect” or similar language) in each case on and as of such date or such earlier date, as applicable and (ii) the representations and warranties of the Company contained in (A) the last sentence of Section 5.05(a) and (B) Section 5.06(b) shall only be made on the Closing Date.
(b)No Default, Event of Default or Senior Note Indenture Default shall exist.
(c)The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof, which Request for Credit Extension shall include a certification that no Default, Event of Default or Senior Note Indenture Default exists, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(d)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
Each Request for Credit Extension (other than a Revolving Loan Notice, Term A-1 Loan Notice or Term A-2 Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
5.
REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
(a)Status. Each of the Company and each of its Subsidiaries (a) is a duly organized and validly existing corporation, partnership, trust or limited liability company, as the case may be, in good standing (if applicable) under the laws of the jurisdiction of its organization, (b) has the corporate, partnership, trust or limited liability company power and authority, as the case may be, to own or lease its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except (in the case of clauses (a), (b) and (c)) for failures which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)Power and Authority. Each Loan Party has the corporate, partnership, trust or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate, partnership, trust or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Loan Party has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance (but only with respect to any guaranties or security interests given by a Guarantor), reorganization or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(c)No Violation. Neither the execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents, if any) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the certificate of incorporation, partnership agreement, declaration of trust, certificate of partnership, limited liability company agreement or by-laws, as the case may be, of the Company or any of its Subsidiaries. The Obligations under the Loan Documents constitute indebtedness issued to replace the Credit Facility, as such term is defined in the Governing Senior Note Indenture.
(d)Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (i) as have been obtained or made and which remain in full force and effect and (ii) for filings to be made following the Closing Date pursuant to generally applicable securities laws), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance of any Loan Document or (b) the legality, validity, binding effect or enforceability of any Loan Document.
(e)Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of the Company and its Subsidiaries for the fiscal year ended December 31, 2021 and the fiscal quarter ended September 30, 2022, and the related consolidated statements of income, cash flows and shareholders’ equity of such Persons for the fiscal year and fiscal quarter ended on such dates, as the case may be, copies of which have been furnished to the Lenders on or prior to the Closing Date, (i) present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries at the date of such balance sheets and the consolidated results of the operations of such Persons for the periods covered thereby and (ii) have been prepared in accordance with GAAP consistently applied (subject, in the case of the financial statements not relating to a full fiscal year, to normal year-end audit adjustments and the absence of footnotes). Except as, and to the extent, disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2021, since December 31, 2021, nothing has occurred that has had, or could reasonably be expected to have, a material adverse change in any of (i) the legality, validity or enforceability of the Loan Documents taken as a whole, (ii) the ability of the Company and the Designated Borrowers, taken as a whole, to repay the Obligations, or (iii) the rights and remedies of the Lenders or the Agents under the Loan Documents.

(e)On and as of the Closing Date, on a Pro Forma Basis after giving effect to all Indebtedness (including the Revolving Loans, the Term A-1 Loans, the Term A-2 Loans and the Letters of Credit) being incurred or assumed on the Closing Date, (i) the sum of the assets, at a fair valuation on a going concern basis, of the Company and its Subsidiaries (taken as a whole) will exceed their respective debts, (ii) the Company and its Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business and (iii) the Company and its Subsidiaries (taken as a whole) have sufficient capital with which to conduct its business. For purposes of this Section 5.05(b) “debt” means any liability on a claim, and “claim” means (i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, secured or unsecured, in each case, to the extent of the reasonably anticipated liability thereof, as determined by the Company in good faith or (ii) the absolute right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
(f)Except as disclosed in the financial statements (and footnotes applicable thereto) referred to in Section 5.05(a) or in the Schedules to this Agreement, there were as of the Closing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due) of a nature required to be set forth in a balance sheet or footnote thereto prepared in accordance with GAAP which, either individually or in the aggregate, would be material to the Company or the Company and its Subsidiaries taken as a whole. As of the Closing Date, the Company does not know of any liability or obligation of itself or any of its Subsidiaries of any such nature that is not fully disclosed in the financial statements referred to in Section 5.05(a) or in the footnotes thereto which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(g)On and as of the Closing Date, the projections previously delivered to the Administrative Agent and the Lenders (the “Projections”), have been prepared in good faith based upon assumptions believed to be reasonable at the time prepared and made available (it being recognized, however, that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Company makes no representation that such Projections will be in fact realized).
(f)Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of any Company, threatened (a) which purports to affect the legality, validity or enforceability of any Loan Document or (b) that could reasonably be expected to have a Material Adverse Effect.
(g)Disclosure. (a) All factual information (taken as a whole), other than Projections, other forward-looking information and information of a general economic or industry nature, furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with or pursuant to this Agreement, the other Loan Documents or any of the other transactions contemplated herein or therein is, and all other such factual information (taken as a whole), other than Projections, other forward-looking information and information of a general economic or industry nature, hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and, to the best of the Company’s knowledge, not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information is or was provided.
(h)As of the Closing Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.01(i)(ii), if applicable, is true and correct in all respects.
(h)Use of Proceeds; Margin Regulations. (a) The proceeds of all Revolving Loans, Term A-1 Loans, Term A-2 Loans and Bid Loans shall be used by the Company, the Designated Borrowers and their Subsidiaries, subject to the other restrictions set forth in this Agreement, for their working capital and general corporate, partnership, trust or limited liability company purposes, including without limitation to refinance the Original Credit Agreement in full, to repay other Indebtedness of the Company and its Subsidiaries and for the consummation of acquisitions. Each new Letter of Credit shall be used in support of any purpose not prohibited by this Agreement or the other Loan Documents.
(i)No part of the proceeds of any Revolving Loan, any Term A-1 Loan, any Term A-2 Loan or Bid Loan, and no Letter of Credit, will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan, any Term A-1 Loan and Term A-2 Loan or Bid Loan nor the use of the proceeds thereof nor the issuance of any Letter of Credit will violate the provisions of Regulation T, Regulation U or Regulation X.
(j)Neither the Company nor any of its Subsidiaries is engaged, and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.
(i)Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all federal, material state and other material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the Company and/or its Subsidiaries, except where the failure to take such actions could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Returns accurately reflect in all material respects all material liability for taxes of the Company and its Subsidiaries for the periods covered thereby except for amounts for which adequate reserves have been established in accordance with GAAP and except where noncompliance with the foregoing could not, either individually or in the aggregate, reasonably be expected to have Material Adverse Effect. Each of the Company and each of its Subsidiaries has paid all material taxes payable by them other than taxes which are not delinquent, and other than those that have been or would be contested in good faith if asserted by the appropriate taxing authority and for which adequate reserves have been established in accordance with GAAP and except where the failure to take such actions could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the Company and each of its Subsidiaries have properly accrued adequate reserves in accordance with GAAP for any material amount of taxes in dispute for a Return which is the subject of any waiver extending the statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries.
(j)Compliance with ERISA.
(a)Each Plan that is a single employer plan as defined in Section 4001(a)(15) of ERISA (a “Single Employer Plan”) is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Single Employer Plan for which there remains any outstanding liability; no Single Employer Plan is insolvent or in reorganization; to the best knowledge of the Company, no Multiemployer Plan is insolvent or in reorganization;

no Single Employer Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received an extension of any amortization period within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made by the Company or any of its Subsidiaries or any ERISA Affiliate with respect to a Plan and a Foreign Pension Plan have been timely made in all material respects; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Single Employer Plan; to the best knowledge of the Company, no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan; no condition exists which presents a substantial risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Single Employer Plan pursuant to the foregoing provisions of ERISA and the Code; to the best knowledge of the Company, no condition exists which presents a substantial risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring any material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; the Company believes that the aggregate liabilities of the Company and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the incurrence of any Revolving Loan, any Term A-1 Loan, any Term A-2 Loan or Bid Loan or the issuance of any Letter of Credit, could not reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of HHRI or any of its Subsidiaries or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or, to the best knowledge of the Company, is likely to arise on account of any Plan; and HHRI and its Subsidiaries do not maintain or contribute to (A) any employee welfare benefit plan (as defined in

Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or (B) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.
(b)Except, in each case, as could not reasonably be expected to have a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities and (ii) neither the Company nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan.
(k)[Intentionally Omitted].
(l)Properties. Each of the Company and its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the balance sheets referred to in Section 5.05(a) (except as sold or otherwise disposed of since the date of such balance sheets), except as such could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(m)[Intentionally Omitted].
(n)Compliance with Statutes, etc. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, Environmental Laws, applicable statutes, regulations, orders and restrictions relating to zoning compliance and environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(p)Environmental Matters. (a) To the best knowledge of the Company, each of the Company and its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits and approvals issued under such Environmental Laws. To the best knowledge of the Company, there are no pending or threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries. To the best knowledge of each of the Company and its Subsidiaries, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the Company or any of its Subsidiaries or on any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.
(c)To the best knowledge of the Company, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or released or discharged on or from, any Real Property owned, leased or operated by the Company or any of its Subsidiaries except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Company or such Subsidiary’s business.
(d)Notwithstanding anything to the contrary in this Section 5.16, the representations made in this Section 5.16 shall only be untrue if the aggregate effect of all failures and noncompliance of the types described above could reasonably be expected to have a Material Adverse Effect.
(q)Labor Relations. Neither the Company nor any of its Subsidiaries has received written notice that it or any of its facility managers is engaged in any unfair labor practice with respect to any Hotel Property or other Real Property owned or leased by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there is (a) no unfair labor practice complaint pending or reasonably expected to arise against the Company or any of its Subsidiaries before the National Labor Relations Board or other labor relations board or Governmental Authority and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or reasonably expected to arise against the Company or any of its Subsidiaries, (b) no strike, labor dispute, slowdown or stoppage that is pending or reasonably expected to arise against the Company or any of its Subsidiaries and (c) no union representation question that exists with respect to the employees of the Company or any of its Subsidiaries, in each case with respect to the Hotel Properties and/or other Real Properties owned or leased by the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.
(r)Intellectual Property. Each of the Company and its Subsidiaries owns or has the right to use all trademarks, permits, service marks, trade names, licenses and franchises necessary for the conduct of its respective businesses, except such as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s)[Intentionally Omitted].
(t)Status as REIT. HHRI is qualified as a real estate investment trust under the Code and its proposed methods of operation will enable it to continue to be so qualified.
(u)OFAC. Neither the Company, nor any of its Subsidiaries, nor any director or officer of the Company or its Subsidiaries, nor, to the knowledge of the Company or such Subsidiary, any employee, agent, affiliate or representative of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individuals or entities that are (a) currently the subject or target of any Sanctions, (b) located, organized or resident in a Designated Jurisdiction or (c) included on OFAC’s List of Specially Designated Nationals and Blocked Persons, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority.
(v)Anti-Corruption Laws. The Company and its Subsidiaries have (a) conducted their businesses in compliance with applicable Sanctions and Anti-Corruption Laws, except where such noncompliance could not, either individually or in the aggregate, reasonably be expected to (i) have a Material Adverse Effect or (ii) expose any Lender to material liability and (b) instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(w)Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
6.
AFFIRMATIVE COVENANTS
Until the Facility Termination Date:
(a)Compliance with Laws, Etc. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits; except in each case where such non-compliances could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Conduct of Business. The Company shall (a) conduct, and cause each of its Subsidiaries to conduct, its business in the ordinary course and consistent with past practice, (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Company or any of its Subsidiaries and (ii) keep available the services and goodwill of its present employees, (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks that are used in its business and owned by the Company or its Subsidiaries and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; except in the case of each of clauses (a) through (d) where such failures could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Payment of Taxes, Etc. Except where the failure to take such action could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company shall pay and discharge, and shall cause each of its Subsidiaries, as appropriate, to pay and discharge, before the same shall become delinquent, all lawful governmental claims, material taxes, material assessments, material charges and material levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Company or the appropriate Subsidiary in conformity with GAAP.
(d)Maintenance of Insurance. (a) When the Leverage Ratio is equal to or in excess of 6.00:1.00, the Company and each of its Subsidiaries shall maintain, or shall cause to be maintained, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (including, without limitation, fire, extended coverage, vandalism, malicious mischief, flood, earthquake, public liability, product liability, business interruption and terrorism) (in the case of terrorism, to the extent commercially available) as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary engages in business or owns properties.
(e)When the Leverage Ratio is less than 6.00:1.00, the Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries.
(f)The Company will furnish to the Lenders from time to time such information as may be requested as to the insurance maintained pursuant to this Section 6.04.
(e)Preservation of Existence, Etc. Subject to Section 7.09, the Company and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate (or other organizational) existence in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), and corporate or other organizational and franchises of the Company and the Guarantors; provided, however, that nothing in this Section 6.05 will prohibit the Company or any Guarantor from engaging in any transactions permitted under this Agreement, including Section 7.09, and neither the Company nor any Guarantor shall be required to preserve any such right, franchise or existence if the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)Access; Annual Meetings with Lenders. (a) Access. The Company shall, at any reasonable time and from time to time upon reasonable advance notice and subject to Section 6.11(i)(A), permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof, at the expense of the Lenders (but such expense to be reimbursed by the Company in the event that any of the following reveal a material Default or Event of Default) to, under the guidance of officers of the Company or its Subsidiaries (unless such officers are not made available for such purpose upon reasonable advance notice), (i) examine and make copies of and abstracts from the records and books of account of the Company and each of its Subsidiaries, (ii) visit the properties of the Company and each of its Subsidiaries, (iii) discuss the affairs, finances and accounts of the Company and each of its Subsidiaries with any of their respective officers or directors and (iv) communicate directly with each Company’s independent certified public accountants.
(g)Annual Meetings with Lenders. At the request of the Administrative Agent or the Required Lenders, the Company shall, at least once during each fiscal year of the Company, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous fiscal year and the financial condition of the Company and its Subsidiaries and the budgets presented for the current fiscal year of the Company and its Subsidiaries shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.
(g)Keeping of Books. The Company shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in conformity with GAAP.
(h)Maintenance of Properties, Etc. Without limiting the rights of the Company to dispose of assets pursuant to Section 7.08, the Company shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (a) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition (ordinary wear and tear, damage by casualty and condemnation events excepted) and (b) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business, except where all such failures in the aggregate are not reasonably likely to have a Material Adverse Effect.
(i)[Intentionally Omitted].
(j)Application of Proceeds. Each Borrower shall use the entire amount of the proceeds of the Revolving Loans, Term A-1 Loans, Term A-2 Loans and Bid Loans as provided in Section 5.08.
(k)Information Covenants. The Company will furnish to the Administrative Agent:
(a)Quarterly Financial Statements and Reports. Within 60 days (but in no event later than 15 days after the related filing deadline under SEC rules and regulations) after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period, (ii) the related consolidated statements of income for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and (iii) the related consolidated statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding dates and fiscal periods in the prior fiscal year, all of which shall be in reasonable detail and certified by an Authorized Financial Officer of the Company that, to the best of such officer’s knowledge after due inquiry, they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.
(b)Annual Financial Statements. Within 105 days (but in no event later than 15 days after the related filing deadline under SEC rules and regulations) after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of shareholders’ equity as of the end of such fiscal year and of income and cash flows for such fiscal year setting forth comparative figures as of the end of and for the preceding fiscal year and certified by Ernst & Young, KPMG, PricewaterhouseCoopers or Deloitte & Touche or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants, which such opinion shall be unqualified and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or a “going concern” qualification or exception as a result of, or with respect to, an upcoming maturity of any of the Loans under this Agreement occurring within one year from the time such opinion is delivered or any potential inability to satisfy the financial maintenance covenants set forth in Sections 7.15, 7.16, 7.17, or 7.18 on a future date or in a future period).
(c)Forecasts. No later than 60 days after the first day of each fiscal year of the Company, a corporate forecast substantially in the form attached hereto as Exhibit J for such fiscal year with respect to the Company and its Subsidiaries, accompanied by a statement of an Authorized Financial Officer of the Company to the effect that such forecast has been prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being recognized, however, that projections as to future events are not to be viewed as facts or guaranties of future performance, that actual results during the period or periods covered by such projections may differ from the projected results and that such differences may be material and that the Company makes no representation that such Projections will be in fact realized).
(d)Officer’s Certificates. Not later than the date by which the financial statements provided for in Sections 6.11(a) and (b) are required to have been delivered, a certificate of an Authorized Financial Officer of the Company to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish whether the Company and its Subsidiaries were in compliance with the Financial Covenants contained in Sections 7.15, 7.16 and 7.17 (including computations showing whether the Company and its Subsidiaries would be in compliance with such Financial Covenants were they to be in effect whether or not they are actually in effect), at the end of such fiscal quarter or year, as the case may be (calculated on a Pro Forma Basis for the covenants required to be so calculated using the end of such fiscal quarter or year, as the case may be, as the Determination Date)). The certificate shall also set forth the Applicable Rate (without giving effect to the Sustainability Applicable Rate Adjustment) for the current fiscal quarter. In addition to the certificates required pursuant to this Section 6.11(d), the Company shall also deliver an annual compliance certificate relating to the Governing Senior Note Indenture in the form and at the time such certificate is required to be delivered under the Governing Senior Note Indenture but shall not otherwise be required to demonstrate compliance with Section 7.18.
(e)Notice of Default or Litigation. Promptly, and in any event within three Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Company or any of its Subsidiaries or (z) with respect to any Loan Document.
(f)Management Letters. Promptly after any request by the Administrative Agent or any Lender (through the Administrative Agent), a copy of any “management letter” received by such Loan Party from its certified public accountants and management’s responses, if any, thereto.
(g)Other Reports and Filings. Promptly, and without duplication of any documents or information delivered pursuant to another clause of this Section 6.11, copies of all financial information, proxy materials and other material information and reports, if any, which the Company or any of its Subsidiaries shall file with the SEC other than those documents, reports or other information that are publicly available through the SEC’s EDGAR system or any successor system thereto, or on the Company’s website on the internet at the website address listed on Schedule 10.02 and copies of all notices and reports which the Company or any of its Subsidiaries shall deliver to holders of the Senior Notes pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).
(h)Environmental Matters. Promptly upon, and in any event within ten Business Days after the President, the Chief Executive Officer, any Vice President or any Authorized Financial Officer of any Loan Party obtaining knowledge thereof, notice of one or more of the following environmental matters to the extent that any such environmental matters, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect:
(i)any pending or threatened Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries;
(ii)any condition or occurrence on or arising from any Real Property owned, leased or operated by the Company or any of its Subsidiaries that (A) results in non-compliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property;
(iii)any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and
(iv)the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.
All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company’s or such Subsidiary’s response or proposed response thereto.
(i)Other Information. (A) From time to time, such other information or documents (financial or otherwise) with respect to HHRI, the Company and/or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; provided, that notwithstanding the foregoing, in no event shall the Company be required to disclose information under this Section 6.11(i)(A) or pursuant to Section 6.06(a) to the extent that such disclosure to the Administrative Agent or such Lender violates any bona fide binding contractual confidentiality obligations by which it is bound, so long as (i) such obligations were not entered into in contemplation of this Agreement and (ii) such obligations are owed by it to a Person that is not an Affiliate; provided, further, the Company shall notify the Administrative Agent or such Lender if information is being withheld pursuant to the foregoing proviso. (B) Promptly following any request therefor, information and documentation (including with respect to HHRI) reasonably requested by the Administrative Agent or any Lender (through the Administrative Agent) for purposes of compliance with applicable

“know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
(j)ERISA. Within 15 Business Days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any event relating to compliance by the Company or any Subsidiary thereof or any ERISA Affiliate under ERISA has occurred to the extent that such events, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, a certificate of an Authorized Financial Officer of the Company setting forth details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. If requested by the Administrative Agent, the Company will deliver to the Administrative Agent (i) a complete copy of the annual report (Form 5500) of each Single Employer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed by the Company or any of its Subsidiaries with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Company, any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Administrative Agent promptly following any request by the Administrative Agent therefor.
(k)Governing Senior Note Indenture. From time to time, in connection with the repayment or redemption in full of the Indebtedness outstanding under any indenture set forth in the definition of “Governing Senior Note Indenture”, the Company shall deliver a Governing Senior Note Indenture Payoff Notice to the Administrative Agent; provided, however, that in no event shall the failure to deliver a Governing Senior Note Indenture Payoff Notice in connection with any such repayment or redemption constitute a Default or Event of Default hereunder; provided, further, the then-current operative indenture under the definition of “Governing Senior Note Indenture” pursuant to this Agreement shall continue to remain the operative indenture until receipt by the Administrative

Agent of a Governing Senior Indenture Payoff Notice, and no retroactive effect prior to the date of receipt shall be given to any succeeding operative indenture under the definition of “Governing Senior Note Indenture” hereunder.
(l)Sustainability Pricing Certificate. Not later than 180 days following the end of each fiscal year (commencing with the calendar year ending December 31, 2022, the Company will furnish to the Administrative Agent a Sustainability Pricing Certificate for the most recently-ended fiscal year; provided, however, that for any fiscal year the Company may elect not to deliver a Sustainability Pricing Certificate, and such election shall not constitute a Default or Event of Default under this Agreement (but such failure to so deliver a Sustainability Pricing Certificate by the end of such 180-day period shall result in the Sustainability Applicable Rate Adjustment being applied as set forth in Section 2.23(c)), which Sustainability Applicable Rate Adjustment shall apply until delivery of a Sustainability Pricing Certificate for such fiscal year, or, if no Sustainability Pricing Certificate is delivered for such fiscal year, until delivery of the Sustainability Pricing Certificate for the subsequent fiscal year.
(m)Notice of Debt Rating. Notification promptly of any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating.
Information required to be delivered pursuant to clause (a) or (b) of this Section shall be deemed to have been delivered if (x) such information or financial reports (in compliance with clauses (a) or (b) of this Section) shall be publicly available without charge or fee on the website of the Company or through the SEC’s EDGAR system or any successor system thereto and (y) the Company has delivered written notice to the Administrative Agent that such information or financial reports are so available. Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall in any event be subject to the confidentiality provisions set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
(l)[Intentionally Omitted].
(m)[Intentionally Omitted].
(n)Guarantors; Release of Guarantors.
(a)Pari Passu Guaranty Requirement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall at all times cause each directly or indirectly owned Subsidiary (including any Foreign Subsidiary) that guaranties the obligations of the Company under (i) any of the Senior Notes or (ii) other senior unsecured Indebtedness of the Company in an aggregate principal amount of $10,000,000 or more to become a Guarantor by executing and delivering a counterpart to the Subsidiaries Guaranty not later than (x) in the case of the Senior Notes, the date that such Subsidiary provides the guaranty of the Senior Notes and (y) in the case of any such other senior unsecured Indebtedness of the Company, not later than the earlier of (I) 60 days after the date on which such Subsidiary provides the guaranty of such other senior unsecured Indebtedness of the Company and (II) the date on which such Subsidiary provides a guaranty of any of the Senior Notes. The obligations under any Subsidiaries Guaranty delivered pursuant to this Section 6.14(a) shall at all times rank at least pari passu in right of payment with all other senior unsecured Indebtedness of the Company. In connection with the delivery of any guaranty as a result of a guarantee of the Senior Notes pursuant to this Section 6.14(a), unless otherwise waived by the Administrative Agent in its sole discretion, each Subsidiary required to become a Guarantor shall deliver to the Administrative Agent at the time such Subsidiary is required to become a Guarantor, opinions of counsel of the type described in Section 4.01 as if such Subsidiary were a Loan Party on the Closing Date.
(b)Release. Any Subsidiary Guarantor, upon written request of the Company to the Administrative Agent, shall be released from its obligations under the Subsidiaries Guaranty; provided that, in each case: (i) immediately before and after giving effect to such release, no Default or Event of Default has occurred and is continuing, (ii) no amount is then due and payable under the Subsidiaries Guaranty by such Subsidiary Guarantor, (iii) such Subsidiary Guarantor no longer guaranties the Senior Notes or any other senior unsecured Indebtedness of the Company (or is simultaneously being released as such thereunder) and (iv) such request by the Company shall be accompanied by a certificate of a Responsible Officer to the foregoing effect and setting forth information reasonably required to establish compliance with the foregoing requirements.
(o)End of Fiscal Years; Fiscal Quarters. The Company will, and will cause each of its, and each of its Subsidiaries’ (a) fiscal years to end on December 31 and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31.
(p)Environmental Matters. (a) The Company shall comply and shall cause each of its Subsidiaries and each property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect except for such non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, other than Liens that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after (i) the Administrative Agent receives notice under Section 6.11(h) of any event for which notice is required to be delivered for any Real Property or (ii) the Company or any of its Subsidiaries are not in compliance with Section 6.16(a) with respect to any Real Property, the Company will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company’s expense.

(q)ERISA Compliance. The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
7.
NEGATIVE COVENANTS
Until the Facility Termination Date, the Borrowers shall not, nor shall it permit any Subsidiary to, directly or indirectly:
(a)Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist:
(a)any Lien (other than Permitted Liens, to the extent such Permitted Liens secure Indebtedness) upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, if such Lien secures any Indebtedness of the Company or any of its Subsidiaries other than (i) Secured Indebtedness otherwise permitted to be incurred or to exist hereunder, (ii) Indebtedness secured by a Lien under the Security Documents or (iii) Indebtedness owed to the Company or any of its Subsidiaries; provided, that the foregoing shall not permit any Lien on Cash Collateral delivered pursuant to this Agreement except pursuant to the Security Documents; or
(b)any Lien upon or with respect to Capital Stock in any Subsidiary of the Company securing Indebtedness of the Company in the event that the Obligations are not secured by Liens; provided, however, that this Section 7.01(b) shall not prohibit Liens with respect to the Capital Stock of a Subsidiary that are imposed by a material contract (other than the Senior Note Indenture) entered into or assumed by the Company or any Subsidiary pursuant to a transaction otherwise permitted by this Agreement. For purposes of clarity and this Section 7.01(b), “material contract” shall include, without limitation, any agreement evidencing (i) a construction loan in respect of a Hotel Property, (ii) Non-Recourse Indebtedness, including Contingent Obligations relating to Customary Non-Recourse Exclusions, or (iii) Acquired Indebtedness.
(b)Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, incur or assume:

(a)any Indebtedness if (i) either (A) immediately before giving effect to the incurrence or assumption of such Indebtedness there exists a Default or Event of Default or (B) immediately after giving effect to the incurrence or assumption of such Indebtedness after giving effect to the application of the proceeds thereof, there exists a Default or Event of Default or (ii) based on calculations made by the Company on a Pro Forma Basis after giving effect to such incurrence or assumption and as if such incurrence or assumption had occurred on the first day of the respective Calculation Period, a Default or Event of Default would have existed during the Test Period last reported (or required to be reported pursuant to Section 6.11(a) or (b), as the case may be) prior to the date of the respective incurrence or assumption in respect of, the Financial Covenants; provided that the foregoing provisions of this Section 7.02(a) shall not apply to (x) accrued expenses and current trade accounts payable incurred in the ordinary course of business (to the extent that any such amounts constitute Indebtedness); (y) Indebtedness under Interest Rate Protection Agreements and Other Hedging Agreements entered into with respect to other Indebtedness permitted under this Agreement and (z) accrued and deferred management fees under any Management Agreement (to the extent that any such amounts constitute Indebtedness); or
(b)any Contingent Obligations (excluding Contingent Obligations relating to Customary Non-Recourse Exclusions until a personal recourse claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim that is reasonably expected to be incurred) of the Company in respect of Non-Recourse Indebtedness, if the aggregate amount of such Contingent Obligations that are incurred by the Company in respect of Non-Recourse Indebtedness after the Closing Date and remain outstanding exceeds 5% of the Adjusted Total Assets of the Company.
(c) [Intentionally Omitted].
(d)[Intentionally Omitted].
(e)Modification and Enforcement of Certain Agreements. (a) At any time that the Leverage Ratio equals or exceeds 6.00:1.00, the Company shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate, supplement or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations (other than the Governing Senior Note Indenture) except any of the foregoing which do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the

Company’s reasonable estimation, the ability to comply with the Applicable Covenants, and Section 7.18(b).
(c)At any time that the Leverage Ratio equals or exceeds 6.00:1.00, the Company shall not, and shall not permit any of its Subsidiaries to, amend or modify, or permit the amendment or modification of, any provision of any Management Agreement or Operating Lease, other than any amendment or modification thereto which would not violate this Agreement and the other Loan Documents and so long as the same do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b).
(f)Change of Jurisdiction. The Company will not reincorporate or otherwise reorganize in a jurisdiction outside of the United States.
(g)Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company (“Affiliate Transactions”), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not an Affiliate.
The foregoing limitation does not limit, and shall not apply to:
(a)except as otherwise required pursuant to the penultimate paragraph of this Section 7.07, transactions approved by a majority of the Board of Directors of HHRI;
(b)Affiliate Transactions on terms and conditions which do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability of the Company to comply with the Applicable Covenants and Section 7.18(b);
(c)the payment of reasonable and customary fees and expenses to members of the Board of Directors of the general partner of the Company who are not employees of the Company;
(d)any Dividends permitted to be paid under Section 7.11;

(e)loans made and other transactions entered into by the Company and its Subsidiaries (and not any other Affiliate) to the extent permitted by this Article VII; and
(f)Permitted Sharing Arrangements and payments made pursuant thereto to the extent that such transactions are not otherwise prohibited (but subject to any restrictions) pursuant to this Agreement.
Any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and other than any transaction or series of related transactions specified in any of clauses (b) through (f) of this Section 7.07, with an aggregate value in excess of $50,000,000 must first be approved pursuant to a resolution approved by a majority of the Board of Directors (or any authorized committee thereof) of the general partner of the Company who are disinterested in the subject matter of the transaction.
As used herein, the term “Exempted Affiliate Transaction” means (a) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the general partner of the Company, (b) payments of reasonable fees and expenses to the members of the Board of Directors of HHRI, the general partner of the Company or their Subsidiaries, (c) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (d) Permitted Tax Payments, (e) Procurement Contracts, (f) Operating Agreements and (g) Investments, Dividends and payments in respect of subordinated indebtedness otherwise permitted under Sections 7.10 and 7.11, as applicable.
(h)Sales of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale, if (i) such Asset Sale would result in a Material Adverse Effect or (ii) a Default or Event of Default then exists or would result therefrom or, based on calculations made by the Company on a Pro Forma Basis after giving effect to such Asset Sale and as if such Asset Sale had occurred on the first day of the respective Calculation Period, a Default or Event of Default will exist in respect of, or would have existed during the Test Period last reported (or required to be reported pursuant to Section 6.11(a) or (b), as the case may be) prior to the date of the respective Asset Sale in respect of, the Applicable Covenants.
(g)Notwithstanding, and without complying with, any of the provisions of the foregoing paragraph (a):
(i)the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;
(ii)the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 7.09;

(iii)the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;
(iv)the Company and its Subsidiaries may exchange assets held by the Company or a Subsidiary of the Company for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of Directors of the general partner of the Company has determined in good faith that the fair market value of the assets received by the Company or any such Subsidiary are approximately equal to the fair market value of the assets exchanged by the Company or such Subsidiary; and
(v)no transaction listed in clause (b) of this Section 7.08 shall be deemed to be an Asset Sale under this Agreement.
Notwithstanding anything to the contrary contained in this Section 7.08(a) or (b), for the purposes of determining whether an Asset Sale complies with the requirements of this Section 7.08(a) or (b), compliance shall be tested as of the date that the Company or any Subsidiary of the Company enters into a binding contractual commitment relating to such Asset Sale.
(i)Consolidation, Merger, etc. The Company will not (x) wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation or (y) sell, convey or transfer or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) except that in the case of each of clauses (x) and (y) above:
(a)the Company may enter into any transaction of merger, amalgamation or consolidation with any Person that is not a Subsidiary in connection with a transaction that is otherwise permitted hereunder; provided, however, that: (1) immediately prior to entering into such transaction, no Default or Event of Default shall exist and (2) the Company shall be the surviving entity;
(b)any Subsidiary of the Company may be merged, consolidated or amalgamated with and into the Company so long as the Company is the surviving Person; or
(c)the Company may sell, convey or transfer or otherwise dispose of all or substantially all of its property and assets to any Wholly-Owned Subsidiary so long as such sale, conveyance, transfer or disposition could not reasonably be expected to have a Material Adverse Effect.

(j)Acquisitions; Investments. (a) The Company will not, and will not permit its Subsidiaries to:
(i)at any time that the Leverage Ratio equals or exceeds 6.00:1:00, acquire ownership of Hotel Properties or other real estate or other assets constituting Related Businesses (or all or a portion of the Capital Stock of a Person owning such real estate or Related Businesses (including (in either case) by way of merger)) if, at the time of such acquisition, the Financial Condition Test is not satisfied; or
(ii)at any time that the Leverage Ratio equals or exceeds 6.00:1:00, acquire ownership of non-real estate assets (other than Permitted Investments or inventory, materials, equipment and other personal property used in the ordinary course of business) (or all or a portion of the Capital Stock of a Person owning primarily such non-real estate assets (including by way of merger or Investment)) if (A) at the time of such acquisition, the Financial Condition Test is not satisfied or (B) after giving effect to such acquisition, the aggregate amount of all such non-real estate assets acquired in the then current fiscal year of the Company pursuant to this Section 7.10(a)(ii) would exceed 1% of the Adjusted Total Assets, determined at the time such acquisition is made (with any unused Roll Forward Amount from one fiscal year increasing the amount available in subsequent fiscal years); provided that the amount of acquisitions made pursuant to this Section 7.10(a)(ii) shall be calculated net of reductions of such investments resulting from repayments, dividends or other distributions to the Company or any Subsidiary from such investments.
Notwithstanding anything to the contrary in this Section 7.10, for the purposes of determining whether an Investment complies with the requirements of Section 7.10(a), (A) compliance shall be tested as of the date that the Company or any Subsidiary of the Company enters into a binding contractual commitment relating to such Investment and (B) an Investment that takes place in a series of related transactions contemplated by definitive agreements relating to such Investment (such as an Investment in a form similar to a reverse like-kind exchange transaction as contemplated by Rev. Proc. 2000-37, 2000-2 C.B. 308) will be permitted pursuant to Section 7.10(a) so long as the completion of such series of related transactions (as opposed to the completion of any individual component) would result in an Investment permitted under this Section 7.10(a).
Acquisitions and Investments of the type described in Section 7.10(a)(ii) that are made during a period in the fiscal year when the Leverage Ratio is less than 6.00:1.00, shall, in the event that the Leverage Ratio subsequently exceeds 6.00:1.00 during such fiscal year, be counted against the basket provided for in Section 7.10(a)(ii) for such fiscal year for purposes of determining basket availability only.
(d)At any time that the Leverage Ratio is less than 6.00:1.00, the Company and its Subsidiaries shall be permitted to make the Investments and acquisitions described in Section 7.10(a) (the “Subject Acquisitions”) so long as at the time of such Investments or acquisitions, the Financial Condition Test is satisfied.

(k)Dividends.
At any time that the Leverage Ratio equals or exceeds 6.00:1.00, the Company will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Company or any of its Subsidiaries, except that:
(i)any Subsidiary of the Company may pay cash Dividends to the Company or to a Wholly-Owned Subsidiary of the Company;
(ii)any non-Wholly-Owned Subsidiary of the Company may pay cash Dividends to its shareholders, members or partners generally so long as the Company or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary); provided, however, that this Section 7.11 shall not limit the redemption or repurchase of equity interests of a shareholder, member or partner of any non-Wholly-Owned Subsidiary of the Company if such redemption or repurchase is permitted pursuant to Section 7.10;
(iii)so long as (x) no Specified Default or Event of Default then exists or would exist immediately after giving effect thereto and (y) HHRI qualifies, or has taken all other actions necessary to qualify, as a “real estate investment trust” under the Code during any calendar year of HHRI, the Company may pay quarterly cash Dividends (which may be based on estimates) to HHRI and all other holders of OP Units generally when and to the extent necessary for HHRI to distribute, and HHRI may so distribute, cash Dividends to its shareholders generally in an aggregate amount not to exceed the greater of (I) the greatest of (A) 100% of Cash Available for Distribution for such fiscal year, (B) 100% of Taxable Income, (C) the minimum amount reasonably estimated by the Company to be necessary for HHRI to maintain its tax status as a real estate investment trust (including the right but not the obligation to distribute 100% of net capital gain) under Sections 856 through 860 of the Internal Revenue Code and to satisfy the distributions required to be made pursuant to Treasury regulations issued under Section 337(d) of the Code by reason of HHRI making the election provided for therein, or, without duplication, to avoid income tax (unless HHRI decides to retain its net long-term capital gains) or excise tax under the Code or other state or local tax laws and regulations; provided, however, there shall not be any implied requirement that the Company utilize the dividend deferral options in Section 857(b)(9) or Section 858(a) of the Code and (II) at any time when, based upon the financial statements delivered pursuant to Section 6.11(a) or (b) and the Company’s estimation of the results of the current fiscal quarter, the Consolidated Interest Coverage Ratio is greater than 2.00:1:00 for any Test Period (determined as if such Test Period ended as of the last day of such current fiscal quarter), 85% of the Adjusted Funds From Operations for the current fiscal year; provided, however, that notwithstanding the existence of an Event of Default or the occurrence of an Event of Default immediately after giving effect thereto, the amounts described in clause (C) above may be paid so long as no Event of Default under Section 8.01(a) or Section 8.01(f) then exists or would exist immediately after giving effect thereto;

(iv)the Company may pay cash Dividends to HHRI so long as the proceeds therefrom are promptly used by HHRI to pay (x) any Permitted Tax Payments at the time and to the extent actually due and payable (but without duplication of any tax payments permitted to be made pursuant to Section 7.11(a)(iii) above to satisfy the distribution required to be made pursuant to Treasury regulations issued under Section 337(d) of the Code) and (y) any general corporate and other overhead expenses and liabilities incurred by it to the extent not otherwise prohibited by this Agreement;
(v)so long as no Specified Default or Event of Default then exists or would result therefrom, the Company may pay cash Dividends to HHRI in an aggregate amount not to exceed $10,000,000 for the Availability Period;
(vi)the Company may pay cash Dividends to HHRI so long as HHRI promptly thereafter uses the proceeds of such Dividends to repurchase shares of its capital stock, and the Company may repurchase OP Units, in each case so long as (x) no Specified Default or Event of Default then exits or would result therefrom, (y) the aggregate amount of all repurchases and redemptions made pursuant to this Section 7.11(a)(vi) in any fiscal year of HHRI does not exceed an amount equal to 1% of Adjusted Total Assets determined at the time of declaration of the Dividend (with any unused Roll Forward Amount from one fiscal year increasing the amount available to be paid as a Dividend under this Section 7.11(a)(vi) in subsequent fiscal years); and
(vii)so long as no Event of Default exists or would exist immediately after giving effect thereto, pay cash Dividends to holders of Qualified Preferred Stock issued after February 9, 2021, or to HHRI so long as the proceeds therefrom are promptly used by HHRI to pay cash Dividends to holders of Qualified Preferred Stock issued after February 9, 2021; provided that the aggregate Dividends paid in cash to holders of such Qualified Preferred Stock pursuant to this clause (a)(vii) during any calendar year shall not exceed $50,000,000 per annum.
Dividends paid during a period when the Leverage Ratio is less than 6.00:1.00 shall, in the event that the Leverage Ratio subsequently exceeds 6.00:1.00, be counted against the baskets provided for in this Section 7.11 (as applicable) for purposes of determining basket availability only.

(l)Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Organizational Documents; etc. The Company will not, and will not permit any of its Subsidiaries to:
(a)make (or give any notice in respect of) any voluntary or optional payment or prepayment on or voluntary or optional redemption or acquisition for value of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, the Senior Notes, any other pari passu debt, any Non-Recourse Indebtedness or any subordinated debt other than any payment, prepayment, redemption or acquisition for value described in this Section 7.12(a)

which does not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b); provided that the provisions of this clause (a) shall not apply if at the time of taking the action otherwise prohibited by this clause (a) the Leverage Ratio is less than 6.00:1:00,
(b)amend or modify, or permit the amendment or modification of, any Non-Recourse Indebtedness, any subordinated debt, the Senior Notes or any other pari passu debt or any agreement (including, without limitation, any purchase agreement, indenture or loan agreement) related thereto, other than any amendment or modification thereto which would not violate this Agreement and so long as the same do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b); provided that the provisions of this clause (b) shall not apply if at the time of taking the action otherwise prohibited by this clause (b) the Leverage Ratio is less than 6.00:1:00, or
(c)amend, modify or change its designation of trust, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement or any equivalent organizational document, or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes described in this Section 7.12(c) or any such new agreements, in each case, which do not materially adversely affect (i) the Company’s ability to repay the Obligations when due or (ii) in the Company’s reasonable estimation, the ability to comply with the Applicable Covenants and Section 7.18(b).
Notwithstanding the foregoing, the Company may not take any of the foregoing actions with respect to any subordinated debt if (A) a Default or Event of Default of the type specified in Section 8.01(a) exists in the payment of principal of or interest on the Revolving Loans, Term A-1 Loans, Term A-2 Loan or Bid Loans or would result therefrom or (B) such action with respect to subordinated debt would violate the subordination provisions contained therein.
(m)Business. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than (a) the businesses in which the Company and its Subsidiaries are engaged on the Closing Date and businesses that are ancillary or reasonably related thereto, including the acquisition, ownership, leasing, operation, and sale of Hotel Properties and other real estate and the acquisition and conduct of Related Businesses and (b) non-real estate related businesses that the Company and its Subsidiaries may acquire or in which they may make Investments after the Closing Date to the extent permitted pursuant to Section 7.10.
(n)Violation of Specified Indenture Covenants. The Company will not, and will not permit any of its Subsidiaries to, take any action that would result in a violation of Section 4.13 of the Governing Senior Note Indenture.
(o)Maximum Leverage Ratio. So long as there exists any Outstanding Amounts, the Company will not permit the Leverage Ratio at any time to exceed 7.25:1.00.
(p)Minimum Unsecured Interest Coverage Ratio. So long as there exists any Outstanding Amounts, the Company will not permit the Unsecured Interest Coverage Ratio for any Test Period to be less than (a) 1.75:1.00, if the Leverage Ratio as of such date is less than 7.00:1.00 and (b) 1.50:1.00, if the Leverage Ratio as of such date is equal to or greater than 7.00:1.00.
(q)Minimum Fixed Charge Coverage Ratio. So long as there exists any Outstanding Amounts, the Company will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period to be less than 1.25:1.00.
(r)Additional Financial Covenants and Limitations on Incurrence of Indebtedness.
(a)Incurrence of Indebtedness. The Company and its Subsidiaries will not incur any additional Indebtedness in violation of Section 5.01(a), (b) or (c) of the Governing Senior Note Indenture. If all outstanding Indebtedness under each indenture referred to in the definition of “Governing Senior Note Indenture”
is repaid and each such indenture is terminated (and each applicable Governing Senior Note Indenture Payoff Notice has been delivered), for purposes of this Section 7.18, the Company and its Subsidiaries shall still be required to comply with Sections 5.01(a), (b) and (c) of the Governing Senior Note Indenture referred to in clause (iv) of the definition thereof as if such Governing Senior Note Indenture were still in effect.
(b)Unencumbered Assets. The Company will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding amount of the Unsecured Indebtedness determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Subsidiaries shall be consolidated with that of the Company only to the extent of the Company’s proportionate interest in such Subsidiaries). This Section 7.18(b) shall continue to be in effect regardless of the provisions then applicable in the Governing Senior Note Indenture and even if all outstanding Indebtedness under each indenture referred to in the definition of Governing Senior Note Indenture is repaid and each such indenture is terminated.
(c)Certain Definitions; Etc. For purposes of this Section 7.18 only, (i) all capitalized terms used in this Section 7.18 that are defined in the Governing Senior Note Indenture shall have the meanings given to them in the Governing Senior Note Indenture and (ii) all calculations shall be made in accordance with the conventions sets forth in the Governing Senior Note Indenture, including in the definition of GAAP in the Governing Senior Note Indenture; provided that if all outstanding Indebtedness under each indenture referred to in the definition of “Governing Senior Note Indenture”
is repaid and each such indenture is terminated (and each applicable Governing Senior Note Indenture Payoff Notice has been delivered), references to the Governing Senior Note Indenture in this Section 7.18(c) shall mean the indenture referred to in clause (iv) of the definition thereof.
(s)Sanctions. Directly or indirectly use the proceeds of any Loan or use any other Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
(t)Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan or use any other Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.
8.
EVENTS OF DEFAULT AND REMEDIES
(a)Events of Default. Any of the following shall constitute an Event of Default:
(a)Payments. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Company or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.11(e)(i) or Article VII (it being agreed that the Company and Loan Parties are not required to comply with the Financial Covenants set forth in clause (a) of the definition thereof, when there are no Outstanding Amounts); or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice to the Company by the Administrative Agent or the Required Lenders; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any certificate delivered in connection herewith or therewith shall prove to be untrue in any material respect on the date when made or deemed made; or
(e)Cross-Default. (i) HHRI or any of its Subsidiaries shall default in any payment of all or any portion of Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, (ii) any Indebtedness (other than the Obligations) of HHRI or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid, as a result of a default or other similar event that would customarily constitute a default prior to the stated maturity thereof or (iii) an Event of Default under Section 6.1(d) of the Governing Senior Note Indenture shall occur, provided that it shall not be a Default or an Event of Default under clause (i) or (ii) of this Section 8.01(e) unless the Indebtedness described in such clauses (i) and (ii) at any time constitutes Indebtedness (excluding Non-Recourse Indebtedness) in aggregate principal amount in excess of $150,000,000 (or the Dollar Equivalent thereof); or
(f)Insolvency Proceedings, Etc. HHRI, the Company or any of its Significant Subsidiaries shall commence a voluntary case or proceeding concerning itself under any Debtor Relief Law; or an involuntary case or proceeding is commenced against HHRI, the Company or any of its Significant Subsidiaries and the petition is consented to by HHRI, the Company or any of its Significant

Subsidiaries or is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, receiver and manager, monitor or trustee is appointed for, or takes charge of, all or substantially all of the property of HHRI, the Company or any of its Significant Subsidiaries; or HHRI, the Company or any of its Significant Subsidiaries commences any other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (including Canadian Insolvency Law) whether now or hereafter in effect relating to HHRI, the Company or any of its Significant Subsidiaries, or there is commenced against HHRI, the Company or any of its Significant Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or HHRI, the Company or any of its Significant Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered and is not vacated or stayed within 60 days; or HHRI, the Company or any of its Significant Subsidiaries suffers any appointment of any custodian, receiver, receiver and manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or HHRI, the Company or any of its Significant Subsidiaries makes a general assignment for the benefit of creditors; or any partnership and/or corporate action is taken by HHRI, the Company or any of its Significant Subsidiaries for the purpose of effecting any of the foregoing; or
(g)Judgments. One or more judgments or decrees shall be entered against HHRI or any of its Subsidiaries involving in the aggregate for HHRI and its Subsidiaries a liability (to the extent (x) not paid or not covered by a reputable and solvent insurance company or (y) for which HHRI or such Subsidiary has not been indemnified) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged, unsatisfied or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $150,000,000 (or the Dollar Equivalent thereof), but excluding judgments associated with Non-Recourse Indebtedness unless such judgments are pursuant to a guaranty of Customary Non-Recourse Exclusions associated with such Non-Recourse Indebtedness ); or
(h)ERISA. (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under

Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64., .65, .66, .67 or .68 or PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by the Company, any Subsidiary of the Company or any ERISA Affiliate to a Plan or a Foreign Pension Plan has not been timely made, the Company or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Company or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA) or Foreign Pension Plans; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability could, either individually and/or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
(i)Change of Control. There occurs any Change of Control; or
(j)Guaranty. Any Guaranty shall, unless otherwise permitted in this Agreement, cease to be in full force or effect (other than in accordance with its terms) as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under any Guaranty; or
(k)REIT Status; Cash Proceeds Retained by HHRI. HHRI shall for any reason whether or not within the control of the Company (i) cease, for any reason, to be a real estate investment trust under Sections 856 through 860 of the Code, (ii) following its receipt of any cash proceeds from any Asset Sale, incurrence of Indebtedness, insurance claim or condemnation award, sale or issuance of its equity, cash capital contributions or cash dividends received from the Company or a Permitted REIT Subsidiary, fail to (A) apply such cash proceeds to pay a Dividend, to pay its general corporate overhead expenses and other liabilities or to make an Investment in a Permitted REIT Subsidiary or (B) to the extent not applied pursuant to the immediately preceding clause (A), contribute such cash proceeds as an equity contribution to the capital of the Company within 30 days thereafter; or (iii) directly or indirectly (other than through the Company or its Subsidiaries) engage in any business activities, have significant assets or liabilities or undertake any activities of the type governed by Sections 7.01, 7.02, 7.10 and 7.12 except (x) to the extent consistent, in the good faith judgment of the Company, with such activities on the Closing Date and (y) for obligations incurred in connection with any merger or acquisition transaction; provided, that in no event shall this clause (k) limit the ability of HHRI to issue preferred stock or preference shares otherwise permitted under this Agreement; or
(l)General Partner Status. HHRI shall cease at any time to be the sole general partner of the Company.
(b)Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, by written notice to the Company, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(c)require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
Notwithstanding the foregoing, if, at the time any Event of Default pursuant to Section 8.01(a) or Section 8.01(i) occurs and is continuing, there are Term A-1 Loan Borrowings or Term A-2 Loan Borrowings outstanding but no other Borrowings, L/C Borrowing or Unreimbursed Amount outstanding, the Administrative Agent shall take the actions set forth in this Section 8.02 at the request of the Class Required Lenders with respect to the Term A-1 Loans or Term A-2 Loans only, as applicable.
(c)Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and each L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and each L/C Issuer hereunder and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting (i) accrued and unpaid (x) Letter of Credit Fees, (y) fees under Obligations consisting of Treasury Management Obligations and Swap Contract Obligations and (z) interest on the Loans and L/C Borrowings and (ii) scheduled periodic payments (other than the payment of unpaid principal described in clause Fourth below), and any interest accrued thereon, due under any Swap Contract and other Obligations ratably among the Lenders, the L/C Issuer and counterparties to such Swap Contracts or Treasury Management Agreements in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and other payments in respect Obligations consisting of Swap Contract Obligations or Treasury Management Obligations ratably among the Lenders, the L/C Issuer and counterparties to such Swap Contracts or Treasury Management Agreements in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.04 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or the applicable Borrower or as otherwise required by Law.
Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
Notwithstanding anything to the contrary contained in this Section 8.03, Excluded Swap Obligations of any Guarantor shall not be paid with amounts received from such Guarantor or such Guarantor’s assets, but appropriate adjustments shall be made with respect to payments from the other Guarantors or on account of their assets to preserve the allocation to the Obligations set forth above.
9.
ADMINISTRATIVE AGENT; SUSTAINABILITY STRUCTURING AGENT
(a)Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints (i) Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and (ii) Credit Agricole Corporate and Investment Bank to act on its behalf as the Sustainability Structuring Agent hereunder and under the other Loan Documents and authorizes the Sustainability Structuring Agent to take such actions on its behalf and to exercise such powers as are delegated to the Sustainability Structuring Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Sections 9.06 and 9.10) are solely for the benefit of the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.
(b)Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other

Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
(c)Exculpatory Provisions. Each of Administrative Agent and the Sustainability Structuring Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each of the Administrative Agent and the Sustainability Structuring Agent, as applicable:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither the Administrative Agent nor and Sustainability Structuring Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Sustainability Structuring Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, or shall be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or the Sustainability Structuring Agent, as applicable, or any of their respective Affiliates in any capacity.
Neither the Administrative Agent nor the Sustainability Structuring Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be required, or, in the case of the Administrative Agent, as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the

Sustainability Structuring Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent or the Sustainability Structuring Agent, as applicable, by the Company, a Lender or the L/C Issuer.
Any action taken by the Administrative Agent, the Sustainability Structuring Agent or the Required Lenders at the request or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be required) in accordance with the terms of this Agreement shall be binding on all Lenders.
Neither the Administrative Agent nor the Sustainability Structuring Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Sustainability Structuring Agent, as applicable.
(d)Reliance by Administrative Agent and Sustainability Structuring Agent. Each of Administrative Agent and the Sustainability Structuring Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Sustainability Structuring Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Administrative Agent and the Sustainability Structuring Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e)Delegation of Duties. Each of the Administrative Agent and the Sustainability Structuring Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document (in its capacity as

Administrative Agent and Sustainability Structuring Agent, respectively) by or through any one or more sub-agents appointed by the Administrative Agent or the Sustainability Structuring Agent. As applicable. Each off the Administrative Agent and the Sustainability Structuring Agent, as applicable, and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Sustainability Structuring Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Sustainability Structuring Agent, as applicable.
(f)Resignation of Administrative Agent. (a) Each of the Administrative Agent and the Sustainability Structuring Agent may at any time give 30 days prior written notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor (and so long as an Event of Default has not occurred and is continuing, with the consent of the Company (not to be unreasonably withheld or delayed)), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that no successor Administrative Agent or the Sustainability Structuring Agent may be a Disqualified Institution. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Sustainability Structuring Agent, as applicable, gives notice of its resignation, then the retiring Administrative Agent or Sustainability Structuring Agent, as applicable may on behalf of the Lenders and the L/C Issuer, and so long as an Event of Default has not occurred and is continuing, with the consent of the Company (not to be unreasonably withheld or delayed), appoint a successor Administrative Agent or Sustainability Structuring Agent, as applicable, meeting the applicable qualifications set forth above; provided that if the Administrative Agent or the Sustainability Structuring Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Sustainability Structuring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (2) all payments and communications provided to be made by, to or through the Administrative Agent or the Sustainability Structuring Agent, as applicable, shall instead be made by or to each Lender and the L/C Issuer directly and (3) all determinations provided to be made by the Administrative Agent or the Sustainability Structuring Agent, as applicable, shall instead be made by the Required Lenders, until such time as the Required Lenders appoint a successor Administrative Agent or Sustainability Structuring Agent, as applicable, as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Sustainability Structuring Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Sustainability Structuring Agent, as applicable, and the retiring Administrative Agent or Sustainability Structuring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent or Sustainability Structuring Agent, as applicable, shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s or Sustainability Structuring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent or Sustainability Structuring Agent, as applicable, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent or Sustainability Structuring Agent, as applicable, was acting as Administrative Agent and Sustainability Structuring Agent, respectively and (ii) after such resignation for so long as any of them continues to act in any capacity hereunder or under any of the other Loan Documents that otherwise would have been performed by the retiring Administrative Agent or Sustainability Structuring Agent if it were acting as Administrative Agent or Sustainability Structuring Agent, respectively, hereunder, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent or Sustainability Structuring Agent, as applicable.
(d)(i) If at any time Bank of America (x) resigns as Administrative Agent pursuant to Section 9.06(a) or (y) assigns all of its Commitment and Loans pursuant to Section 10.06(b), Bank of America may, (I) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (II) upon 30 days’ notice to the Company, resign as Swing Line Lender (which such resignation shall include Bank of America, N.A. Canada Branch, acting in its capacity as a Swing Line Lender). In the event of any such resignation by the L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer and Swing Line Lender hereunder (which may include any Lender serving as successor Administrative Agent); provided that the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be, shall not take effect until the appointment and acceptance of such successor L/C Issuer or Swing Line Lender. Upon the acceptance of a successor L/C Issuer or Swing Line Lender, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender and (y) subject to clause (b)(ii) of this Section, the retiring L/C Issuer or Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents.
(i)If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Loans or fund risk participations for unreimbursed amounts of Letters of Credit hereunder. No Letter of Credit issued by Bank of America shall be required to be canceled, replaced with a Letter of Credit issued by any successor L/C Issuer or otherwise cash collateralized solely on account of Bank of America’s resignation as L/C Issuer, and for all purposes hereunder, such Letter of Credit shall remain a Letter of Credit issued hereunder. If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Line Loans hereunder.
(e)In addition, the Required Lenders shall have the right, and so long as an Event of Default has not occurred and is continuing, with the consent of the Company, to (i) remove the Administrative Agent and appoint a successor Administrative Agent and (ii) remove the Sustainability Structuring Agent and appoint a successor Sustainability Structuring Agent, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, in the event that the Administrative Agent or the Sustainability Structuring Agent, as applicable, (i) has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement or any other Loan Document (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (ii) is a Defaulting Lender; provided that no successor Administrative Agent or Sustainability Structuring Agent may be a Disqualified Institution.
(g)Non-Reliance on Administrative Agent, Sustainability Structuring Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, Sustainability Structuring Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(h)No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

(i)Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
(j)Subsidiaries Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent and the Administrative Agent hereby agrees, to release any Subsidiary that is a Guarantor from its obligations under the Subsidiaries Guaranty (a) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, including as a result of any sale, transfer or disposition of such Subsidiary permitted by hereunder (so long as the proceeds from such sale, transfer or disposition have been or will be applied in accordance with this Agreement), (b) otherwise pursuant to Section 6.14 and (c) on the Facility Termination Date.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiaries Guaranty pursuant to this Section 9.10.
(k)Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sustainability Structuring Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender or the Sustainability Structuring Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Sustainability Structuring Agent and the Arrangers and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Sustainability Structuring Agent or any Arranger is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Sustainability Structuring Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(l)Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender or L/C Issuer, as the case may be, receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on written demand the Rescindable Amount received by such Lender or L/C Issuer, as applicable, in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender and L/C Issuer irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender and each L/C Issuer, as applicable, promptly upon determining that any payment made to such Lender or L/C Issuer, as applicable, comprised, in whole or in part, a Rescindable Amount.
10.
MISCELLANEOUS
(a)Amendments, Etc. Except as otherwise permitted hereunder, including pursuant to Section 2.16, 2.20, 2.21, 2.22 or 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 4.01 or Section 4.02 or of any Default or Event of Default and the forbearance with respect to such Default or Event of Default is not considered an increase in, or extension or reinstatement of, the Commitment of any Lender);
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding voluntary and mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest or Letter of Credit Fees at the Default Rate,(ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder so long as the primary purpose of the amendments thereto was not to reduce the interest or fees payable hereunder or (iii) subject to clause (l) below, amend the provisions of Section 2.23 hereof (other than the definitions of Maximum Adjustment, Green Building Certification Applicable Margin Adjustment Amount, Green Building Certification Facility Fee Adjustment Amount, Renewable Electricity Applicable Margin

Adjustment Amount, Renewable Electricity Facility Fee Adjustment Amount or the percentages set forth in Section 2.23(c) hereof);
(e)change Section 8.03 or Section 2.14(b) or amend any other provision of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(f)change any provision of this Section or the definition of “Required Lenders” or “Class Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each affected Lender (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Commitments on the Closing Date);
(g)release all or substantially all of the value of the Company Guaranty or the Subsidiaries Guaranty without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 or Section 6.14 (in which case such release may be made by the Administrative Agent acting alone);
(h)to the extent such amendment or waiver relates solely to a specific Tranche or Class, modify the rights of the Lenders under such Tranche or Class without the consent of Tranche Required Lenders or the Class Required Lenders, as applicable;
(i)change Section 1.08 without the written consent of each Lender affected thereby;
(j)change the last paragraph of Section 8.02 without the written consent of the Class Required Lenders with respect to Term A-1 Loans or Term A-2 Loans only;
(k)if, at the time any Event of Default pursuant to Section 8.01 occurs and is continuing, there are Term A-1 Loan Borrowings or Term A-2 Loan Borrowings outstanding but no other Borrowings, L/C Borrowing or Unreimbursed Amount outstanding, waive, amend or modify Section 10.06(b)(iii)(A) without the consent of the Class Required Lenders with respect to Term A-1 Loans or Term A-2 Loans only, as applicable; and

(l)subject to clause (d) above, change Section 2.23 or amend or waive any provision or definition related thereto without the written consent of the Administrative Agent and the Structuring Agent;
and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by a Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Sustainability Structuring Agent in addition to the Lenders required above, affect the rights or duties of the Sustainability Structuring Agent under this Agreement or any other Loan Document; and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, the Administrative Agent and the Borrowers (without the consent of any other Lender) may enter into amendments of any Loan Document solely with respect to corrections of formal defects not having any economic impact.
If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (b) through (g) or (l) of this Section, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each of such other Lenders, a “Non-Consenting Lender”), then the Company shall have the right to either (A) replace such Non-Consenting Lender pursuant to Section 10.13 or (B) terminate such Non-Consenting Lender’s Commitment and repay such Non-Consenting Lender’s outstanding Loans; provided that, unless the Commitments are terminated, and Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that, in any event the Company shall not have the right to replace or terminate a Lender solely as a result of the exercise of such Lender’s rights in its capacity as L/C Issuer, Swing Line Lender or Administrative Agent, as applicable (and the withholding of any required consent by such Lender) pursuant to clauses (i), (ii) and (iii) of the proviso in the second preceding paragraph above (it being understood that nothing in this proviso shall restrict the right of the Company to replace a Lender that is a Non-Consenting Lender pursuant to Section 10.13 or terminate such Lender pursuant to the preceding clause (B), as a result of such Lender’s failure to provide consent its capacity as a Lender).
(b)Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing (including electronic format such as electronic mail or telecopier) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to a Borrower, the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, the Sustainability Structuring Agent or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s or the Sustainability Structuring Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for punitive damages.
(d)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to access Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.
(e)Reliance by Administrative Agent, Sustainability Structuring Agent, L/C Issuer and Lenders. The Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices, Swing Line Loan Notices, Term A-1 Loan Notices and Term A-2 Loan Notices) they believe were given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Subject to the limitations set forth in Section 10.04(b), the Company shall indemnify the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent or the Sustainability Structuring Agent may be recorded by the Administrative Agent and the Sustainability Structuring Agent, respectively, and each of the parties hereto hereby consents to such recording.
(c)No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer, the Sustainability Structuring Agent or the Administrative Agent

to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) the Sustainability Structuring Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Sustainability Structuring Agent) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.14) or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (d) and (e) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
(d)Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for each of the Administrative Agent and the Sustainability Structuring Agent, including Willkie Farr & Gallagher LLP), in connection with, as applicable, the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) to the extent not already paid pursuant to Section 2.04, all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Sustainability Structuring Agent, any Lender (following an Event of Default) or the L/C Issuer (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, the Sustainability Structuring Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission (other than to the extent attributable to such Lender) to pay such taxes. It is understood that the provisions of this clause do not include the normal administrative charges of the Administrative Agent in administering the Loans (which amounts are included in a separate letter with the Administrative Agent). Notwithstanding the foregoing, the obligation to reimburse the Lenders and the L/C Issuer for fees, charges and disbursements of counsel in connection with the matters described in clause (iii) above shall be limited to (w) one law firm for the Administrative Agent, (x) one law firm for the Sustainability Structuring Agent, (y) one other law firm retained by the Required Lenders or an ad hoc group of Lenders and (z) in the event of a conflict of interest, one additional law firm for another Lender or group of Lenders, together with (in the case of (w), (x), (y) and (z), as applicable) one additional counsel in each applicable jurisdiction.
(b)Indemnification by the Company. The Company shall indemnify the Administrative Agent, any sub-agent of the Administrative Agent, the Sustainability Structuring Agent, any sub-agent of the Sustainability Structuring Agent, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel or consultants for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent or the Sustainability Structuring Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not substantially comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to any Borrower or any of its Subsidiaries, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, but excluding any losses, liabilities, claims, damages or expenses (w) to the extent incurred by reason of the Indemnitee’s gross negligence, bad faith or willful misconduct as determined by a final, nonappealable judgment by a court of competent jurisdiction, (x) to the extent arising from any dispute solely among Indemnitees which dispute does not directly result from an act or omission by the Borrower or any other Loan Party (other than any claims against an Indemnitee in its capacity as Administrative Agent, Sustainability Structuring Agent or Arranger or any similar role hereunder or under any other Loan Document), (y) to the extent arising from yield maintenance matters addressed in Section 3.04 or (z) that constitute amounts in respect of Excluded Taxes. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Sustainability Structuring Agent, any Lender or the L/C Issuer set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, Company shall not be liable for the fees and expenses of more than one separate firm for all Indemnitees in each relevant jurisdiction (unless there shall exist an actual conflict of interest among the Indemnitees, in which case, one or more additional firms shall be permitted to the extent necessary to eliminate such conflict). The Company shall be entitled to assume the defense of any matter for which indemnification may be sought under hereunder with counsel reasonably satisfactory to the Indemnitees seeking indemnification hereunder. Upon assumption by the Company of the defense of any such matter, such Indemnitees shall have the right to participate in such matter and to retain their own counsel but the Company shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitees in connection with the defense thereof unless such Indemnitees shall have been advised by counsel that there are actual or potential conflicting interests between the Company and the Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected without the Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment for the plaintiff, the Company shall indemnify the Indemnitees from and against any loss or liability by reason of such settlement or judgment subject to the Company’s rights in this paragraph to claim exemption from its indemnity obligations. The Company shall not, without the prior written consent of any Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnitee, unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnitee. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its equity holders or creditors or an Indemnitee, whether or not an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company also agrees that no Indemnitee shall have any liability (whether in contract or tort or otherwise) to the Company or its subsidiaries or affiliates or to the Company’s or their respective equity holders or creditors arising out of, related to or in connection with any aspect of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent of damages determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence, bad faith or willful misconduct, and no Indemnitee shall be liable under any circumstances for any punitive damages. Notwithstanding any other provision of this Agreement, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for damages (but not punitive damages) resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(c)Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent, any sub-agent of the Administrative Agent, the Sustainability Structuring Agent, any sub-agent of the Sustainability Structuring Agent, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent thereof), the Sustainability Structuring Agent (or any such sub-agent thereof), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, any such sub-agent or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent thereof), the Sustainability Structuring Agent (or any such sub-agent thereof), or the L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d). To the extent that the Administrative Agent shall perform any of its duties or obligations hereunder through an Affiliate or sub-agent, then all references to the “Administrative Agent” in this Section 10.04 shall be deemed to include any such Affiliate or sub-agent, as applicable. To the extent that the Sustainability Structuring Agent shall perform any of its duties or obligations hereunder through an Affiliate or sub-agent, then all references to the “Sustainability Structuring Agent” in this

Section 10.04 shall be deemed to include any such Affiliate or sub-agent, as applicable.
(d)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(e)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender and the Facility Termination Date.
(e)Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof which has been distributed to or shared with the Lenders as required hereby is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the Facility Termination Date.
(f)Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each Lender and the L/C Issuer and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or the principal outstanding balance of the Revolving Loans (if the Commitment is not then in effect), Term A-1 Loans or Term A-2 Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non-pro rata basis.
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment (other than an assignment of Term A-1 Loans or Term A-2 Loans).
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person or (D) a Disqualified Institution.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the Closing Date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and shall for the purposes of the Loan Documents be a Lender, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be (x) entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment and (y) otherwise subject to the obligations set forth in Section 10.07. Upon request and following the return of any related Note issued to the assigning Lender, or in the case of any loss, theft or destruction of any such Note, a lost note affidavit from the assigning Lender in customary form, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Upon request by the Company, the Administrative Agent shall promptly notify the Company of any transfer by a Lender of its rights or obligations under this Agreement not subject to the Company’s consent in the form of a list of current Lenders, although the failure to give any such information shall not affect any assignments or result in any liability by the Administrative Agent.
To the extent that an assignment of all or any portions of a Lender’s Commitments and/or Loans and related outstanding Obligations would, at the time of such assignment, result in increased costs or Taxes under Section 3.01, 3.04 or 3.05 from those being charged by the respective assigning Lender prior to such assignment, then a Borrower shall not be obligated to pay or reimburse such increased costs (although the Company shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).
The Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with any provisions relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (b) have any liability with respect to or arising out of any assignment or participation of Commitments or Loans, or disclosure of confidential information in connection therewith, to any Disqualified Institution; it being agreed that the foregoing shall not relieve the Administrative Agent, to the extent constituting a Lender, from its obligations in respect of Disqualified Institutions in connection with assignments and participations, and disclosure of confidential information in connection therewith, by it to the extent acting in its capacity as a Lender.
The Administrative Agent shall have the right, and the Company expressly authorizes the Administrative Agent, to (a) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time on the Platform, including that portion for the Platform that is designated for “public side” Lenders and/or (b) provide such list of Disqualified Institutions provided by the Company and any updates thereto to each Lender requesting the same.
Notwithstanding the foregoing, if any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent, then the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Commitment of such Disqualified Institution and repay the outstanding amount of Loans, together with accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts owing to such Disqualified Institution, (B) in the case of any outstanding Loans, purchase such Loans by paying the amount that such Disqualified Institution paid to acquire such Loans, plus in the case of clauses (A) and (B), accrued and unpaid interest thereon, accrued and unpaid fees and all other amounts due and payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the outstanding principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Loans, plus accrued and unpaid interest thereon, plus in the case of clauses (A) and (B), accrued and unpaid fees and all other amounts due and payable to it hereunder; provided that in the case of clause (C), the relevant assignment shall otherwise comply with this Section 10.06.
Notwithstanding anything to the contrary contained in this Agreement, each Disqualified Institution (A) will not receive information provided solely to Lenders by any Borrower, the Administrative Agent or any Lender (other than the list of Disqualified Institutions to any potential assignee who is a Disqualified Institution for the purpose of determining if such potential assignee is a Disqualified Institution) and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article 2 and (B) (x) for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, shall not have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action, and all Loans held by any Disqualified Institution shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or all Lenders have taken any actions, except that no amendment, modification or waiver of any Loan Document shall, without the consent of the applicable Disqualified Institution, deprive any Disqualified Institution of its pro rata share of any payment to which all Lenders of the applicable Class of Loans are entitled and (y) hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against a Borrower or any other Loan Party, such Disqualified Institution will be deemed to vote in the same proportion as Lenders that are not Disqualified Institutions.
(c)Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, any Swing Line Lender or any L/C Issuer, sell participations to any Person (other than a natural person, a Defaulting Lender, the Company or any of the Company’s Affiliates or Subsidiaries or, to the extent the list of Disqualified Institutions is made available to all Lenders, any Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (b), (c) and (d) of the first proviso to Section 10.01 that affects such Participant.
(e)Limitations upon Participant Rights. In the case of any such participation pursuant to Section 10.06(d), a Participant shall not have any rights under this Agreement or any of the other Loan Documents (such Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation. Notwithstanding the foregoing, each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 (subject to the requirements and limitations applicable thereto, including the requirements under Sections 3.01 (it being understood that the documentation required under Section 3.01(e)(ii) shall be delivered to the participating Lender), 3.06 and 10.13) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.06; provided that such Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(f)Certain Pledges. Any Lender may at any time pledge or assign, or grant of a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee, assignee or grantee for such Lender as a party hereto and the exercise of remedies, including any foreclosure, by such pledgee, assignee or grantee shall be subject to the requirements of Section 10.06(b).
(g)Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of, and not disclose, all information provided to all or any one of them by or on behalf of the Company and its Subsidiaries in connection with this Agreement and the other Loan Documents, except such information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors (legal or otherwise) and representatives or to any credit insurance provider relating to the Company and its obligations, in each case, who need to know such information in connection with this Agreement and are informed of the confidential nature of such information (it being understood that the Persons to whom such disclosure is made will either be subject to customary confidentiality obligations of employment or professional practice or agree to be bound by the terms of this Section 10.07 (or language substantially similar to this Section) (with the Administrative Agent, the Sustainability Structuring Agent, the applicable Lender or the L/C Issuer, as applicable, responsible for such person’s compliance with this Section 10.07)), (b) to the extent requested (orally or in writing) by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Administrative Agent, the Sustainability Structuring Agent, the applicable Lender or the L/C Issuer, as applicable, agrees to the extent permitted by law, rule or regulation and reasonably practicable, to inform the Company in advance thereof), (c) to any other party hereto pursuant to the terms of this Agreement, (d) other than to any Disqualified Institution and subject to such Person entering into an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations or (iii) any pledgee or assignee or prospective assignee or pledgee of a Lender pursuant to

Section 10.06(f), (e) with the consent of the Company, (f) to the extent such information becomes publicly available other than as a result of a breach of this Section, (g) to ratings agencies or (h) if an Event of Default exists, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. Each of the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuer acknowledge and agree that, in the event of any breach of this Section by them, any of their respective Affiliates or their or their respective Affiliates’ partners, directors, officers, employees, agents, trustees, advisors (legal or otherwise) and representatives, the Company and its subsidiaries and affiliates could be irreparably and immediately harmed and might not be made whole by monetary damages. Accordingly, it is agreed that, in addition to any other remedy to which it may be entitled at law or in equity, the Company shall be entitled to seek an injunction or injunctions to prevent any breach or threatened breach of this Section or to compel specific performance of the agreements contained in this Section. Notwithstanding anything to the contrary contained herein, the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuer and their respective affiliates may disclose any information provided hereunder to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, bank and securities examiners) having or claiming to have authority to regulate or oversee any aspect of the respective businesses of the Administrative Agent, the Sustainability Structuring Agent, such Lender, the L/C Issuer or those of their respective affiliates in connection with the exercise of such authority or claimed authority, in which case the Administrative Agent, the Sustainability Structuring Agent, such Lender or the L/C Issuer agrees, to the extent permitted by law, rule and regulation and reasonably practicable, to inform the Company promptly in advance thereof. The provisions of the immediately preceding sentence and clause (b) of this Section relating to the obligation of the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuer to provide advance notice to the Company of any disclosures permitted pursuant to this Section shall (a) automatically terminate and be of no further force and effect on and after the date that is two years after the termination of this Agreement and (b) not apply to disclosures in connection with credit and other bank examinations conducted in the ordinary course exercising examination or regulatory authority. In addition, the Administrative Agent, the Sustainability Structuring Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Sustainability Structuring Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
Without limiting the foregoing, each of the Administrative Agent, the Sustainability Structuring Agent, the Lenders and the L/C Issuer acknowledges that (a) the information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
(h)Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agree to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
(i)Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(j)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
(k)Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Sustainability Structuring Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Sustainability Structuring Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Sustainability Structuring Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect until the Facility Termination Date.
(l)Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Sustainability Structuring Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
(m)Replacement of Lenders. If (a) any Lender or any Participant requests compensation under Section 3.04, (b) any Borrower is required to pay any additional amount to any Lender, any Participant or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender delivers a notice pursuant to

Section 3.02, (d) any Lender is a Defaulting Lender, Disqualified Institution, Non-Accepting Lender or a Non-Consenting Lender or (e) any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender or Participant and the Administrative Agent and, in the case of a Participant, the Lender that sold the participation to such Participant, require such Lender or Participant to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)In the case of any replacement of a Lender, the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b)(iv);
(b)such Lender or Participant shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances or participations, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Sections 3.01, 3.04 and 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
(n)Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW

YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE SUSTAINABILITY STRUCTURING AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT

OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(o)Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(p)No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders, on the other hand, (ii) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower, any other Loan Party or any of its Affiliates, or any other Person and (ii) none of the Administrative Agent, the Sustainability Structuring Agent, any of the Arrangers or any of the Lenders has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and (c) the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and none of the Administrative Agent, the Sustainability Structuring Agent, any Arranger or any Lender has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Sustainability Structuring Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
(q)Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained in this Section 10.17 to the contrary neither the Administrative Agent, any L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, such L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
(r)USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined), the Beneficial Ownership Regulation or any other AML Laws (as hereinafter defined) , and the Administrative Agent (for itself and not on behalf of any Lender), hereby notifies the Borrowers and any Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Beneficial Ownership Regulation and other applicable anti-money laundering, anti-terrorist financing and “know your client” policies, regulations, laws or rules (collectively, “AML Laws”), it is required to obtain, verify and record information that identifies the Borrowers and Guarantors, which information includes the name and address of each Borrower and Guarantor, and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower and Guarantor, as applicable, in accordance with the Act, the Beneficial Ownership Regulation and any other AML Laws. Each Borrower and Guarantor shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under the Act, the Beneficial Ownership Regulation and any other AML Laws.
(s)ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER SET FORTH HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES AS TO SUCH SUBJECT MATTER.
(t)Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent, any Lender or the L/C Issuer hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent, such Lender or the L/C Issuer, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent, any Lender or the L/C Issuer from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or the L/C Issuer, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent, any Lender or the L/C Issuer in such currency, the Administrative Agent, such Lender or the L/C Issuer, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law). The agreement in this Section 10.20 shall survive the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(u)Limitations on Recourse.
(a)Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, but subject to the last sentence of this Section 10.21(a) and clause (b) of this Section 10.21, the Company’s Obligations hereunder and under the other Loan Documents shall be limited recourse obligations of the Company, enforceable against the Company (and its assets) only and not against any constituent partner in the Company. The foregoing provisions of this Section 10.21 shall not impair the liability of the Subsidiary Guarantors under the Subsidiaries Guaranty or the liability of the Company under the Company Guaranty.

(b)Notwithstanding the foregoing provisions of clause (a) of this Section 10.21, the Administrative Agent and the Lenders shall have recourse to HHRI (in its capacity as the general partner in the Company) to the extent (but only to the extent) of any loss, cost, damage, expense or liability incurred by the Administrative Agent or any of the Lenders by reason of (i) any unlawful act on the part of HHRI or (ii) any misappropriation of funds by HHRI in contravention of the provisions of the Loan Documents.
(v)Appointment of Company. Each of the Loan Parties hereby appoints the Company to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Company may execute such documents and provide such authorizations on behalf of such Loan Parties as the Company deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, the Sustainability Structuring Agent, any L/C Issuer or a Lender to the Company shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the Sustainability Structuring Agent, any L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Company on behalf of each of the Loan Parties.
(w)Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party thereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
(x)Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.24, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(y)    No Novation. All obligations of the Company under the Original Credit Agreement shall become obligations of the Company hereunder, and the provisions of the Original Credit Agreement shall be superseded by the provisions hereof (subject to Section 10.26 below). The Company confirms that the amendment and restatement of the Original Credit Agreement pursuant to this Agreement shall not constitute a novation of the Original Credit Agreement.
(z)Transitional Arrangements.
(a)The Original Credit Agreement Superseded. Notwithstanding anything to the contrary contained herein, on the Closing Date, the rights and obligations of the parties under the Original Credit Agreement in respect of any outstanding Revolving Loans (as defined therein) (the “Outstanding Revolving Loan Obligations”) shall be subsumed within and be governed by this Agreement and continue as “Obligations” hereunder (except to the extent repaid on the Closing Date). The Revolving Loan Lenders’ interests in such Outstanding Revolving Loan Obligations, including participations in Existing Letters of Credit (if any), shall be reallocated on the Closing Date in accordance with each Revolving Loan Lender’s Applicable Percentage of Commitments therein. On the Closing Date, (A) the loan commitment of each Revolving Loan Lender that is a party to the Original Credit Agreement but is not a party to this Agreement (an “Exiting Bank”) shall be terminated, all outstanding obligations owing to such Exiting Banks under the Original Credit Agreement on the Closing Date shall be paid in full, and each Exiting Bank shall cease to be a Lender under this Agreement; provided, however, that, notwithstanding anything else provided herein or otherwise, any rights of an Exiting Bank under the Loan Documents that are intended by their express terms to survive termination of the Commitments and/or the repayment, satisfaction or discharge of obligations under any Loan Document shall survive for such Exiting

Bank hereunder, and (B) each Person listed on Schedule 2.01A attached to this Agreement shall be a Revolving Loan Lender under this Agreement with the applicable Commitment(s) set forth opposite its name on such Schedule 2.01A.
(b)Return and Cancellation of Notes. Upon its receipt of the Notes to be delivered hereunder on the Closing Date (if applicable), each Revolving Loan Lender will promptly return to the Borrower, marked “Cancelled” or “Replaced”, the notes of the Borrower held by such Revolving Loan Lender pursuant to the Original Credit Agreement (if applicable).
(c)Interest and Fees Under Original Credit Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Original Credit Agreement in respect of the Outstanding Revolving Loan Obligations shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the methods specified in the Original Credit Agreement as if such agreement was still in effect.